As filed with the Securities and Exchange Commission on January 18, 2024

Registration No. 333-276404

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IQVIA HOLDINGS INC.

IQVIA INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	8731	27-1341991 06-1506026
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2400 Ellis Road

Durham, North Carolina 27703

Telephone: (919) 998-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ari Bousbib

Chief Executive Officer

2400 Ellis Road

Durham, North Carolina 27703

Telephone: (919) 998-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marko Zatylny Thomas Fraser Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Eric M. Sherbet EVP, General Counsel and Secretary IQVIA Holdings Inc. 2400 Ellis Road Durham, North Carolina 27703 (919) 998-2000

Approximate date of commencement of the proposed sale of the securities to the public:

As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employment Identification Number
Benefit Holding, Inc.	North Carolina	56-1954570
BuzzeoPDMA LLC	Delaware	27-3779713
Data Niche Associates, Inc.	Illinois	36-3783531
IMS Software Services Ltd.	Delaware	51-0311418
Innovex Merger Corp.	North Carolina	56-2013855
Intercontinental Medical Statistics International, Ltd.	Delaware	22-3511819
IQVIA BioSciences Holdings, LLC	Delaware	20-2262112
IQVIA Biotech LLC (f/k/a Novella Clinical LLC)	Delaware	56-2095062
IQVIA Chinametrik Inc.	Delaware	06-1510295
IQVIA Commercial Finance Inc.	Delaware	06-1513062
IQVIA Commercial India Holdings Corp.	Delaware	06-1463076
IQVIA Commercial Trading Corp.	Delaware	22-3397225
IQVIA CSMS US Inc.	Delaware	22-3529314
IQVIA Government Solutions Inc.	Delaware	54-1947506
IQVIA Medical Communications & Consulting, Inc.	New Jersey	22-3436721
IQVIA Medical Education Inc.	New York	13-3835603
IQVIA Pharma Inc.	North Carolina	20-3950764
IQVIA Pharma Services Corp.	North Carolina	20-3950717
IQVIA Phase One Services LLC	Kansas	48-1237287
IQVIA RDS Asia Inc.	North Carolina	56-1825352
IQVIA RDS Inc.	North Carolina	56-1323952
IQVIA RDS Latin America LLC	North Carolina	56-1916259
IQVIA Trading Management Inc.	Delaware	77-0704608
IQVIA Transportation Services Corp.	Delaware	13-3337620
Med-Vantage, Inc.	Delaware	95-4688568
Outcome Sciences, LLC	Delaware	04-3511768
Q Squared Solutions Holdings LLC	Delaware	47-4181370
Q Squared Solutions LLC	North Carolina	56-1755218
QCare Site Services, Inc.	North Carolina	02-0652527
RX India, LLC	Delaware	06-1463077
Targeted Molecular Diagnostics, LLC	Illinois	20-0617433
ValueMedics Research, LLC	Delaware	03-0509652
VCG&A, Inc.	Massachusetts	20-0406474
VCG-BIO, INC.	Delaware	80-0656409

The address, including zip code, and telephone number, including area code, for each additional registrant’s principal executive offices is: c/o IQVIA Holdings Inc., 2400 Ellis Road Durham, North Carolina 27703, (919) 998-2000.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2024

PRELIMINARY PROSPECTUS

IQVIA INC.

OFFER TO EXCHANGE

$750,000,000 aggregate principal amount of 5.700% Senior Secured Notes due 2028, the issuance of which has been registered under the Securities Act, as amended, for any and all of its outstanding 5.700% Senior Secured Notes due 2028,

and

$1,250,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2029, the issuance of which has been registered under the Securities Act, as amended, for any and all of its outstanding 6.250% Senior Secured Notes due 2029.

Principal Terms of the Exchange Offer

This is an offer (the “Exchange Offer”) by IQVIA Inc. (the “Issuer”), a Delaware corporation, to exchange $750,000,000 aggregate principal amount of 5.700% Senior Secured Notes due 2028 (the “2028 Registered Notes”) for an equal amount of 5.700% Senior Secured Notes due 2028 (the “2028 Restricted Notes”) and $1,250,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2029 (the “2029 Registered Notes” and, together with the 2028 Registered Notes the “Registered Notes”) for an equal amount of 6.250% Senior Secured Notes due 2029 (the “2029 Restricted Notes” and, together with the 2028 Restricted Notes, the “Restricted Notes” and, together with the Registered Notes, the “Notes”).

The Exchange Offer expires at 5:00 p.m., New York City time, on                , 2024, unless the Issuer extends the offer. You may withdraw tenders of Restricted Notes at any time prior to the expiration of the Exchange Offer. The Exchange Offer is not subject to any condition other than that it will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”). The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered for exchange.

Principal Terms of the Registered Notes

The terms of the Registered Notes to be issued in the Exchange Offer are substantially identical in all material respects to the terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in the annual interest rate for failure to comply with the applicable Registration Rights Agreement (as defined herein). Both the Registered Notes and the Restricted Notes that are not exchanged in the Exchange Offer will be treated as a single series of debt securities under the applicable Indenture (as defined herein), pursuant to which the 2028 Restricted Notes were, and the 2028 Registered Notes will be, issued, along with any additional notes issued pursuant to the Indenture, dated as of May 23, 2023, as amended and restated by the Amended & Restated Indenture, dated as of December 19, 2023 (as amended and restated, the “2028 Indenture”), between IQVIA Inc., U.S. Bank Trust Company, National Association as trustee and as collateral agent and IQVIA Holdings Inc. and the Subsidiary Guarantors (as defined herein) and pursuant to which the 2029 Restricted Notes were, and the 2029 Registered Notes will be, issued, along with any additional notes issued pursuant to the Indenture, dated as of November 28, 2023, as amended and restated by the Amended & Restated Indenture, dated as of December 19, 2023 (as amended and restated, the “2029 Indenture” and, together with the 2028 Indenture, the “Indentures”) between IQVIA Inc., U.S. Bank Trust Company, National Association as trustee and as collateral agent and IQVIA Holdings Inc. and the Subsidiary Guarantors (as defined herein).

The Registered Notes are new securities, and there is currently no established trading market for the Registered Notes. The Issuer does not intend to list the Registered Notes on any securities exchange or to apply for quotation in any automated dealer quotation system, and, therefore, no active public market is anticipated.

The 2028 Registered Notes will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The 2029 Registered Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the Exchange Offer.

The Exchange Offer involves risks. You should carefully consider the risk factors beginning on page 13 of this prospectus before participating in the Exchange Offer.

All untendered Restricted Notes will continue to be subject to the restrictions on transfer set forth in the Notes and in the Indentures. In general, the Restricted Notes may not be offered or sold except in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, the Issuer does not currently anticipate that it will register the Restricted Notes under the Securities Act.

Each broker-dealer that receives Registered Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Issuer has agreed that, for a period of up to 90 days after the expiration date of the Exchange Offer, if requested by one or more such broker-dealers, the Issuer will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution” in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the Registered Notes or the Exchange Offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024.

The Company has not authorized anyone to provide you with information that is different from the information included or incorporated by reference in this document. The Company does not take any responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to offer or sell these securities.

No person is authorized in connection with this Exchange Offer to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. The information contained in this prospectus speaks only as of its date and the information in documents incorporated by reference in this prospectus speak only as of the respective dates of those documents or the dates on which they were filed with the SEC, as applicable. The business, financial condition, results of operations and prospectus of the Company may have changed since such dates.

This prospectus does not constitute an offer to sell or buy any Registered Notes in any jurisdiction where it is unlawful to do so. You should base your decision to invest in the Registered Notes and participate in the Exchange Offer solely on information contained or incorporated by reference in this prospectus.

No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult their own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the Exchange Offer under applicable legal investment or similar laws or regulations.

We have filed with the SEC this registration statement on Form S-4 (File No. 333-276404) with respect to the Exchange Offer and the Registered Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about the Company, the Exchange Offer and the Registered Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules and the documents incorporated by reference herein. For a listing of documents incorporated by reference herein, see the section entitled “Where You Can Find More Information.” Statements the Company makes in this prospectus or in the documents incorporated by reference herein about certain contracts or other documents are not necessarily complete. When the Company makes such statements, the Company refers you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. The registration statement, including

i

its exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also obtain this information without charge upon oral or written request to:

IQVIA Inc.

Investor Relations Department

83 Wooster Heights Road

Danbury, Connecticut 06810

ir@iqvia.com

(203) 448-4600

In order to ensure timely delivery, you must request the information no later than                , 2024, which is five business days before the expiration of the Exchange Offer.

In this prospectus supplement, the terms “IQVIA,” “we,” “us,” “our,” and the “Company” refer to IQVIA Holdings Inc. and its subsidiaries on a consolidated basis and the term “Issuer” refers to IQVIA Inc., in any case unless otherwise stated or the context indicates otherwise.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projections,” “should,” “target,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

We caution you that any such forward-looking statements are further qualified by important factors that could cause our actual operating results to differ materially from those in the forward-looking statements, including without limitation, business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, international conflict or other disruptions outside of our control such as the current situations in Ukraine, Russia and the Middle East; sources of business interruption on our operations and financial results; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenues; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. Given these uncertainties, prospective holders of the notes are cautioned not to place undue reliance on such forward-looking statements. For a further discussion of the risks relating to our business, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any subsequently filed Current Reports on Form 8-K, which are incorporated by reference in this registration statement, and the section entitled “Risk Factors” and “Where You Can Find More Information” appearing elsewhere in this registration statement.

iii

SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus. This summary does not contain all the details concerning the Exchange Offer or the Registered Notes, including information that may be important to you. To better understand our business and financial position, you should carefully review this entire document and the documents incorporated by reference herein, including the information under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information.”

Our Company

IQVIA is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources and extensive domain expertise. IQVIA Connected IntelligenceTM delivers powerful insights with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 87,000 employees, we conduct operations in more than 100 countries.

We are a global leader in protecting individual patient privacy. We use a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. Our insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures.

Corporate Information

The Issuer is a Delaware corporation and a wholly owned subsidiary of IQVIA Holdings Inc. Our principal executive office is located at 2400 Ellis Road, Durham, North Carolina 27703, and our telephone number at that address is (919) 998-2000.

The Exchange Offer

On May 23, 2023, we completed a private offering of the 2028 Restricted Notes. On November 28, 2023, we completed a private offering of the 2029 Restricted Notes. Concurrently with the offering of the 2028 Restricted Notes, IQVIA Holdings Inc., the Issuer, and subsidiary guarantors of the Issuer (the “Subsidiary Guarantors” and, together with IQVIA Holdings Inc., the “Guarantors”) entered into a registration rights agreement with Goldman Sachs & Co. LLC, as representative of the initial purchasers of the 2028 Restricted Notes. Concurrently with the offering of the 2029 Restricted Notes, IQVIA Holdings Inc., the Issuer, and Subsidiary Guarantors entered into a registration rights agreement with J.P. Morgan Securities LLC, as representative of the initial purchasers of the 2029 Restricted Notes (together with the registration rights agreement entered into in connection with offering of the 2028 Restricted Notes, the “Registration Rights Agreements” and each, a “Registration Rights Agreement”). Pursuant to the Registration Rights Agreements, we agreed, for the benefit of the holders of the Restricted Notes, that we would use commercially reasonable efforts to file an exchange offer registration statement with the SEC by the 270th day after the initial issuance of each of the 2028 Restricted Notes and the 2029 Restricted Notes, respectively, and cause the exchange offer registration statement to be declared effective no later than the 365th day after the initial issuance of each of the 2028 Restricted Notes and 2029 Restricted Notes, respectively.

Exchange Offer	The Issuer is offering to exchange:

•	the 2028 Restricted Notes for a like principal amount of 2028 Registered Notes, the offer of which has been registered under the Securities Act; and

•	the 2029 Restricted Notes for a like principal amount of 2029 Registered Notes, the offer of which has been registered under the Securities Act.

The Registered Notes will be substantially identical in all material respects to the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in the annual interest rate for failure to comply with the applicable Registration Rights Agreement.

The 2028 Restricted Notes may be exchanged in denominations of $200,000 and any integral multiples of $1,000 in excess of $200,000. The 2029 Restricted Notes may be exchanged in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. You should read the discussion under the headings “The Registered Notes” and “Description of the Registered Notes” for further information regarding the Registered Notes. You should also read the discussion under the heading “Terms of the Exchange Offer; Registration Rights” for further information regarding the Exchange Offer and resale of the Registered Notes.

Resales	The Issuer has not entered into any arrangement or understanding with any person who will receive Registered Notes in the Exchange Offer to distribute those securities following completion of the Exchange Offer. The Issuer is not aware of any person that will participate in the Exchange Offer with a view to distribute the Registered Notes.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co., Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), the Company believes that the Registered Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, and without being identified as an underwriter in such prospectus, provided that you:

•	are acquiring the Registered Notes in the ordinary course of business;

•	have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes; and

•	you are not an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

By completing and submitting the letter of transmittal and exchanging your Restricted Notes for Registered Notes, as described below, you will be making representations to this effect.

Each participating broker-dealer that receives Registered Notes for its own account pursuant to the Exchange Offer in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Registered Notes. See “Plan of Distribution.”

Any holder of Restricted Notes who:

•	is an affiliate of the Company as defined in Rule 405 of the Securities Act;

•	does not acquire the Registered Notes in the ordinary course of its business; or

•

cannot rely on the position of the staff of the SEC expressed in the no-action letters to Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co., Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993) or similar no-action letters must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act, and be identified as an underwriter in such prospectus, in connection with the resale of the Registered Notes. The Company will not assume, nor will the Company indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Registered Notes issued in the Exchange Offer absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.

Expiration Time	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2024, or such later date and time to which the Company extends it. The Company does not currently intend to extend the expiration time for the Exchange Offer.

Conditions to the Exchange Offer	The Exchange Offer is subject to the following conditions, which the Company may waive:

•	the Exchange Offer does not violate applicable law, rule, regulation or applicable interpretations of the staff of the SEC; and

•

there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to the Exchange Offer, which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the Exchange Offer.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of the Restricted Notes being tendered for exchange. See “Terms of the Exchange Offer; Registration Rights—Conditions to the Exchange Offer.”

Procedures for Tendering the Restricted Notes	If you wish to accept and participate in the Exchange Offer, you must complete and submit the accompanying letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal, together with the Restricted Notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold Restricted Notes through The Depository Trust Company (“DTC”), and you wish to participate in the Exchange Offer, you must comply with the Automated Tender Offer Program (“ATOP”) procedures of DTC described herein.

By signing or agreeing to be bound by the letter of transmittal, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, you represent to the Company that, among other things:

•	any Registered Notes that you receive will be acquired in the ordinary course of business;

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes;

•

if you are a broker-dealer that will receive Registered Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of the Registered Notes; and

•	you are not an “affiliate” of the Company as defined in Rule 405 under the Securities Act.

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Restricted Notes in the Exchange Offer, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender the Restricted Notes on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name or obtain a properly completed bond power from the person in whose name the Restricted Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time of the Exchange Offer.

Withdrawal of Tenders	Tenders of the Restricted Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration time. To withdraw, you must comply with the appropriate procedure of DTC’s ATOP system or send a written notice of withdrawal to the exchange agent at its address indicated under “Terms of the Exchange Offer; Registration Rights—Exchange Agent” before the expiration time of the Exchange Offer.

Acceptance of the Restricted Notes and Delivery of the Registered Notes	If all of the conditions to the completion of the Exchange Offer are satisfied, the Issuer will accept any and all Restricted Notes that are properly tendered in the Exchange Offer and not properly withdrawn before the expiration time. The Issuer will return any Restricted Notes that the Issuer does not accept for exchange to its registered holder at the Issuer’s expense promptly after the expiration time. The Issuer will deliver the Registered Notes to the registered holders of Restricted Notes accepted for exchange promptly after the expiration time and acceptance of the Restricted Notes. See “Terms of the Exchange Offer; Registration Rights—Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes.”

Effect on Holders of the Restricted Notes	As a result of making, and upon acceptance for exchange of all validly tendered Restricted Notes pursuant to the terms of, the Exchange Offer, the Issuer will have fulfilled an obligation contained in the applicable Registration Rights Agreement. If a holder of Restricted Notes does not tender its Restricted Notes in the Exchange Offer, such holder will continue to hold its Restricted Notes and such holder will be entitled to all the rights and subject to all the limitations applicable to the Restricted Notes in the Indentures (as defined below), except for any rights under the applicable Registration Rights Agreement that by their terms terminate upon the consummation of the Exchange Offer. See “Terms of the Exchange Offer; Registration Rights—Purpose and Effect of the Exchange Offer.”

Consequences of Failure to Exchange	All untendered Restricted Notes will continue to be subject to the restrictions on transfer provided for in the Restricted Notes and in the applicable Indenture. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Restricted Notes will likely become more limited to the extent that other holders of Restricted Notes participate in the Exchange Offer. Following consummation of the Exchange Offer, the Company will not be required to register under the Securities Act any Restricted Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Restricted Notes not eligible to participate in the Exchange Offer pursuant to the applicable Registration Rights Agreement. If your Restricted Notes are not tendered and accepted in the Exchange Offer, it may become more difficult to sell or transfer your Restricted Notes. See “Terms of the Exchange Offer; Registration Rights—Additional Obligations” and “Risk Factors.”

Risk Factors	You should consider carefully all of the information set forth or incorporated by reference in this registration statement and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” in this registration statement, and the documents incorporated by reference in this registration statement, for an explanation of certain risks of investing in the Notes, including risks related to our industry and business.

Material U.S. Federal Income Tax Considerations	The exchange of Restricted Notes for Registered Notes in the Exchange Offer will generally not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank Trust Company, National Association is the exchange agent for the Exchange Offer. The address and telephone number of the exchange agent are set forth under the heading “Terms of the Exchange Offer; Registration Rights—Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, we will receive in exchange Restricted Notes in like principal amount, which will be cancelled and, as such, issuing the Registered Notes will not result in any increase in our indebtedness.

The Registered Notes

The terms of the Registered Notes are summarized below. This summary is not a complete description of the Registered Notes. For a more detailed description of the Registered Notes, see the discussion under the heading “Description of the Registered Notes.” Other than the restrictions on transfer and additional interest provisions, the Registered Notes will have the same terms as the Restricted Notes.

Issuer	IQVIA Inc.

Securities	Up to $750,000,000 in aggregate principal amount of 5.700% Senior Secured Notes due 2028.

Up to $1,250,000,000 in aggregate principal amount of 6.250% Senior Secured Notes due 2029.

The 2028 Registered Notes and the 2028 Restricted Notes will be considered to be a single class for all purposes under the 2028 Indenture, including waivers, amendments, redemptions and offers to purchase.

The 2029 Registered Notes and the 2029 Restricted Notes will be considered to be a single class for all purposes under the 2029 Indenture, including waivers, amendments, redemptions and offers to purchase.

Maturity	The 2028 Registered Notes will mature on May 15, 2028.

The 2029 Registered Notes will mature on February 1, 2029.

Interest	Interest on the 2028 Registered Notes will be payable in cash and accrue at a rate of 5.700% per annum.

Interest on the 2029 Registered Notes will be payable in cash and accrue at a rate of 6.250% per annum.

Interest Payment Dates	The 2028 Registered Notes will pay interest semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on November 15, 2023. Interest will accrue from May 23, 2023.

The 2029 Registered Notes will pay interest semi-annually in cash in arrears on February 1 and August 1 of each year, beginning on February 1, 2024. Interest will accrue from November 28, 2023.

Denomination	The 2028 Registered Notes will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. Notes in denominations of less than $200,000 will not be available.

The 2029 Registered Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes in denominations of less than $2,000 will not be available.

Ranking	The Registered Notes, and the Registered Note guarantees will be the Issuer’s and the Guarantors’ senior secured obligations and will:

•	rank senior in the right of payment to all of the Issuer’s and the Guarantors’ existing and future subordinated indebtedness;

•

rank equally in right of payment with the Issuer’s other existing and future indebtedness secured by a first-priority lien on the collateral (including the Issuer’s senior secured credit facilities) (subject to permitted liens);

•

be effectively senior to all of the Issuer’s and Guarantors’ existing and future unsecured indebtedness or any future indebtedness secured by a junior-priority lien on the collateral, in each case to the extent of the value of the collateral securing the Restricted Notes;

•

be effectively subordinated to any of the Issuer’s and the Subsidiary Guarantors’ existing and future secured indebtedness that is secured by assets or properties not constituting collateral securing the Restricted Notes to the extent of the value of such assets and properties; and

•

be structurally subordinated to all of the existing and future indebtedness and liabilities (including trade payables) of the Issuer’s and the Guarantors’ direct or indirect subsidiaries that do not guarantee the Senior Secured Notes (including the foreign subsidiaries of the Issuer that are borrowers or guarantors under the Issuer’s senior secured credit facilities).

Guarantees	The Registered Notes will be guaranteed on a senior secured basis by IQVIA Holdings Inc. (the direct parent of the Issuer), each of the Issuer’s current direct and indirect material U.S. wholly-owned restricted subsidiaries (excluding IQVIA Solutions Japan LLC and IQVIA Services Japan LLC) and, subject to certain exceptions, each of the Issuer’s future direct and indirect U.S. wholly-owned restricted subsidiaries that guarantee (or are borrowers under) the Issuer’s senior secured credit facilities or certain other material indebtedness. Under certain circumstances, Subsidiary Guarantors may be released from their guarantees without the consent of the holders of the Notes. See “Description of the Registered Notes—Guarantees.”

As of September 30, 2023, our non-guarantor subsidiaries represented approximately 62% of our total assets. For the nine months ended September 30, 2023, our non-guarantor subsidiaries represented approximately 58% of our total revenue.

Security

The Registered Notes and the related guarantees will be secured on a pari passu basis with the senior secured credit facilities, on a first-priority basis (subject to permitted liens), by substantially all of the tangible and intangible assets (subject to certain exceptions) owned by the Issuer and the guarantors that secure obligations under the senior secured credit facilities and certain other future indebtedness of the Issuer and the guarantors. The collateral securing the Registered Notes will be subject to release under specified circumstances, as described in “Description of the Registered Notes—Security.”

Optional Redemption	The 2028 Registered Notes will be redeemable at the Issuer’s option, in whole or in part, at any time on or after April 15, 2028 (one month prior to the maturity date of the 2028 Registered Notes) at a redemption price equal to 100% of the principal amount of the 2028 Registered Notes, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the Registered Notes—Optional Redemption.”

At any time prior to April 15, 2028 (one month prior to the maturity date of the 2028 Registered Notes), the Issuer may also redeem some or all of the 2028 Registered Notes at a price equal to the greater of 100% of the principal amount the 2028 Registered Notes to be redeemed and a “make-whole premium” described under “Description of the Registered Notes—Optional Redemption,” plus in either case accrued and unpaid interest, if any, to the redemption date.

The 2029 Registered Notes will be redeemable at the Issuer’s option, in whole or in part, at any time on or after January 1, 2029 (one month prior to the maturity date of the 2029 Registered Notes) at a redemption price equal to 100% of the principal amount of the 2029 Registered Notes, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the Registered Notes—Optional Redemption.”

At any time prior to January 1, 2029 (one month prior to the maturity date of the 2029 Registered Notes), the Issuer may also redeem some or all of the 2029 Registered Notes at a price equal to the greater of 100% of the principal amount of the 2029 Registered Notes to be redeemed and a “make-whole premium” described under “Description of Notes—Optional Redemption,” plus in either case accrued and unpaid interest, if any, to the redemption date.

Change of Control Offer	Upon the occurrence of specific kinds of changes of control, you will have the right, as holders of the Notes, to cause the Issuer to repurchase some or all of your notes at 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Certain Covenants	The Indentures governing the Registered Notes will, among other things, limit the Issuer’s ability and the ability of the Subsidiary Guarantors to:

•	incur liens;

•	enter into certain sale-leaseback transactions; and

•	consolidated, merge or transfer all or substantially all of the Issuer’s assets.

These and the other covenants contained in the Indentures are subject to important exceptions and qualifications, which are described under “Descriptions of the Registered Notes.”

No Prior Market	The Registered Notes are new securities for which there is currently no market. Although certain of the initial purchasers have informed us that they intend to make a market in the Notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. In addition, the ability of the initial purchasers to make a market in the Notes may be impacted by changes in any regulatory requirements (including as a results of regulatory developments such as the SEC’s interpretation of Rule 15c2-11 under the Exchange Act and its application to debt securities) applicable to the marketing and trading of, and issuing quotations with respect to, the Notes. Accordingly, we cannot assure you that an active or liquid market for the notes will develop or be maintained.

Supplemental Guarantor Summarized Financial Information

As discussed elsewhere in this prospectus, the Registered Notes will be guaranteed on a senior secured basis by IQVIA Holdings Inc., each of the Issuer’s current direct and indirect material U.S. wholly-owned restricted subsidiaries (excluding IQVIA Solutions Japan LLC and IQVIA Services Japan LLC) and, subject to certain exceptions, each of the Issuer’s future direct and indirect U.S. wholly-owned restricted subsidiaries that guarantee (or are borrowers under) the Issuer’s senior secured credit facilities or certain other material indebtedness. In addition, as discussed elsewhere in this prospectus, the Registered Notes and the related guarantees will be secured on a pari passu basis with the senior secured credit facilities, on a first-priority basis (subject to permitted liens), by substantially all of the tangible and intangible assets (subject to certain exceptions) owned by the Issuer and the guarantors that secure obligations under the senior secured credit facilities and certain other future indebtedness of the Issuer and the guarantors.

The accompanying summarized financial information has been prepared and presented pursuant to Rule 3-10 of Regulation S-X, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered,” Rule 13-01 of Regulation S-X and “Financial Disclosures about Guarantors and Issuers of Guaranteed Securities.” Each of the Company’s current direct and indirect material U.S. wholly-owned restricted subsidiaries (excluding IQVIA Solutions Japan LLC and IQVIA Services Japan LLC) (the “Subsidiary Guarantors” and, together with IQVIA Holdings Inc., the “Guarantors”), have jointly and severally, irrevocably and unconditionally, on a senior secured basis, guaranteed the obligations under the Notes issued by the Issuer.

The following presents the summarized financial information on a combined basis for IQVIA Holdings Inc, Issuer, and the Subsidiary Guarantors, which are collectively referred to as the “obligated group.”

Each Subsidiary Guarantor is consolidated by IQVIA Holdings Inc. as of September 30, 2023 and December 31, 2022.

Summarized Combined Financial Information of the Issuer and Subsidiary Guarantors:

Each entity in the summarized combined financial information follows the same accounting policies as described in the condensed consolidated financial statements. Information for the non-Guarantor subsidiaries has been excluded from the combined summarized financial information of the obligated group. The accompanying summarized combined financial information does not reflect investments of the obligated group in non-Guarantor subsidiaries. The financial information of the obligated group is presented on a combined basis; intercompany balances and transactions within the obligated group have been eliminated. The obligated group’s amounts due to non-Guarantor subsidiaries and related parties have been presented in separate line items.

The following table contains summarized financial information of the obligated group as of:

(in millions)	September 30, 2023	December 31, 2022
Total current assets	$568	$474
Total noncurrent assets (excluding amounts due from subsidiaries that are non-Guarantors)	$9,227	$8,875
Amounts due from subsidiaries that are non-Guarantors	$4,449	$3,305
Total current liabilities	$3,870	$2,598
Total noncurrent liabilities (excluding amounts due to subsidiaries that are non-Guarantors)	$11,908	$12,270
Amounts due to subsidiaries that are non-Guarantors	$6,074	$5,409

The following table contains summarized financial information of the obligated group:

(in millions)	Nine months ended September 30, 2023	Twelve months ended December 31, 2022
Net revenues	$4,654	$5,910
Costs and expenses applicable to net revenues	$3,139	$4,066
Income from operations	$655	$491
Net income (loss)	$14	$(73)

RISK FACTORS

Investing in the Registered Notes involves risks, which risks are substantially equivalent to those applicable to the Restricted Notes exchanged therefor except that the Registered Notes will be registered. Prospective investors should consider carefully all of the information set forth in this prospectus, any free writing prospectus filed by us with the SEC and the documents incorporated by reference herein. In particular, you should carefully consider the risk factors discussed below and included under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. See “Where You Can Find More Information” and “Cautionary Statement Regarding Forward-Looking Information.”

Risks Related to the Exchange Offer

You may have difficulty selling the Restricted Notes that you do not exchange.

If you do not exchange your Restricted Notes for Registered Notes in the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Restricted Notes described in the legend on your Restricted Notes and we will not be required to offer another opportunity for you to exchange your Restricted Notes for registered notes, except in limited circumstances. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Restricted Notes only if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. We do not intend to register the Restricted Notes under the Securities Act. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through a subsequent Exchange Offer or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Restricted Notes. To the extent Restricted Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the remaining Restricted Notes would likely be adversely affected. See “Terms of the Exchange Offer; Registration Rights—Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Restricted Notes.

Because we anticipate that most holders of the Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Restricted Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Restricted Notes outstanding. Following the Exchange Offer, if you do not tender your Restricted Notes you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected.

Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that exchanges its Restricted Notes in the Exchange Offer for the purpose of participating in a distribution of the Registered Notes, or resells Registered Notes that were received by it for its own account in the Exchange Offer, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Registered Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

In addition to broker-dealers, any noteholder that exchanges its Restricted Notes in the Exchange Offer for the purpose of participating in a distribution of the Registered Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.

You must comply with the Exchange Offer procedures in order to receive freely tradable Registered Notes.

Delivery of the Registered Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only if such tenders comply with the Exchange Offer procedures described herein, including the timely receipt by the exchange agent of book-entry transfer of the Restricted Notes into such exchange agent’s account at DTC, as depositary, including an agent’s message. We are not required to notify you of defects or irregularities in tenders of Restricted Notes for exchange. The method of delivery of Restricted Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders of the Restricted Notes.

Consummation of the Exchange Offer may not occur.

The Exchange Offer is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offer; Registration Rights—Conditions to the Exchange Offer.” Even if the Exchange Offer is completed, it may not be completed on the timing described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their Registered Notes, during which time such holders will not be able to effect transfers of their Restricted Notes tendered in the Exchange Offer. Until we announce whether we have accepted valid tenders of Restricted Notes for exchange pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate any of the Exchange Offer at any time before our announcement of whether we will accept valid tenders of Restricted Notes for exchange pursuant to the Exchange Offer, which we expect to make as soon as reasonably practicable after the expiration date.

Risks Related to the Registered Notes

We cannot assure you that an active trading market will develop for the Registered Notes.

The Registered Notes will be a new issue of securities for which currently there is no established trading market. We do not intend to apply for the listing of the Registered Notes on any securities exchange or for quotation of the Registered Notes on any dealer quotation system. We cannot assure you that a trading market will develop for the Registered Notes. Even if a market for the Registered Notes does develop, we cannot assure you that there will be liquidity in that market or that such Registered Notes might not trade for less than their original value or face amount. The liquidity of any market for the Registered Notes will depend on the number of holders of such Registered Notes, the interest of securities dealers in making a market in the Registered Notes and other factors. The exchange agent is not obligated to make a market in the Registered Notes and, if it does so, it may discontinue or limit any market-making activity at any time without notice. If a liquid market for the Registered Notes does not develop, you may be unable to resell such Registered Notes for a long period of time, if at all. This means you may not be able to readily convert your Registered Notes into cash, and such Registered Notes may not be accepted as collateral for a loan.

Even if a market for the Registered Notes develops, trading prices could be higher or lower than the trading price as of the closing of the Exchange Offer. The price of the Registered Notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Declines in the market prices for debt securities generally may also materially and adversely affect the liquidity of the Registered Notes, independent of our financial performance.

Our existing indebtedness, and any future indebtedness, may adversely affect our future financial and operating flexibility and our ability to service the Registered Notes.

As of September 30, 2023, we and our Guarantors had approximately $13,751 million of total indebtedness outstanding and $7,060 million of Secured Indebtedness, including borrowings and the related guarantees under the Senior Credit Facilities (plus an additional $550 million outstanding under the Receivables Facility), after giving effect to the offering of the 2029 Restricted Notes and concurrent amendment of the Senior Secured Credit Facilities to provide for a new term loan B facility and the use of proceeds therefrom. Our existing indebtedness and the additional debt we may incur in the future for, among other things, working capital, capital expenditures, acquisitions or operating activities may adversely affect our liquidity and, therefore, our ability to make principal and interest payments on the Registered Notes.

Despite our current level of indebtedness, we may be able to incur significant additional indebtedness in the future. Although the credit agreement governing the senior secured credit facilities contains restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and any indebtedness incurred in compliance with these restrictions could be substantial. These restrictions will not prevent the Issuer and its subsidiaries from incurring obligations that do not constitute indebtedness and may be waived by certain votes of debt holders. If we incur any additional indebtedness, including trade payables, that ranks equally with the Registered Notes, the holders of that debt would be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current indebtedness levels, the related risks that we now face could intensify.

Not all of the Issuer’s subsidiaries are guarantors and therefore the Registered Notes will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s existing and future subsidiaries that do not guarantee the Registered Notes. Your right to receive payments on the notes could be adversely affected if any of these non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

The guarantors will include the Issuer’s direct and indirect wholly-owned U.S. subsidiaries that are guarantors under its senior secured credit facilities. None of the Issuer’s foreign subsidiaries will guarantee the Registered Notes. Certain of the Issuer’s foreign subsidiaries guarantee the senior secured credit facilities. The Registered Notes and guarantees will be structurally subordinated to all of the liabilities of any of the Issuer’s subsidiaries that do not guarantee the notes and those liabilities would be required to be paid before the holders of the Registered Notes have a claim, if any, against those subsidiaries and their assets. Therefore, if there was a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of creditors, including trade creditors and preferred stockholders, of such subsidiary.

In addition, the equity interests of other equity holders in any non-guarantor subsidiary in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes.

As of September 30, 2023, our non-guarantor subsidiaries represented approximately 62% of our total assets. For the nine months ended September 30, 2023, our non-guarantor subsidiaries represented approximately 58% of our total revenue.

Our ability to meet our obligations under our debt, in part, depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct a significant portion of our business operations through our subsidiaries. In servicing payments to be made on the Registered Notes, we will rely, in part, on cash flows from these subsidiaries, mainly dividend payments. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities. In addition, our foreign subsidiaries may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us and other limits.

The terms of the Registered Notes will not necessarily protect you in the event of a highly leveraged transaction.

The terms of the Registered Notes will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transactions involving us or our subsidiaries, whether or not in connection with a change of control. The Indentures do not limit the amount of debt we or our subsidiaries may issue. As a result, we could enter into any such transaction even though the transaction could adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the Registered Notes.

Ratings of the Registered Notes may change and affect the market prices and marketability of the Registered Notes.

Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope and do not address all material risks relating to an investment in the Registered Notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events. Holders of Registered Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the Registered Notes.

The Indentures limit the ability of security holders to bring suit, waive defaults and amend the Indentures.

The Indentures provide that the consent of holders of certain minimum percentages of the aggregate principal amount of the Registered Notes is required to waive certain defaults, bring suit and, with exceptions, amend such Indenture. Your consent to such actions will not be effective unless consents are received from the holders of the required minimum amount of the Registered Notes. Further, even if you do not consent to such actions, those actions may still be taken if consented to by the holders of the required minimum amount of the Registered Notes.

Subject to certain limited exceptions, the Indentures provide that the Trustee or the holders of 30.0% or more in aggregate principal amount of the Registered Notes then outstanding may declare the principal amount of the Registered Notes, premium, if any, interest and any other monetary obligations to be due and payable immediately if an event of default shall occur and is continuing.

Redemption prior to maturity may adversely affect your return on the Registered Notes.

We may choose to redeem your Registered Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Registered Notes being redeemed.

An increase in market interest rates could result in a decrease in the market value of the Registered Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if market interest rates increase, the market value of the Registered Notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offer or the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, we will receive in exchange Restricted Notes in like principal amount, which will be cancelled, and, as such, issuing the Registered Notes will not result in any increase in our indebtedness.

TERMS OF THE EXCHANGE OFFER; REGISTRATION RIGHTS

Purpose and Effect of the Exchange Offer

We entered into a registration rights agreement with respect to the 2028 Restricted Notes on May 23, 2023 and a registration rights agreement with respect to the 2029 Restricted Notes on November 28, 2023. Pursuant to the Registration Rights Agreements, we agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on Form S-4 with respect to a registered offer to exchange the Restricted Notes for a like aggregate principal amount of Registered Notes, with terms substantially identical in all material respects to the Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act no later than by May 23, 2024, with respect to the 2028 Registered Notes, and no later than November 28, 2024, with respect to the 2029 Registered Notes. In furtherance of the foregoing, we have filed with the SEC this registration statement on Form S-4 (File No. 333-276404) with respect to the Exchange Offer and the Registered Notes. We agreed to use commercially reasonable efforts to complete the Exchange Offer not later than 30 business days after the registration statement is declared effective by the SEC. If for any reason the Exchange Offer is not completed on or prior to May 23, 2024, with respect to the 2028 Registered Notes, and November 28, 2024, with respect to the 2029 Registered Notes, and if, following such date, we receive a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement, then we will be required to use commercially reasonable efforts to file and cause to become effective a shelf registration statement under the Securities Act which would cover resales of the registrable securities held by such persons.

After the SEC declares this exchange offer registration statement effective, the Issuer will offer the Registered Notes in return for the Restricted Notes. The Exchange Offer will remain open for at least 20 business days (or longer if required by applicable law including in accordance with the requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) after the date notice of the Exchange Offer is first mailed, sent or given to the noteholders. For each Restricted Note surrendered to us pursuant to the Exchange Offer, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Interest on the 2028 Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date of the Restricted Notes beginning on November 15, 2023. Interest on the 2029 Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date of the Restricted Notes beginning on February 1, 2024.

Under existing SEC interpretations, the Registered Notes acquired in the Exchange Offer by holders of Restricted Notes will be freely transferable without further registration under the Securities Act if the holder of the Registered Notes is acquiring the Registered Notes in the ordinary course of its business, has no arrangement or understanding to participate in the distribution of the Registered Notes and is not an affiliate of the Company, as such terms are interpreted by the SEC; however, broker-dealers (“participating broker-dealers”) receiving Registered Notes in a registered Exchange Offer will also have a prospectus delivery requirement with respect to resales of such Registered Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to Registered Notes (other than a resale of an unsold allotment from the original sale of the Restricted Notes) with the prospectus contained in the Exchange Offer registration statement relating to such Registered Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 90 days after the expiration date of the Exchange Offer, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.

A holder of Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes in the Exchange Offer will be required to represent that (1) any Registered Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution of the Registered Notes in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or any Guarantor, or if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (4) if such Holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities, then such Holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes, (5) such Holder holds all right, title and interest in and to the Restricted Notes to be exchanged, (6) such Holder transfers all right, title and interest in the Restricted Notes to the Issuer in exchange for the Registered Notes free and clear of all liens, encumbrances, or rights or interests of third parties, and (7) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a public distribution of Registered Notes. See “Plan of Distribution.”

Resale of Registered Notes

The Issuer has not entered into any arrangement or understanding with any person who will receive Registered Notes in the Exchange Offer to distribute those securities following completion of the Exchange Offer. The Issuer is not aware of any person that will participate in the Exchange Offer with a view to distribute the Registered Notes.

Based on the position that the staff of the SEC enunciated in no-action letters issued to Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co., Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), the Registered Notes issued in the Exchange Offer may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of the Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes can make the representations set forth below under “—Procedures for Tendering the Restricted Notes.” However, if such holder intends to participate in a distribution of the Registered Notes, is a broker-dealer that acquired the Restricted Notes directly from us for its own account in the initial offering of the Restricted Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of the Company as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the Exchange Offer, and must comply with the registration and prospectus delivery requirements of the Securities Act, and be identified as an underwriter in such prospectus in connection with the resale of its Registered Notes. See “—Additional Obligations” below.

A broker-dealer that has acquired Restricted Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any Registered Notes it receives for its own account in the Exchange Offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 90 days after the expiration date of the Exchange Offer, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.

The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Restricted Notes in any jurisdiction in which the Exchange Offer or the acceptance of the Exchange Offer would not be in compliance with the securities or blue sky laws.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any and all Restricted Notes properly tendered and not withdrawn prior to the expiration time. The 2028 Restricted Notes may only be tendered in minimum denominations of $200,000 and integral multiples of $1,000 in excess of $200,000. We will issue $200,000 principal amount and integral multiples of $1,000 in excess thereof of 2028 Registered Notes in exchange for a corresponding principal amount of 2028 Restricted Notes surrendered in the Exchange Offer. The 2029 Restricted Notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount and integral multiples of $1,000 in excess thereof of 2029 Registered Notes in exchange for a corresponding principal amount of 2029 Restricted Notes surrendered in the Exchange Offer. In exchange for each Restricted Note surrendered in the Exchange Offer, we will issue a Registered Note with a like principal amount.

The form and terms of the Registered Notes will be substantially identical in all material respects to the form and terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the applicable Registration Rights Agreement.

The Registered Notes will evidence the same debt as the Restricted Notes. The Registered Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Restricted Notes. Consequently, both the Registered Notes and the Restricted Notes that are not exchanged in the Exchange Offer will be treated as a single series of debt securities under the Indentures for all purposes of the Indentures, along with any additional notes of any applicable series issued pursuant to the Indentures.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Registered Notes being tendered for exchange.

There will be no fixed record date for determining registered holders of Restricted Notes entitled to participate in the Exchange Offer.

We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreements, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Restricted Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indentures.

We will be deemed to have accepted for exchange properly tendered Restricted Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Registered Notes from us and delivering the Registered Notes to such holders. Subject to the terms of the Exchange Offer and the Registration Rights Agreements, we expressly reserve the right to amend or terminate the Exchange Offer, and to not accept for exchange any Restricted Notes not previously accepted for exchange.

Expiration Time; Extensions; Amendments

The Exchange Offer will expire at 5:00 p.m., New York City time, on                  , 2024, unless, in our sole discretion, we extend the expiration time of the Exchange Offer.

In order to extend the Exchange Offer, we will notify the exchange agent in writing of any extension of the Exchange Offer. We will notify registered holders of the Restricted Notes in writing or by public announcement of the extension, if any, of the expiration time by no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

We expressly reserve the right, in our sole discretion:

•	to delay accepting for exchange any Restricted Notes due to an extension of the Exchange Offer;

•	to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Restricted

Notes not previously accepted if any of the conditions set forth under “—Conditions to the Exchange Offer” have not been satisfied by giving written notice of such extension or termination to the exchange agent; or

•	subject to the terms of the Registration Rights Agreements, to amend the terms of the Exchange Offer in any manner.

Any such delay in acceptance, extension or termination will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Restricted Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Restricted Notes of such amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If we make any material change to the Exchange Offer, we will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of Restricted Notes. In addition, we will extend the Exchange Offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the Exchange Offer would otherwise expire during that period. We will promptly notify the exchange agent by written notice of any delay in acceptance, extension, termination or amendment of the Exchange Offer.

Conditions to the Exchange Offer

Notwithstanding any other terms of the Exchange Offer, we will not be required to accept for exchange, or exchange any Registered Notes for, any Restricted Notes, and we may terminate the Exchange Offer as provided in this prospectus before accepting any Restricted Notes for exchange, if:

•	the Exchange Offer would violate any applicable law, rule, regulation or applicable interpretations of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the Exchange Offer.

In addition, we will not be obligated to accept for exchange the Restricted Notes of any holder that has not made the representations described in the letter of transmittal and under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering the Restricted Notes” and “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Registered Notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the Exchange Offer is open. Consequently, we may delay acceptance of any Restricted Notes by giving written notice (including by public announcement) of such extension to the registered holders of the Restricted Notes as promptly as practicable. During any such extensions, all Restricted Notes previously tendered will remain subject to the Exchange Offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any Restricted Notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the Exchange Offer.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion; provided that any waiver of a condition of tender with respect to the Exchange Offer will apply to all of the outstanding Restricted Notes and not only to particular Restricted Notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any Restricted Notes tendered, and will not issue Registered Notes in exchange for any Restricted Notes, if at such time any stop order will be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering the Restricted Notes

Except as described below, a holder tendering Restricted Notes must, prior to 5:00 p.m., New York City time, on the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, or

•	if Restricted Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the exchange agent.

Transmittal will be deemed made only when actually received or confirmed by the exchange agent.

In addition, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, book-entry transfer of the Restricted Notes into the exchange agent’s account at DTC, the book-entry transfer facility, or certificates of outstanding notes along with a letter of transmittal.

The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.

The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at the holder’s election and risk. If delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or Restricted Notes to anyone other than the exchange agent.

If the holder is a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wishes to tender, such holder should promptly instruct the registered holder to tender on its behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:

•	by a registered holder of the Restricted Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program.

We will reasonably determine all questions as to the validity, form and eligibility of Restricted Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular Restricted Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Restricted Note before the expiration time. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured before the expiration time of the Exchange Offer. None of the Company, the trustee, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of the Restricted Notes. None of the Company, the trustee the exchange agent or any other person will incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is executed by a person other than the registered holder of Restricted Notes, the letter of transmittal must be accompanied by the Restricted Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Restricted Notes.

If the letter of transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Restricted Notes will be determined by the Company in its sole discretion, and its determination will be final and binding.

By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Restricted Notes will represent, among other things, that:

•

it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Registered Notes;

•	the Registered Notes will be acquired in the ordinary course of its business;

•

it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Registered Notes; and

•

if such holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”

Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes

Upon satisfaction of all of the conditions to the Exchange Offer, we will accept, promptly after the expiration date, all Restricted Notes validly tendered and not validly withdrawn. We will issue the Registered Notes promptly after the expiration of the Exchange Offer and acceptance of the Restricted Notes. See “—Conditions to the Exchange Offer” above. For purposes of the Exchange Offer, we will be deemed to have accepted validly tendered Restricted Notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.

For each Restricted Note accepted for exchange, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Restricted Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment for accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the Exchange Offer and will be deemed to have waived their rights to receive such accrued interest on the Restricted Notes.

In all cases, issuance of Registered Notes for Restricted Notes will be made only after timely receipt by the exchange agent of:

•	book-entry confirmation of the deposit of the Restricted Notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged Restricted Notes will be returned without expense to the tendering holder of the Restricted Notes promptly after the expiration of the Exchange Offer. In the case of Restricted Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Restricted Notes will be returned or recredited promptly after the expiration of the Exchange Offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the Exchange Offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Restricted Notes must make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Registered Notes issued in the Exchange Offer may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the exchange agent at the address listed below under “—Exchange Agent” (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of Restricted Notes may withdraw (and resubmit) their tenders at any time prior to the expiration of the Exchange Offer. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under “—Exchange Agent,” or the holder must comply with the appropriate procedure of DTC’s ATOP system.

Any such notice of withdrawal must specify the name of the person who tendered the Restricted Notes to be withdrawn, identify the Restricted Notes to be withdrawn (including the principal amount of the Restricted Notes and the CUSIP number of the Restricted Notes) and, where Restricted Notes have been transmitted, specify the name in which the Restricted Notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the Restricted Notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these Restricted Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the Trustee for the Restricted Notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, if applicable because the Restricted Notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited if different than that of the person having tendered the Restricted Notes to be withdrawn.

If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account of DTC according to the procedures described above, the Restricted Notes will be credited to an account maintained with DTC for Restricted Notes) promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “Procedures for Tendering the Restricted Notes” above at any time prior to the expiration time.

Exchange Agent

U.S. Bank Trust Company, National Association has been appointed as exchange agent for the Exchange Offer. You should direct questions and requests for assistance or requests for additional copies of this prospectus, or the letter of transmittal, to the exchange agent addressed as follows:

U.S. Bank Trust Company, National Association

c/o 111 Fillmore Ave E.

St. Paul, MN 55107

Attn: Specialized Finance

Delivery to an address other than as set forth above does not constitute a valid delivery to the exchange agent.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We have agreed under the Registration Rights Agreements to pay any and all expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and we will indemnify and hold harmless the holders of the Restricted Notes (including any broker-dealers, among other persons) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the Exchange Offer, including out-of-pocket expenses for the exchange agent, will be paid by us. We will not pay for fees and expenses of counsel to the initial purchasers under the Purchase Agreement, or any underwriters or holders, underwriting discounts, brokerage commissions or fees or transfer or other taxes, if any, relating to the sale or disposition of Restricted Notes by a holder.

Consequences of Failure to Exchange

Holders of Restricted Notes who do not exchange their Restricted Notes for Registered Notes under the Exchange Offer will remain subject to the restrictions on transfer of the Restricted Notes as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering memorandum distributed in connection with the private placement offering of the Restricted Notes.

In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreements, we do not intend to register resales of the Restricted Notes under the Securities Act. Based on interpretations of the SEC staff, Registered Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is the Company’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act so long as the holders acquired the Registered Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Registered Notes to be acquired in the Exchange Offer. Any holder who tenders Restricted Notes in the Exchange Offer for the purpose of participating in a distribution of the Registered Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

We do not currently anticipate that we will register under the Securities Act any Restricted Notes that remain outstanding after completion of the Exchange Offer. See “Risk Factors—Risks Related to the Exchange Offer—You may have difficulty selling the Restricted Notes that you do not exchange.”

Accounting Treatment

We will record the Registered Notes in our accounting records at the same carrying value as the Restricted Notes for which they were exchanged in respect of the offer made pursuant to this prospectus, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the Exchange Offer. We will expense the costs of the Exchange Offer and amortize the remaining unamortized expenses related to the issuance of the Restricted Notes over the term of the Registered Notes.

Additional Obligations

In the Registration Rights Agreements, we agreed that under certain circumstances we would file a shelf registration statement with the SEC covering resales of notes by holders thereof if, for any reason, the Exchange Offer is not completed on or prior to May 23, 2024 or November 28, 2024, as applicable, and if, following such date, we receive a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement. In such an event, we would be under a continuing obligation to use commercially reasonable efforts to keep the shelf registration statement effective and to provide copies of the latest version of the prospectus contained therein to any broker-dealer that requests copies for use in a resale.

Other

Participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent Exchange Offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Restricted Notes.

DESCRIPTION OF THE REGISTERED NOTES

General

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, (1) the term “Issuer” refers only to IQVIA Inc., and not to any of its Subsidiaries and (2) the terms “we,” “our,” and “us” each refer to the Issuer and its consolidated Subsidiaries.

The terms of the Registered Notes are identical in all material respects to the Restricted Notes except that, upon completion of the Exchange Offer, the Registered Notes will be free of any covenants regarding exchange registration rights. The terms of the notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Unless otherwise noted, all references to “$” refer to U.S. dollars. The registered holder of any note will be treated as the owner of it for all purposes, except where otherwise required by applicable law. Only registered holders will have rights under the Indentures.

The Issuer issued $750.0 million in aggregate principal amount of 5.700% senior secured notes due 2028 (the “2028 Notes”) under an indenture dated on May 23, 2023 (the “Issue Date”) (as amended and restated by the Amended and Restated Indenture, dated as of December 19, 2023, and as may be further amended, supplemented or modified from time to time, the “2028 Indenture”) among the Issuer, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

The issuer Issued $1,250.0 million in aggregate principal amount of 6.250% senior secured notes due 2029 (the “2029 Notes” and, together with the 2028 Notes, the “Notes”) under an indenture dated November 28, 2023 (the “Issue Date”) (as amended and restated by the Amended and Restated Indenture, dated as of December 19, 2023, and as may be further amended, supplemented or modified from time to time, the “2029 Indenture” and, together with the 2028 Indenture, the “Indentures”) among the Issuer, the Guarantors and the Trustee as Collateral Agent.

The Indentures are subject to the provisions of the Trust Indenture Act of 1939, as amended. The Restricted Notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act.

The following description is only a summary of the material provisions of the Indentures, the Security Documents and the First Lien Intercreditor Agreement. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indentures, the Security Documents and the First Lien Intercreditor Agreement, including the definitions therein of certain terms used below. We urge you to read the Indentures, the Security Documents and the First Lien Intercreditor Agreement because they, and not this description, will define your rights as Holders. You may request copies of the Indentures, the Security Documents and the First Lien Intercreditor Agreement at our address set forth under the subheading “Additional Information.”

Brief Description of the Registered Notes

The Registered Notes:

•	will be general, secured, senior obligations of the Issuer;

•	will rank equally in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities and the Existing Senior Notes) of the Issuer;

•

will be secured on a first-priority basis by Liens on the Collateral on an equal and ratable basis with any First Lien Obligations (including the Senior Credit Facilities) in accordance with the terms of the First Lien Intercreditor Agreement, subject to certain Liens permitted under the Indentures;

•	will be effectively senior to all existing and future unsecured Indebtedness of the Issuer (including the Existing Senior Notes), to the extent of the value of the Collateral securing the Notes;

•

will be structurally subordinated to all existing and future Indebtedness (including trade payables), claims of holders of Preferred Stock and other liabilities of direct or indirect Subsidiaries of the Issuer that do not guarantee the Notes (including the Foreign Subsidiaries of the Issuer that are borrowers or guarantors under the Senior Credit Facilities);

•

will be effectively subordinated to all existing and future Indebtedness of the Issuer that is secured by assets or properties not constituting Collateral, to the extent of the value of such assets and properties securing such Indebtedness;

•	will be senior in right of payment to all future Subordinated Indebtedness of the Issuer; and

•

will be initially guaranteed on a senior secured basis by the Guarantors and will also be guaranteed in the future by each direct and indirect wholly-owned domestic Restricted Subsidiary, if any, subject to certain exceptions, that guarantees certain material Indebtedness of the Issuer, including Indebtedness under the Senior Credit Facilities and the Existing Senior Notes.

The Indentures do not limit the amount of unsecured Indebtedness that we and our Subsidiaries may incur, although the Indentures do limit the amount of secured Indebtedness that we and certain of our Subsidiaries may incur. Any Indebtedness that we or our Subsidiaries may incur in the future may be substantial, and within the limits described above it may also be secured.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, will jointly and severally, irrevocably and unconditionally, guarantee, on a senior secured basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indentures and the Notes, whether for payment of principal, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indentures by executing the Indentures or a supplement thereto.

The Guarantors will guarantee the Notes and, in the future each direct and indirect domestic Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Issuer that guarantees certain material Indebtedness of the Issuer will guarantee the Notes, subject to release as provided below or elsewhere in this “Description of The Registered Notes.” Each of the Guarantees of the Notes will be a general, secured, senior obligation of each Guarantor, will be secured by Liens on the Collateral, which Collateral will be shared on an equal and ratable basis with any First Lien Obligations (including the Obligations of the Issuer and such Guarantors under the Senior Credit Facilities) in accordance with the terms of the First Lien Intercreditor Agreement, will rank equally in right of payment with all existing and future Senior Indebtedness of such Guarantor (including such Guarantor’s guarantee of the Senior Credit Facilities and each Subsidiary Guarantor’s guarantee of the Existing Senior Notes), will be effectively senior to all existing and future unsecured indebtedness of such Guarantor (including each Subsidiary Guarantor’s guarantee of the Existing Senior Notes), to the extent of the value of the Collateral of such Guarantor securing the Notes, and will rank senior in right of payment to all future Subordinated Indebtedness of such Guarantor. Each of the Guarantees of the Notes will be structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the Notes. Certain Foreign Subsidiaries are borrowers and guarantors under the Senior Credit Facilities, but will not guarantee the Notes.

Not all of the Issuer’s Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the Notes. The Indentures will not limit the amount of liabilities that are not considered Indebtedness that may be incurred by the Issuer or its Restricted Subsidiaries, including the non-guarantor Subsidiaries.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and/or the note guarantees and, if that occurs, you may not receive any payments on the notes.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indentures to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Subsidiary Guarantor may consolidate or merge with or into or sell all or substantially all its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the Indentures. See “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Guarantor (but, in the case of Holdings, only under clauses (4) and (6)) will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1)

any sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (ii) all or substantially all of the assets of such Guarantor, in each case if such sale, exchange, issuance, disposition or transfer is made in compliance with the applicable provisions of the Indentures;

(2)

the release or discharge of the guarantee by such Guarantor of Indebtedness under the Senior Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except, in each case, a discharge or release by or as a result of payment of such Indebtedness or under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under “—Certain Covenants—Additional Subsidiary Guarantees”);

(3)	the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indentures;

(4)

the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indentures in accordance with the terms of the Indentures;

(5)

the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or a Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of a Guarantor following the transfer of all or substantially all of its assets, in each case in a transaction that complies with the applicable provisions of the Indentures; or

(6)	as described under “—Amendment, Supplement and Waiver.”

In addition, with respect to the 2029 Notes, the Issuer will have the right, upon delivery of an Officer’s Certificate to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed any Indebtedness of the Issuer in an aggregate principal amount outstanding in excess of $600.0 million under any Credit Facility, and is not otherwise required by the applicable terms of the 2029 Indenture to provide a Guarantee, to be unconditionally released and discharged from all obligations under its Guarantee, and such Guarantee will thereupon automatically and unconditionally terminate and be discharged and of no further force or effect.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee will rank equally in right of payment to all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and each applicable Guarantor under the Senior Credit Facilities and the Existing Senior Notes.

The Notes and the Guarantees will be effectively senior to all of the Issuer’s and the Guarantors’ existing and future unsecured Indebtedness to the extent of the value of the Collateral securing the Notes. As of September 30, 2023, the Issuer and the Guarantors had $13,751 million of total indebtedness outstanding and $7,060 million of Secured Indebtedness, including borrowings and the related guarantees under the Senior Credit Facilities (plus an additional $550 million outstanding under the Receivables Facility), after giving effect to the offering of the 2029 Restricted Notes and concurrent amendment of the Senior Secured Credit Facilities to provide for a new term loan B facility and the use of proceeds therefrom. As of September 30, 2023, the Issuer also had (1) $1,750 million available for borrowing under the revolving credit facilities included in the Senior Credit Facilities (less outstanding letters of credit, if any), which, if borrowed, would be Secured Indebtedness and (2) the option to raise additional tranches of term loans and/or increase commitments under the revolving credit facilities and/or the term loan facilities under the Senior Credit Facilities up to an amount that would result in our senior secured first lien net leverage not exceeding a specified level, which, if borrowed, would be Secured Indebtedness.

Security

The Notes and the Guarantees will be secured by first-priority security interests (subject to Permitted Liens) in the Collateral. The Collateral will consist of substantially all of the property and assets, in each case, that are held by the Issuer or any of the Guarantors, subject to the limitations described in the next paragraph and certain other limitations set forth in the Security Documents.

The Collateral will not include (“Excluded Property”):

(i)	any fee-owned real property (other than Material Real Property) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters),

(ii)	motor vehicles, aircraft and other assets subject to certificates of title,

(iii)

letter of credit rights, except (A) to the extent constituting support obligations for other Collateral as to which perfection of the security interest granted by the Issuer or a Guarantor in such other Collateral is accomplished solely by the filing of a UCC financing statement or the equivalent filing in the applicable jurisdiction or (B) to the extent not requiring any perfection steps (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement or the equivalent filing in the applicable jurisdiction),

(iv)	commercial tort claims where the amount of damages claimed by the Issuer or any Guarantor does not exceed $25,000,000,

(v)

any governmental or regulatory licenses, federal, state or local franchises, certificates, charters, consents and authorizations, in each case, to the extent that the grant (or perfection) of a security interest therein, or the assignment thereof, is prohibited or restricted thereby or under applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or would require governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), other than to the extent such prohibition, limitation or restriction is ineffective under the applicable anti-assignment provisions of the UCC or other applicable Law,

(vi)

any particular asset or right under contract if the pledge thereof or the security interest therein (A) is prohibited or restricted by applicable Law (including any requirement to obtain the consent of any Governmental Authority or third party), other than to the extent such prohibition is rendered ineffective by the applicable anti-assignment provisions of the UCC or other applicable Law or (B) to the extent and for as long as it would violate the terms of any written agreement, license, lease or similar arrangement with respect to such asset or would require consent, approval, license or authorization (other than such consent, approval, license or authorization of the Issuer or any Guarantor or which has been obtained) (in each case, after giving effect to the relevant anti-assignment provisions of the UCC or other applicable Law) or would give rise to a termination right pursuant to any “change of control” or other similar provision under such written agreement, license or lease (except to the extent such provision is overridden by the applicable anti-assignment provisions UCC or other applicable Laws), in each case, (a) excluding any such written agreement that relates to Credit Agreement Refinancing Indebtedness (as defined in the Senior Credit Facilities) and (b) only to the extent that such limitation on such pledge or security interest is otherwise permitted pursuant to the Credit Agreement and not prohibited by the Indentures,

(vii)

(1) Margin Stock, (2) Equity Interests in any Person other than IQVIA RDS Inc. or any wholly owned Material Subsidiary directly owned by the Issuer or any Guarantor, but only to the extent (x) the organization documents or other agreement with respect to the Equity Interests of such Person with other equity holders (other than any such agreement where all of the equity holders party thereto are the Issuer or a Guarantor) do not permit or restrict the pledge of such Equity Interests or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to the Issuer or any Guarantor or such Person, (3) Equity Interests in any wholly owned Material Foreign Subsidiary that is directly owned by the Issuer or any Guarantor in excess of 66% of such Material Foreign Subsidiary’s issued and outstanding Equity Interests, (4) any Equity Interests of any Subsidiary of a Foreign Subsidiary (other than a Swiss Subsidiary of IQVIA AG), (5) Equity Interests of any Unrestricted Subsidiary, any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary, any Captive Insurance Subsidiary, any not-for-profit Subsidiary, and (6) Equity Interests in IQVIA Government Solutions Inc.,

(viii)

any contract, lease, instrument, license or other document or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such contract, lease, instrument, license or other document or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Issuer or a Guarantor), after giving effect to the applicable anti-assignment provisions of the UCC, or violate any applicable Law (or would require governmental approval, consent or authorization (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other equivalent Law)), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Laws notwithstanding such prohibition,

(ix)

the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to Holdings, the Issuer or any of its Subsidiaries, as reasonably determined by the Issuer in consultation with the Senior Credit Facilities Agent,

(x)

any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Law,

(xi)

particular assets if and for so long as, in the reasonable judgment of the Senior Credit Facilities Agent in consultation with the Issuer, the cost, burden or consequences (including adverse tax consequences) of creating or perfecting such pledges or security interest in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets exceed the practical benefits to be obtained by the Holders therefrom,

(xii)

cash and Cash Equivalents (other than (A) proceeds of Collateral as to which perfection of the security interest granted in such proceeds by the Issuer or any Guarantor is accomplished solely by the filing of a UCC financing statement or the equivalent filing in the applicable jurisdiction or (B) to the extent not requiring any perfection steps), deposit and other bank and securities accounts (including securities entitlements and related assets) (in each case, other than (A) proceeds of Collateral held in such accounts as to which perfection of the security interest granted by the Issuer or any Guarantor in such proceeds is accomplished solely by the filing of a UCC financing statement or the equivalent filing in the applicable jurisdiction or (B) to the extent not requiring any perfection steps) and

(xiii)	Excluded Accounts;

provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in clauses (i) through (xiii) (unless such proceeds, substitutions or replacements would independently constitute Excluded Property referred to in clauses (i) through (xiii)).

It is understood and agreed that prior to the repayment in full of the obligations under the Senior Credit Facilities, to the extent the Senior Credit Facilities Agent is satisfied with or agrees to any deliveries of or other arrangements with respect to any pledged Collateral, the Collateral Agent shall automatically be deemed to be satisfied with the same such arrangements. So long as the First Lien Intercreditor Agreement is in effect and prior to the repayment in full of the obligations under the Senior Credit Facilities, (A) the Issuer or any Guarantor may satisfy its obligations to deliver or make arrangements with respect to such pledged Collateral to the Collateral Agent by delivering to, or making arrangements with respect to such pledged Collateral satisfactory to the Senior Credit Facilities Agent and (B) if the Senior Credit Facilities Agent grants an extension of time pursuant to a provision in the Credit Agreement that is substantially similar to the corresponding provisions of the definition of “Excluded Property” or exercises its discretion under the Credit Agreement to determine that any Subsidiary of the Issuer shall be excluded from the requirements of the “Collateral and Guarantee Requirement” or that any property shall be an “Excluded Asset” (in each case as defined in the Credit Agreement), the Collateral Agent shall automatically be deemed to accept such determination under the Indentures and the Security Documents and shall execute any documentation, if applicable, in connection therewith. The Issuer shall provide written notice (which may be by email) to the Collateral Agent of any determination made by the Senior Credit Facilities Agent which shall be binding upon the Collateral Agent in accordance with the terms of the Indentures and the Security Documents; provided, however, the Collateral Agent shall not be bound by any determination made by the Senior Credit Facilities Agent that adversely affects the rights, protections, benefits, indemnities or immunities of the Collateral Agent with the prior written consent of the Collateral Agent.

Security Documents

On the applicable Issue Date, the Issuer, the Guarantors and the Collateral Agent entered into one or more Security Documents defining the terms of the security interests that secure the Notes and the Guarantees. These security interests secure the payment and performance when due of all of the Obligations of the Issuer and the Guarantors under the Notes, the Indentures, the Guarantees and the Security Documents, as provided in the Security Documents.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any property constituting part of the Collateral and deposited with, or held by, the Senior Credit Facilities Agent or the Controlling Collateral Agent in accordance with the provisions of the Security Documents and the Intercreditor Agreements and other than as set forth in the Security Documents and the Intercreditor Agreements), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

The Security Agreement provides that neither the Issuer nor the Guarantors are required (a) to take any action to perfect any the security interests granted by the Security Agreement by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant state(s) (excluding fixture filings in respect of anything other than Material Real Property), (ii) federal filings with respect to Intellectual Property as expressly required elsewhere in the Security Agreement, (iii) delivery to the Collateral Agent (or, in certain circumstances provided for in the Security Agreement, the Controlling Collateral Agent) to be held in its possession of all Collateral consisting of instruments, tangible chattel paper, pledged debt or pledged equity interests as expressly required elsewhere in the Security Agreement, (iv) in the case of Collateral that consists of commercial tort claims, taking the actions specified in the applicable provisions in the Security Agreement and (v) other methods (if any) expressly provided for in the Security Agreement, or (b) to perfect in any assets subject to a certificate of title statute. Additionally, neither the Issuer nor the Guarantors are required to (x) enter into control agreements or provide to the Collateral Agent perfection by “control” (within the meaning of the Uniform Commercial Code) with respect to any Collateral (other than delivery of certificated securities, if applicable, to the extent required by the relevant provision of the Security Agreement) or (y) take any actions under any laws outside of the United States to grant, preserve, perfect or provide better assurance for, or for the enforcement of, any security interest granted under the Security Agreement (including any intellectual property registered in any non U.S. jurisdiction).

The agreements governing the Senior Credit Facilities, in certain instances, require that actions be taken for the benefit of the Senior Credit Facilities Agent and the lenders under the Senior Credit Facilities outside of the United States. Such actions are not required to be taken under the Indentures and the Security Documents.

See “Risk Factors—Risks Related to the Registered Notes.”

Release of Collateral

In addition to releases pursuant to the First Lien Intercreditor Agreement, the Issuer and the Guarantors are entitled to the release of property and other assets included in the Collateral from the Liens securing the Notes and the Guarantees under any one or more of the following circumstances:

(1)	upon any sale, transfer or other disposition by the Issuer or any Guarantor of any Collateral that is permitted under the Indentures to any Person that is not the Issuer or a Guarantor;

(2)	to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under its Guarantee;

(3)	to the extent such Collateral otherwise becomes Excluded Property;

(4)	as described under “Amendment, Supplement and Waiver” below; and

(5)	in accordance with the First Lien Intercreditor Agreement.

The security interests in all Collateral securing the Notes or the Guarantees also will be released upon (i) a satisfaction and discharge of the Indentures as described below under “Satisfaction and Discharge” or (ii) a legal defeasance or covenant defeasance under the Indentures as described below under “Legal Defeasance and Covenant Defeasance.”

Solely with respect to the 2029 Notes, the Issuer will have the right, upon delivery of an Officer’s Certificate to the Trustee and the Collateral Agent, to release certain property and other assets that are owned by a Guarantor, and included in the Collateral, from the Liens securing the 2029 Notes and the Guarantees to the extent that, at such time, (i) such Guarantor does not guarantee Indebtedness of the Issuer outstanding under any Credit Facility that is secured (or is required to be secured) by Liens on such property or other assets of such Guarantor and (ii) the Issuer has an Investment Grade Rating on its senior unsecured long-term debt from both Rating Agencies. In addition, the Issuer will have the right, upon delivery of an Officer’s Certificate to the Trustee and the Collateral Agent, to release certain property and other assets that are owned by the Issuer, and included in the Collateral, from the Liens securing the 2029 Notes to the extent that, at such time, (i) the Issuer does not have incurred or guaranteed Indebtedness outstanding under any Credit Facility that is secured (or is required to be secured) by Liens on such property or other assets of the Issuer and (ii) the Issuer has an Investment Grade Rating on its senior unsecured long-term debt from both Rating Agencies.

Upon compliance by the Issuer or any Guarantor, as the case may be, with the conditions precedent required by the Indentures and the Security Documents and delivery to the Trustee and the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel that all conditions precedent required by the Indentures and the Security Documents have been complied with, the Trustee or the Collateral Agent, as applicable, shall promptly cause the released Collateral to be released and re-conveyed to the Issuer or the applicable Guarantor and shall take all other actions reasonably requested by the Issuer or the Guarantor in connection therewith.

First Lien Intercreditor Agreement

On May 23, 2023, the Collateral Agent and the Trustee, on behalf of the Holders of the Notes, entered into the First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement”), among the Senior Credit Facilities Agent, on behalf of the secured parties under the Senior Credit Facilities, and the representatives of the holders of any other permitted First Lien Obligations (when and if any such representatives join the First Lien Intercreditor Agreement, including the Collateral Agent and the Trustee on behalf of the Holders of the 2029 Notes who entered into the First Lien Intercreditor Agreement pursuant to a joinder agreement to the First Lien Intercreditor Agreement on November 28, 2023). The First Lien Intercreditor Agreement sets forth the relative rights and obligations of the holders of First Lien Obligations with respect to Shared Collateral. The First Lien Intercreditor Agreement is binding on the Holders of the Notes with respect to the matters described below to the same extent as such provisions apply to the Collateral Agent. The First Lien Intercreditor Agreement provides that in the event of a conflict between the First Lien Intercreditor Agreement and any Security Documents, the Indentures or the Notes, the First Lien Intercreditor Agreement shall be controlling as between the holders of First Lien Obligations.

The Obligations under the Notes, the Indentures and the Security Documents, on the one hand, and the Obligations under the Senior Credit Facilities, on the other hand, are each referred to as a “series” of First Lien Obligations in this summary. Without the consent of any Holder of a Note, an Authorized Representative and Collateral Agent of additional series of First Lien Obligations incurred in accordance with the limitations in the Indentures may become a party to the First Lien Intercreditor Agreement by executing and delivering a joinder agreement.

This summary of the First Lien Intercreditor Agreement also uses the following terms:

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Senior Credit Facilities Agent, and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Obligations under the Senior Credit Facilities or the secured parties under the Senior Credit Facilities, the Senior Credit Facilities Agent, (ii) in the case of the Obligations under the Notes, the Indentures and the Security Documents or the secured parties under the Indentures, the Trustee, and (iii) in the case of any series of other First Lien Obligations or other holders of First Lien Obligations that become subject to the First Lien Intercreditor Agreement after May 23, 2023, the administrative agent, collateral agent, trustee or other representative named as the Authorized Representative for such series in the applicable joinder agreement to the First Lien Intercreditor Agreement.

“Collateral” means all assets and properties subject to, or purported to be subject to, Liens created pursuant to any First Lien Security Document to secure one or more series of First Lien Obligations.

“Collateral Agent” as used under the heading “First Lien Intercreditor Agreement” means (i) in the case of any Obligations under the Senior Credit Facilities, the Senior Credit Facilities Agent, (ii) in the case of the Obligations under the Notes, the Indentures and the Security Documents or the secured parties under the

Indentures, the Collateral Agent and (ii) in the case of any other series of additional First Lien Obligations, the collateral agent, trustee or other representative named as collateral agent for such series in the applicable joinder agreement to the First Lien Intercreditor Agreement.

“Controlling Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Senior Credit Facilities Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent for the series of additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding series of additional First Lien Obligations (acting on the instructions of the Applicable Authorized Representative).

“Controlling Secured Parties” means, with respect to any Shared Collateral, (x) at any time when the Senior Credit Facilities Agent is the Controlling Collateral Agent the secured parties under the Senior Credit Facilities and (y) at any other time, the series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Discharge” means, with respect to any Shared Collateral and any series of First Lien Obligations, the date on which such series of First Lien Obligations is no longer secured by such Shared Collateral.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a refinancing of such Obligations under the Senior Credit Facilities with additional First Lien Obligations secured by such Shared Collateral under a document governing other First Lien Obligations which has been designated in writing by the Senior Credit Facilities Agent to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of the First Lien Intercreditor Agreement.

“First Lien Obligations” means, collectively, (i) the Obligations under the Senior Credit Facilities (ii) the Obligations in respect of the Indentures, the Notes and the Guarantees and (ii) each series of additional obligations (which additional obligations include obligations in respect of Indebtedness incurred after the date of the First Lien Intercreditor Agreement that is permitted by the provisions of the then-existing secured credit documents governing First Lien Obligations to be incurred and secured on an equal and ratable basis by the Liens securing the First Lien Obligations that become subject to the First Lien Intercreditor Agreement in accordance with the provisions thereof, as further described in the First Lien Intercreditor Agreement).

“First Lien Secured Party” means (i) the secured parties under the Credit Agreement and (ii) the holders of any other First Lien Obligations, including the Collateral Agent, the Trustee and the holders of the Notes.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the series of First Lien Obligations (other than Obligations with respect to the Senior Credit Facilities) that constitutes the largest outstanding principal amount of any then outstanding series of First Lien Obligations (other than Obligations with respect to the Senior Credit Facilities) with respect to such Shared Collateral.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an Event of Default (under and as defined in the instrument under which such Non-Controlling Authorized Representative is the Authorized Representative) and (b) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the instrument under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (ii) the First Lien Obligations of the series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such instrument; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (A) at any time the Senior Credit Facilities Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (B) at any time the Issuer or any Guarantor or other grantor as described in the First Lien Intercreditor Agreement that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two series of First Lien Obligations are outstanding at any time and the holders of less than all series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any series which does not have a valid and perfected security interest in such Collateral at such time. The assets of Foreign Subsidiaries that are borrowers and guarantors under the Senior Credit Facilities that are pledged to secure the Senior Credit Facilities will not constitute Shared Collateral for the Notes, and accordingly the Notes will not be entitled to payment from the proceeds of such assets.

Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. Under the First Lien Intercreditor Agreement, as described below, only the “Controlling Collateral Agent” shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Senior Credit Facilities Agent is the Controlling Collateral Agent, no Non-Controlling Secured Party shall or shall instruct any Collateral Agent to, and no Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any security document governing the applicable series of First Lien Obligations, applicable law or otherwise, it being agreed that only the Senior Credit Facilities Agent, acting in accordance with the documents governing the Senior Credit Facilities, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

With respect to any Shared Collateral, at any time when the Senior Credit Facilities Agent is not the Controlling Collateral Agent, (i) the Controlling Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative), and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the

Controlling Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any document governing the First Lien Obligations, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the documents governing the First Lien Obligations for which it is acting as Authorized Representative, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the foregoing, (i) in any insolvency or liquidation proceeding, any Collateral Agent or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to the First Lien Secured Parties; (ii) any Collateral Agent or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First-Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of the First Lien Intercreditor Agreement.

Notwithstanding the equal priority of the Liens securing each series of First Lien Obligations, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Parties or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Parties of any rights and remedies relating to the Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, any Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral. Each of the First Lien Secured Parties has agreed that it will not (and will waive any right to) question or contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties on all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement; provided, that nothing in the First Lien Intercreditor Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce the First Lien Intercreditor Agreement.

Each First Lien Secured Party has agreed that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any series or any related security document or the validity, attachment, perfection or priority of any Lien under any related security document or the validity or enforceability of the priorities, rights or duties established by or other provisions of the First Lien Intercreditor Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) except as otherwise provided in the First Lien Intercreditor Agreement, it shall have no right to (A) direct the Controlling Collateral Agent or any other First Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other holder First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative, or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative, or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of the First Lien Intercreditor Agreement (v) it will not seek, and waives any right to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the First Lien Intercreditor Agreement; provided that nothing in the First Lien Intercreditor Agreement shall be construed to prevent or impair the rights of the Controlling Collateral Agent or any other First Lien Secured Party to enforce the First Lien Intercreditor Agreement.

Priority of Claims. (a) Subject to the last two paragraphs of this section, if an Event of Default (under and as defined in an instrument governing any series of First Lien Obligations) has occurred and is continuing and the Controlling Collateral Agent or any other holder of First Lien Obligations is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any bankruptcy, case of the Issuer or any Guarantor, or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than the First Lien Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or any holder of First Lien Obligations on account of such enforcement of rights or remedies or received by the Controlling Collateral Agent or any holder of First Lien Obligations pursuant to any such intercreditor agreement with respect to such Shared Collateral and the proceeds of any such payment and distribution, shall be applied as follows:

(A) first, to the payment of all amounts owing to each Collateral Agent and each Authorized Representative (each in its capacity as such) on a ratable basis pursuant to the terms of any secured credit documents governing the First Lien Obligations;

(B) second, subject to the second to last paragraph of this section, to the payment in full of the First Lien Obligations of each series on a ratable basis, with such proceeds to be applied to the First Lien Obligations of a given series in accordance with the terms of the applicable secured credit documents governing such First Lien Obligations; provided that following the commencement of any insolvency or liquidation proceeding with respect to the Issuer or any Guarantor, solely as among the holders of First Lien Obligations and solely for purposes of this clause second and not any other documents governing First Lien Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other bankruptcy law in such insolvency or liquidation proceeding, the amount of First Lien Obligations of each series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other bankruptcy law in such insolvency or liquidation Proceeding; and

(C) third, after payment of all First Lien Obligations, to the Issuer and the Guarantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

If, despite the foregoing, any holder of First Lien Obligations shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with the foregoing, such holder of First Lien Obligations shall hold such payment or recovery in trust for the benefit of all holders of First Lien Obligations and shall promptly deliver such payment or recovery to the Controlling Collateral Agent for distribution in accordance with the foregoing. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than each holder of First Lien Obligations)

has a Lien or security interest that is junior in priority to the security interest of any series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the series of First Lien Obligations with respect to which such Impairment (as defined below) exists.

Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any series of other First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any applicable real estate laws, or any other applicable law or the secured credit documents governing the First Lien Obligations or any defect or deficiencies in the Liens securing the First Lien Obligations of any series or any other circumstance whatsoever (but, in each case, subject to the applicable provisions of the First Lien Intercreditor Agreement), each First Lien Secured Party will agree that the Liens securing each series of First Lien Obligations on any Shared Collateral will be of equal priority.

(a) Any determination by a court of competent jurisdiction with respect to the First Lien Obligations of any series that (i) the First Lien Obligations of such series are unenforceable under applicable law or are subordinated to any other obligations (other than another series of First Lien Obligations), (ii) the First Lien Obligations of such series do not have a valid and perfected security interest in any of the Collateral securing any other series of First Lien Obligations, and/or (iii) any intervening security interest exists securing any other obligations (other than any other series of First Lien Obligations) on a basis ranking prior to the security interest of such series of First Lien Obligations but junior to the security interest of any other series of First Lien Obligations or (b) the existence any Collateral for any other series of First Lien Obligations that is not Shared Collateral for such series of First Lien Obligations (any such condition referred to in the foregoing clauses (a)(i) or (b) with respect to any series of First Lien Obligations, shall be referred to as an “Impairment” of such series of First Lien Obligations); provided that the existence of a maximum claim with respect to any Material Real Property subject to a mortgage that applies to all First Lien Obligations shall not be deemed to be an Impairment of any series of First Lien Obligations. In the event of any Impairment with respect to any series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such series of First Lien Obligations, and the rights of the holders of such series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such series of First Lien Obligations pursuant to the applicable provisions of the First Lien Intercreditor Agreement) set forth in the First Lien Intercreditor Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such series of First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of any other bankruptcy law), any reference to such First Lien Obligations or the secured credit documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

Collateral consisting of cash and Cash Equivalents pledged to secure obligations under the Credit Agreement consisting of reimbursement obligations in respect of letters of credit, including any cash and Cash Equivalents held by the Senior Credit Facilities Agent pursuant to certain sections of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

Turnover. If any First Lien Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect of any such Shared Collateral, pursuant to any collateral documents for such series of First Lien Obligations or by the exercise of any rights available to it under applicable law or in any insolvency or liquidation proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the discharge of each series of First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other parties to the First Lien Intercreditor

Agreement and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed by the Controlling Collateral Agent in accordance with the provisions described under the heading “Distribution of Enforcement Proceeds” above.

Automatic Release of Liens. If, at any time, the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of the secured parties of the applicable series upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied as described in “Distribution of Enforcement Proceeds” above.

Certain Agreements with Respect to Bankruptcy and Insolvency Proceedings

The First Lien Intercreditor Agreement provides that it shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Issuer or any of its subsidiaries. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any insolvency or liquidation proceeding on the same basis as prior to the date of the petition therefor. All references in the First Lien Intercreditor Agreement to any grantor shall include such grantor as a debtor in possession and any receiver or trustee of such grantor. The parties to the First Lien Intercreditor Agreement acknowledge that the provisions thereof are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code or any equivalent provision of any other bankruptcy law.

The First Lien Intercreditor Agreement provides that if the Issuer and/or any Guarantor becomes subject to a case under the Bankruptcy Code or any other bankruptcy law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) to the Issuer or any Guarantor under Section 364 of the Bankruptcy Code or any equivalent provision of any other bankruptcy law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other bankruptcy law, each holder of First Lien Obligations (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) will agree to raise no objections to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent or Authorized Representative of any Controlling Secured Party shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any holders of First Lien Obligations constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A) the holders of First Lien Obligations of each series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other holders of First Lien Obligations as existed prior to the commencement of the bankruptcy case;

(B) the holders of First Lien Obligations of each series are granted Liens on any additional collateral pledged to any holders of First Lien Obligations as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement (other than any Liens of any holders of First Lien Obligations constituting DIP Financing Liens);

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to the applicable provisions of the First Lien Intercreditor Agreement; and

(D) if any holders of First Lien Obligations are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the applicable provisions of the First Lien Intercreditor Agreement;

provided that the First Lien Intercreditor Agreement does not limit the right of the First Lien Secured Parties of each series to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the holders of First Lien Obligations of such series or its Authorized Representative that do not constitute Shared Collateral; and provided, further, that the holders of First

Lien Obligations receiving adequate protection shall not object to any other holder of First Lien Obligations receiving adequate protection comparable to any adequate protection granted to such holders of First Lien Obligations in connection with a DIP Financing or use of cash collateral.

The First Lien Intercreditor Agreement also provides that in the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, any other bankruptcy law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of the applicable provisions of the First Lien Intercreditor Agreement shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

Junior Priority Intercreditor Agreements

In the event that the Issuer or any of the Guarantors incur any Indebtedness required to be secured on a junior lien basis to the Liens on the Collateral securing the First Lien Obligations (and such Indebtedness and Liens are not prohibited by the Indentures), the Collateral Agent will enter into a junior priority intercreditor agreement to set forth the relative rights and obligations of the Senior Credit Facilities Agent, the Collateral Agent, on behalf of the holders of the Notes, and the holders of such Indebtedness. The form of such junior priority intercreditor agreement shall be as determined by the Senior Credit Facilities Agent (or if the Credit Agreement has been terminated, the Controlling Collateral Agent under the First Lien Intercreditor Agreement, and if the Collateral Agent under the Indentures is the Controlling Collateral Agent at such time, such intercreditor agreement shall provide for the subordination of Liens securing such Indebtedness to the Liens securing the notes and other intercreditor provisions with respect to such Indebtedness that are reasonably customary in the good faith determination of the Issuer (for intercreditor agreements providing junior priority liens) as certified by the Issuer to the Collateral Agent in an Officer’s Certificate).

Recordings and Opinions.

The Issuer shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of December 31 of each year, commencing with the calendar year ending December 31, 2023, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Security Documents.

To the extent applicable, the Issuer shall cause Trust Indenture Act Section 313(b)(1), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with.

Any release of Collateral permitted under the Indentures shall be deemed not to impair the Liens thereunder and the Security Agreement and the other Security Documents in contravention thereof. Any certificate or opinion required under Trust Indenture Act Section 314(d) may be made by an officer or legal counsel, as applicable, of the Issuer except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Issuer.

Notwithstanding anything to the contrary in the Indentures, the Issuer and the Guarantors shall not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if they reasonably determine that under the terms of Trust Indenture Act Section 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to any release or series of releases of Collateral. Without limiting the generality of the foregoing, each of the Issuer and the Guarantors may, subject to the other provisions of the Indenture and the applicable Security Documents, among other things, without any release or consent by the Trustee, the Collateral Agent or the Holders, conduct ordinary course activities with respect to the Collateral, including, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property or assets that is or has become worn out, defective, obsolete or not used or useful in the business of the Issuer and the Guarantors or otherwise in the ordinary course of business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions for any leases, contracts or other agreements or instruments; (iii) surrendering or modifying any franchise, license or permit that it may hold or own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of or adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting, selling or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or payment of interest) from cash that is at any time part of the Collateral in the ordinary course of business; and (ix) abandoning any property (including intellectual property) that is no longer used or useful in the business of the Issuer and the Guarantors; provided, however, the Issuer’s and Guarantors’ right to rely on the above will be conditioned upon the Issuer’s delivering to the Trustee, within 30 calendar days following the end of each of June 30 and December 30 of each year, an Officer’s Certificate to the effect that all releases during such period in respect of which the Issuer did not comply with the Trust Indenture Act Section 314(d) in reliance on the above were made in the ordinary course of business.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes will be U.S. Bank Trust Company, National Association.

The Issuer will also maintain one or more registrars and transfer agents. The initial registrar and transfer agent with respect to the Notes will be U.S. Bank Trust Company, National Association. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time. The registered Holder will be treated as the owner of the Note for all purposes. Only registered Holders will have rights under the Indentures. The paying agent will make payments on the Notes, and the transfer agent will facilitate transfers of the Notes on behalf of the Issuer. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

The Issuer may change any paying agent, registrar or transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indentures. See also “Transfer Restrictions” and “Book Entry, Delivery and Form”. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer. Also, the Issuer and registrar will not be required to issue, register the transfer of or exchange any Note during the period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

Principal, Maturity and Interest

2028 Restricted Notes and 2028 Registered Notes (collectively, the “2028 Notes”)

The Issuer issued $750.0 million in aggregate principal amount of 2028 Restricted Notes in a private offering. The 2028 Restricted Notes will mature on May 15, 2028. The Issuer may issue additional 2028 Notes from time to time after this offering under the 2028 Indenture (“Additional 2028 Notes”). The 2028 Notes offered hereby and any Additional 2028 Notes subsequently issued under the 2028 Indenture, together with any 2028 Registered Notes issued in accordance with the Registration Rights Agreement, will be treated as a single class for all purposes under the 2028 Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that if any such Additional 2028 Notes are not fungible with the 2028 Notes, such Additional 2028 Notes shall have a different CUSIP or ISIN number (or other applicable identifying number). Holders of Additional 2028 Notes issued will share equally and ratably in the Collateral with the holders of the 2028 Notes issued prior thereto. Unless the context requires otherwise, references to “Notes” for all purposes of the 2028 Indenture and this “Description of Registered Notes” include any Additional 2028 Notes that are actually issued. The 2028 Notes will be issued in denominations of $200,000 and any integral multiples of $1,000 in excess of $200,000. The rights of holders of beneficial interests in the 2028 Notes to receive payments on such 2028 Notes are subject to the applicable procedures of DTC.

Interest on the 2028 Notes will accrue at the rate of 5.700% per annum and will be payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 2023, to the Holders of record on the immediately preceding May 1 and November 1 of each year. Interest on the 2028 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the 2028 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2029 Restricted Notes and 2029 Registered Notes (collectively, the “2029 Notes”)

The Issuer issued $1,250.0 million in aggregate principal amount of 2029 Restricted Notes in a private offering. The 2029 Notes will mature on February 1, 2029. The Issuer may issue additional 2029 Notes from time to time after this offering under the 2029 Indenture (“Additional 2029 Notes”). The 2029 Notes offered hereby and any Additional 2029 Notes subsequently issued under the 2029 Indenture, together with any 2029 Registered Notes issued in accordance with the Registration Rights Agreement, will be treated as a single class for all purposes under the 2029 Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that if any such Additional 2029 Notes are not fungible with the 2029 Notes, such Additional 2029 Notes shall have a different CUSIP or ISIN number (or other applicable identifying number). Holders of Additional 2029 Notes issued will share equally and ratably in the Collateral with the holders of the 2029 Notes issued prior thereto. Unless the context requires otherwise, references to “Notes” for all purposes of the 2029 Indenture and this “Description of Registered Notes” include any Additional 2029 Notes that are actually issued. The 2029 Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. The rights of holders of beneficial interests in the 2029 Notes to receive payments on such 2029 Notes are subject to the applicable procedures of DTC.

Interest on the 2029 Notes will accrue at the rate of 6.250% per annum and will be payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 2024, to the Holders of record on the immediately preceding January 15 and July 15 of each year. Interest on the 2029 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the 2029 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, cash payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided, that (1) all cash payments of principal, premium, if any, and interest with respect to (a) the Notes represented by one or more global notes registered in the name of or held by a nominee of The Depository Trust Company (“DTC”) will be made by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (2) all cash payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to an account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency will be the corporate trust office of the Trustee. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “—Repurchase at the Option of Holders.”

The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market purchases or privately negotiated transactions or pursuant to one or more tender offers or otherwise, upon such terms and conditions and at such prices or other consideration as the Issuer or any such Affiliate may determine.

Optional Redemption

Except pursuant to the immediately succeeding paragraph and as described in “—Repurchase at the Option of Holders—Change of Control Triggering Event”, neither the 2028 Notes nor the 2029 Notes, as applicable will be redeemable at the Issuer’s option prior to the Par Call Date (as defined below).

Prior to the Par Call Date, the Issuer may at its option redeem the 2028 Notes or the 2029 Notes, as applicable, in whole or in part, on one or more occasions, upon notice as described under “—Selection and Notice,” at a redemption price equal to the greater of:

•	100% of the principal amount thereof; or

•

the sum, as calculated by the Issuer, of the present values of the remaining scheduled payments of principal and interest on the 2028 Notes or the 2029 Notes, as applicable, being redeemed (assuming that such Notes matured on the Par Call Date), exclusive of interest accrued to, but not including, the date of redemption (the “Redemption Date”), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus 30 basis points (any excess of the amount described in this bullet point over the amount described in the immediately preceding bullet point, the ‘‘Make-Whole Premium’’).

On or after the Par Call Date, the Issuer may at its option redeem the 2028 Notes or the 2029 Notes, as applicable, in whole or in part, on one or more occasions, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100.000% of the principal amount of the applicable Notes to be redeemed.

In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

As used herein:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Bank as having a constant maturity comparable to the remaining term of the 2028 Notes or the 2029 Notes, as applicable, to be redeemed (assuming that such Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming that such Notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Bank obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Bank” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Bank from time to time.

“Par Call Date” means, with respect to the 2028 Notes, April 15, 2028 and, with respect to the 2029 Notes, January 1, 2029 (one month prior to the respective maturity dates of the applicable Notes).

“Reference Treasury Dealer” means (1) with respect to the 2028 Notes, Goldman Sachs & Co. LLC and its successors, and with respect to the 2029 Notes, J.P. Morgan Securities LLC and its successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer(s) we select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Bank, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Bank by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, calculated as the average of the five most recent daily rates published in the statistical release(s) designated ‘‘H.15’’ or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if the release referred to above (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.

Notice of any redemption described herein, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Selection and Notice

If the Issuer is redeeming less than all of the 2028 Notes or the 2029 Notes issued under the 2028 Indenture or the 2029 Indenture, as applicable, at any time, the Trustee will select the 2028 Notes or the 2029 Notes, as applicable, to be redeemed (1) if the 2028 Notes or the 2029 Notes, as applicable, are listed on an exchange, in compliance with the requirements of such exchange or (2) if the 2028 Notes or the 2029 Notes, as applicable, are not listed on an exchange, on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee shall deem fair and appropriate in accordance with the procedures of DTC. No 2028 Notes of $200,000 or less may be redeemed in part. No 2029 Notes of $2,000 or less may be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 10 but not more than 60 days before the redemption date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is (a) issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indentures or (b) subject to one or more conditions precedent and such redemption date is delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion). If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to Notes represented by certificated notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new 2028 Notes will only be issued in denominations of $200,000 and integral multiples of $1,000 in excess of $200,000 and provided further, that the new 2029 Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Subject to the satisfaction of any conditions precedent relating thereto, Notes called for redemption will become due on the date fixed for redemption. On and after the Redemption Date, interest will cease to accrue on the Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control Triggering Event

The Indentures provide that if a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently electronically delivered or mailed a redemption notice with respect to all the outstanding 2028

Notes or the 2029 Notes, as applicable, as described under “—Optional Redemption,” the Issuer will make an offer to purchase all of the applicable Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date prior to such repurchase. Within 60 days following any Change of Control Triggering Event, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)

that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Triggering Event” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)

the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), subject to extension (in the case where such notice is mailed or otherwise delivered prior to the occurrence of the Change of Control Triggering Event) in the event that the occurrence of the Change of Control Triggering Event is delayed;

(3)

that any Note not properly tendered will remain outstanding and continue to accrue interest; (4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(4)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(5)

that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided, that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(6)

that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the 2028 Notes must be equal to at least $200,000 or any integral multiple of $1,000 in excess of $200,000 and the unpurchased portion of the 2029 Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(7)

if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and, if applicable, stating that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the date the notice was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuer in its sole discretion) by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied; and

(8)	the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes repurchased.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indentures, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indentures by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1)	accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)

deliver, or cause to be delivered, to the Trustee an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer and, at the Issuer’s option, the Notes so accepted for cancellation.

The occurrence of a Change of Control Triggering Event under the Indentures would likely constitute a default under the Senior Credit Facilities that would permit the lenders to accelerate the maturity of borrowings thereunder and would also likely require the issuer of the Existing Senior Notes to offer to repurchase the Existing Senior Notes under the Existing Senior Notes Indentures. Future Indebtedness of the Issuer or of any of its Restricted Subsidiaries may also contain prohibitions on certain events which would constitute a Change of Control Triggering Event or require such Indebtedness to be repurchased upon a Change of Control Triggering Event. Moreover, the exercise by the Holders of their right to require the Issuer to repurchase the Notes could cause a default under such Indebtedness, even if a Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on the Issuer.

Future credit agreements or other similar agreements to which the Issuer or its Restricted Subsidiaries may become a party may contain restrictions on the Issuer’s ability to repurchase Notes. In the event a Change of Control Triggering Event occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings under the credit agreements or other similar agreements that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from repurchasing Notes. In such a case, the Issuer’s failure to repurchase tendered Notes would constitute an Event of Default under the Indentures which would, in turn, likely constitute a default under such other agreements.

Our ability to pay cash to the Holders following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources, and sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may be unable to repurchase the notes upon a change of control.”

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indentures, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

In connection with any Change of Control Offer or other tender offer to purchase all of the Notes, if Holders of not less than 90.00% of the aggregate principal amount of the then outstanding 2028 Notes or 2029 Notes, as applicable, validly tender and do not validly withdraw such Notes in such Change of Control Offer or other tender offer and the Issuer purchases, or any third party making such Change of Control Offer or other tender offer in lieu of the Issuer purchases, all of the 2028 Notes or 2029 Notes, as applicable, validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon notice, given not more than 60 days following such purchase date, to redeem all 2028 Notes or 2029 Notes, as applicable, that remain outstanding following such purchase at a price equal to (x) in the case of a Change of Control Offer, 101.0% of the principal amount thereof and (y) in the case of any other tender offer, the price offered to Holders in such other tender offer, plus, in the case of each of (x) and (y), to the extent not included in the Change of Control Offer or other tender offer payment, accrued and unpaid interest, if any, thereon, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indentures relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indentures. The Indentures do not restrict or prevent the Issuer or any of its Subsidiaries from incurring any Indebtedness except as provided below.

Limitation on Liens

The Indentures provide that, except as described under “Exception to Limitations” below, the Issuer will not, and will not permit any Guarantor to, create, incur or assume any Lien (except Permitted Liens) that secures any Indebtedness for borrowed money of the Issuer or any Guarantor on the Collateral or any of its Principal Personal or Real Property (whether now owned or hereafter acquired).

The expansion of Liens by virtue of accretion or amortization of original issue discount (excluding accretion or amortization that is expressly provided for in the agreement providing for the applicable Indebtedness that is a zero coupon or similar discount yield instrument) and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this covenant.

For purposes of determining compliance with this covenant, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens or may be incurred in compliance with the terms described under “Exception to Limitations” below, the Issuer shall, in its sole discretion, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this covenant (including by complying with the terms described under “Exception to Limitations” below) and the definition of Permitted Liens.

Limitations on Sale and Lease-Back Transactions

The Indentures provide that, except as described under “Exception to Limitations” below, the Issuer will not, and will not permit any Guarantor to, consummate any Sale and Lease-Back Transaction with respect to any Principal Personal or Real Property with another Person (other than with the Issuer or a Guarantor) unless:

(1)	the Issuer or such Guarantor could incur Indebtedness secured by a Lien on the property which would constitute a Permitted Lien; or

(2)	the property leased pursuant to such arrangement is sold for a price at least equal to such property’s fair value (as determined by the Issuer in good faith); or

(3)

within 360 days of the effective date of any such Sale and Lease-Back Transaction, the Issuer applies the Net Proceeds of the sale of the leased property, less the amount of Net Proceeds used to prepay, redeem or purchase the Notes, to the prepayment or retirement of Funded Debt of the Issuer and its Subsidiaries (which may include the Notes) and/or the acquisition, construction or improvement of any property.

Exception to Limitations

Notwithstanding the foregoing covenant provisions described above under “—Limitations on Liens” and “—Limitations on Sale and Lease-Back Transactions,” the Issuer and any Guarantor may (1) create, incur or assume any Lien upon any property, assets or revenues, or (2) consummate any Sale and Lease-Back Transaction if: (i) the aggregate outstanding principal amount of all Secured Indebtedness for borrowed money of the Issuer and the Guarantors that is secured by Liens on any Principal Personal or Real Property plus (ii) the aggregate Attributable Indebtedness in respect of Sale and Lease-Back Transactions that is subject to the restriction on Sale and Lease-Back Transactions described above does not exceed an amount that would cause the Senior Secured Net Leverage Ratio for the Test Period immediately preceding the creation, incurrence or assumption of such a Lien or consummation of such Sale and Lease-Back Transaction, as applicable, to be greater than 4.00 to 1.00, calculated on a pro forma basis after giving effect to the creation, incurrence or assumption of such Lien described above and/or such Attributable Indebtedness in respect of Sale and Lease-Back Transactions that is subject to the restriction on Sale and Lease-Back Transactions described above. The Issuer and any Guarantor may guarantee or provide a security interest in respect of any Indebtedness secured by any Lien created, incurred or assumed and any Sale and Lease-Back Transaction consummated, in each case, in compliance with the terms described in this paragraph.

In the event any Lien is created, incurred or assumed or any Sale and Lease-Back Transaction is consummated, in each case, in reliance upon compliance with the Senior Secured Net Leverage Ratio described above concurrently with the creation, incurrence or assumption of any Permitted Lien, then solely for purposes of calculating the Senior Secured Net Leverage Ratio at such time (but, for the avoidance of doubt, not in any subsequent calculation of the Senior Secured Net Leverage Ratio at a subsequent time), the Senior Secured Net Leverage Ratio will be calculated without regard to the creation, incurrence or assumption of any Indebtedness secured by such Permitted Lien.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)

either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof; provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the Notes pursuant to a supplemental indenture and executes joinder agreements to the Security Documents or new Security Documents providing for a pledge of its assets as Collateral for the Notes and takes all actions required by the Security Documents to perfect the Liens created by the Security Documents; and

(3)	immediately after giving pro forma effect to such transaction or series of transactions and any related financing transactions, no Event of Default exists.

This “Merger, Consolidation or Sale of All or Substantially All Assets” covenant will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and any of the Subsidiary Guarantors.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indentures and the Security Documents with the same effect as if such successor had been named as the Issuer therein. When a successor assumes all the obligations of its predecessor under the Indentures, the Notes and the Security Documents following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be automatically released from those obligations.

Additional Subsidiary Guarantees

If the Issuer or any Wholly-Owned Subsidiary that is a Restricted Subsidiary acquires or creates another Wholly-Owned Subsidiary that is a Restricted Subsidiary (other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary) after the applicable Issue Date that provides a guarantee of the Issuer’s obligations under any Credit Facility (including the Senior Credit Facilities) with an aggregate principal or committed amount of at least $600.0 million, then, within 60 days after such Restricted Subsidiary provides such guarantee, such newly acquired or created Restricted Subsidiary will (x) execute a supplemental indenture to each Indenture providing for a Guarantee by such Restricted Subsidiary and (y) joinder agreements to the Security Documents or new Security Documents providing for a pledge of its assets as Collateral for the Notes and take all actions required by the Security Documents to perfect the Liens created by the Security Documents; provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60-day period described above.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall furnish to the Trustee and Holders of the Notes (without exhibits) or post on its website (which may be password protected so long as the password is made promptly available by the Issuer to the Holders, research analysts and prospective purchasers upon request) no later than 15 days after the dates specified below:

(1)

within 90 days after the end of each fiscal year (beginning with the fiscal year ending after the applicable Issue Date), annual reports containing substantially all of the information required to be contained in an Annual Report on Form 10-K if the Issuer had been a reporting company under the Exchange Act (but only to the extent similar information is included in the offering memorandum for the Restricted Notes); provided, that the Issuer shall not be required to provide the information otherwise required to be presented by reporting companies under the Exchange Act pursuant to Part III of Form 10-K except for such information as would be required by Item 401 of Regulation S-K (other than the information required by subsections (c) and (g) of such item), Item 403(a) of Regulation S-K and Item 404 of Regulation S-K (assuming a transaction threshold of $2.5 million rather than $120,000 and other than information with respect to employment and compensation arrangements and the information required by Item 404(b));

(2)

within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports containing substantially all of the information required to be contained in a Quarterly Report on Form 10-Q if the Issuer had been a reporting company under the Exchange Act (but only to the extent similar information is included in the offering memorandum for the Restricted Notes); and

(3)

within the later of 15 days after the occurrence of the specified event or within five (5) Business Days of the date on which an event would have been required to be reported on a Form 8-K (as in effect on the applicable Issue Date), information pursuant to Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.06 (Material Impairment), 4.01 (Changes in Registrant’s Certifying Accountants), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02(a), (b) or (c) (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers) (other than any information relating to compensation arrangements with any directors or officers) and 9.01(a) (Financial Statements and Exhibits) (but only with respect to historical financial statements relating to transactions required to be reported pursuant to Item 2.01 and involving acquisitions of Persons that had revenues in excess of $500.0 million for the last four completed fiscal quarters prior to the consummation of the acquisition) of a Current Report on Form 8-K (as in effect of the applicable Issue Date); provided, that (a) no such report or information will be required to be so furnished if the Issuer determines in good faith that such event is not material to the Holders or the business, assets, operations or financial condition of the Issuer and its Restricted Subsidiaries, taken as a whole and (b) trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of the Issuer may be excluded from disclosures.

The reports required pursuant to clauses (1), (2) and (3) above will not be required to comply with (i) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, (ii) related Items 307 and 308 of Regulation S-K promulgated by the SEC, (iii) Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or any comparable successor provision and (iv) Regulation S-X Rule 3-10.

The reports required pursuant to clauses (1), (2) and (3) above will be required to comply with Section 314(a) of the Trust Indenture Act.

So long as any Notes are outstanding, the Issuer will also:

(A) issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the delivery or posting of the annual and quarterly reports required by clauses (1) and (2) above announcing the date on which such reports will be made available to the Holders and directing Holders, research analysts and prospective purchasers to contact the investor relations office of the Issuer to obtain copies of such reports;

(B) maintain a website (which may be password protected so long as the password is made promptly available by the Issuer to Holders, research analysts and prospective purchasers) to which all of the reports and press releases required by this covenant are posted; and

(C) host and participate in customary quarterly conference calls (which may be a single conference call together with investors holding other securities of the Issuer and/or its Restricted Subsidiaries and/or any direct or indirect parent of the Issuer) to discuss operating results and related matters. The Issuer shall issue a press release which will provide the date and time of any such call and will direct Holders, prospective purchasers and research analysts to contact the investor relations office of the Issuer to obtain access to the conference call;

provided, that the Issuer shall not be required to undertake the actions set forth in clauses (A), (B) and (C) above at any time that the Issuer or any direct or indirect parent thereof is otherwise undertaking similar actions on behalf of, and making similar information available to, investors holding other securities of the Issuer or any direct or indirect parent thereof; provided, further that such information described in the immediately preceding proviso is made available to the Holders.

In addition, to the extent not satisfied by the foregoing, the Issuer will, for so long as any Notes are outstanding, furnish to Holders and to prospective purchasers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and the Issuer shall also comply with the provisions of the Trust Indenture Act Section 314(a).

The Indentures permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to a direct or indirect parent company; provided that, if and for so long as such parent company shall have Independent Assets or Operations (as defined below), the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent company, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand. “Independent Assets or Operations” means, with respect to any such parent company, that such parent company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Issuer and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such parent company, is more than 3.0% of such parent company’s corresponding consolidated amount.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default and Remedies” until 120 days after the date any report hereunder is due.

To the extent any information is not provided within the time periods specified in this section “—Reports and Other Information” and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured.

The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates). It is understood that the Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants and shall have no obligation whatsoever to determine whether or not such information, documents or reports have been posted on the Issuer’s website or filed with the SEC or to participate in any conference calls.

After-Acquired Property

The Indentures provide that, from and after the applicable Issue Date, upon the acquisition by the Issuer or any Guarantor of any After-Acquired Property, the Issuer or such Guarantor shall execute and deliver such security instruments, mortgages, financing statements and certificates, in each case in form and substance necessary to grant to the Collateral Agent a perfected security interest as required under the Indentures or the Security Documents, subject only to Permitted Liens, in such After-Acquired Property and to have such After-Acquired Property (but subject to certain limitations, if applicable, including as described under “—Security”) added to the Collateral, and thereupon all provisions of the Indentures and the Security Documents relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect. If the Issuer or any Guarantor shall take any action following the applicable Issue Date to grant, perfect or establish a lien on and/or security interest in any of its assets or properties to secure Obligations under the Senior Credit Facilities, then, subject to the First Lien Intercreditor Agreement, such Issuer or Guarantor shall, substantially concurrently therewith, take the corresponding actions in favor of the Collateral Agent in order to provide a corresponding benefit to the Collateral Agent for its benefit and the benefit of the Trustee and holders of the Notes; provided that if such actions are taken solely outside of the United States with respect to assets of, or Equity Interests issued by, Foreign Subsidiaries that are borrowers or guarantors under the Senior Secured Credit Facilities, such actions outside of the United States will not be required to be taken for the benefit of the Collateral Agent, the Trustee and the holders of the Notes.

Further Assurances

Subject to the limitations set forth in the Security Documents, the Indentures provide that the Issuer and each of the Guarantors will execute, deliver and file, if applicable, any and all further documents, financing statements, agreements and instruments, and take all further action that may be reasonably required under applicable law (including the filing of continuation financing statements and amendments to financing statements), or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral.

Events of Default and Remedies

The Indentures provide that each of the following is an Event of Default:

(1)	default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)	default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)

failure by the Issuer or any Guarantor for 90 days after receipt of the written notice described below to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indentures or the Notes;

(4)

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Holdings, the Issuer or any of its Significant Subsidiaries or the payment of which is guaranteed by Holdings, the Issuer or any of its Significant Subsidiaries, other than Indebtedness owed to Holdings, the Issuer or a Restricted

Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, at any one time outstanding is in excess of the greater of (x) $600.0 million and (y) 20% of EBITDA for the most recently ended Test Period;

without such Indebtedness having been discharged or such acceleration rescinded, waived or annulled within 30 days after receipt of the written notice described below;

(5)

failure by Holdings, the Issuer or any Guarantor that is a Significant Subsidiary to pay final judgments aggregating in excess of the greater of (x) $600.0 million and (y) 20% of EBITDA for the most recently ended Test Period (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 90 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)	certain events of bankruptcy or insolvency with respect to Holdings, the Issuer or any Guarantor that is a Significant Subsidiary;

(7)

the Guarantee by Holdings or any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void in a final non-appealable judgment of a court of competent jurisdiction or any responsible officer of Holdings or any Guarantor that is a Significant Subsidiary, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the applicable Indenture or the release of any such Guarantee in accordance with such Indenture;

(8)

unless all Collateral has been released from the Liens in accordance with the provisions of the Security Documents and the applicable Indenture, a security interest in a material portion of Collateral shall cease to be a valid and perfected security interest in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders, except as contemplated by the Indentures and the Security Documents, or the Issuer shall assert or any Guarantor shall assert, in any pleading in a court of competent jurisdiction, that any such security interest is invalid or unenforceable; and

(9)

the failure of Holdings, the Issuer or any Guarantor that is a Significant Subsidiary to comply for 60 days after receipt of written notice described below with its other agreements contained in the Security Documents, except for a failure that would not be material to the whole of the Notes and without materially affecting the value of the Collateral taken as a whole.

A Default under clause (3), (4), (5) or (9) will not become an Event of Default until the Trustee or the Holders of at least 30.0% in principal amount of the 2028 Notes or 2029 Notes, as applicable, then outstanding notify the Issuer of the Default and the Issuer does not cure such Default within the time period specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the applicable Indenture, the Trustee or the Holders of at least 30.0% in principal amount of the then total outstanding 2028 Notes or 2029 Notes, as applicable, by notice to the Issuer may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 2028 Notes or 2029 Notes, as applicable, to be due and payable immediately.

Upon the effectiveness of such declaration, the principal of, premium, if any, and interest on the applicable Notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Issuer, all outstanding applicable Notes will become due and payable without further action or notice. The Indentures provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the applicable Notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of the applicable Notes.

The Indentures provide that the Holders of a majority in aggregate principal amount of the then outstanding 2028 Notes or 2029 Notes, as applicable, by written notice to the Trustee may on behalf of the Holders of all of the 2028 Notes or the 2029 Notes, as applicable, waive any existing Default and its consequences under the applicable Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the 2028 Notes or the 2029 Notes, as applicable, and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the 2028 Notes or the 2029 Notes, as applicable) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if:

(1)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)	the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured, waived or is otherwise no longer continuing.

In case an Event of Default occurs and is continuing, the Trustee and the Collateral Agent will be under no obligation to exercise any of the rights or powers under the Indentures at the request or direction of any of the Holders unless the Holders have offered to the Trustee or the Collateral Agent, as applicable, indemnity or security reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, against any loss, liability or expense. No Holder may pursue any remedy with respect to the Indentures or the Notes (subject to the First Lien Intercreditor Agreement) unless:

(1)	such Holder has previously given the Trustee and the Collateral Agent written notice that an

(2)	Event of Default is continuing;

(3)	Holders of at least 30.0% in principal amount of the total outstanding 2028 Notes or 2029 Notes, as applicable, have requested in writing the Trustee and/or the Collateral Agent to pursue the remedy;

(4)

Holders of the 2028 Notes or the 2029 Notes, as applicable, have offered the Trustee and/or the Collateral Agent, as applicable, security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(5)	the Trustee and/or the Collateral Agent, as applicable, has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(6)

Holders of a majority in principal amount of the total outstanding 2028 Notes or the 2029 Notes, as applicable, have not given the Trustee or the Collateral Agent, as applicable, a direction inconsistent with such written request within such 60-day period.

Subject to certain restrictions, under the Indentures the Holders of a majority in principal amount of the total outstanding 2028 Notes or 2029 Notes, as applicable, are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. The Trustee or the Collateral Agent, however, may refuse to follow any direction that conflicts with law or the Indentures or that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of any other Holder (provided, however, that neither the Trustee nor the Collateral Agent shall have an affirmative duty to determine whether any such direction is unduly prejudicial to the rights of any other Holder) or that would involve the Trustee or the Collateral Agent in personal liability.

The Indentures provide that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indentures, and the Issuer is required, within twenty (20) Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

The Indentures provide that the Trustee is required to deliver to each Holder within 60 days after December 1 beginning with December 1, 2024, and so long as Notes remain outstanding, a brief report dated as of December 1 in accordance with, and to the extent required under, Trust Indenture Act Section 313(a), and comply with Trust Indenture Act Section 313(b)-(d).

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or subsidiaries (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, the Indentures or any Security Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the 2028 Indenture or the 2029 Indenture, as applicable will terminate (other than certain obligations) and will be released upon payment in full of all of the 2028 Notes or the 2029 Notes, as applicable. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the 2028 Notes or the 2029 Notes and have each Guarantor’s obligation discharged with respect to its Guarantee and have its and each Guarantor’s obligations discharged with respect to the Security Documents (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)

the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indentures;

(2)

the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Collateral Agent, and the Issuer’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indentures.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants in the Indentures, including the obligations described under “—Repurchase at the Option of Holders—Change of Control Triggering Event” and the obligations described under “—Certain Covenants” (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (to the extent such amounts consist of U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm) to pay the principal of, premium, if any, and interest due on the 2028 Notes or the 2029 Notes, as applicable, on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Make-Whole Premium, the amount deposited shall be sufficient for purposes of the applicable Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Make-Whole Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. The amount of any Make-Whole Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Make-Whole Premium Deficit that confirms that such Make-Whole Premium Deficit shall be applied toward such redemption. The Trustee shall have no liability whatsoever in the event that such Make-Whole Premium Deficit is not in fact paid after any legal or covenant defeasance;

(2)

in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the issuance of the 2028 Notes or the 2029 Notes, as applicable, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the 2028 Notes or the 2029 Notes, as applicable, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens and the consummation of other transactions in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement, instrument or documents (other than the applicable Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens and the consummation of other transactions in connection therewith);

(6)

the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)

the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, any Opinion of Counsel required by the immediately preceding paragraph with respect to legal defeasance need not be delivered if all of the 2028 Notes or 2029 Notes, as applicable, not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

The Collateral will be released from the Lien securing the 2028 Notes or 2029 Notes, as applicable, as provided under the caption “—Release of Collateral,” upon a legal defeasance or covenant defeasance in accordance with the provisions described above.

Satisfaction and Discharge

Each of the 2028 Indenture and the 2029 Indenture, as applicable, will be discharged and will cease to be of further effect as to all 2028 Notes or 2029 Notes, as applicable, and any Collateral then securing the 2028 Restricted Notes or 2029 Restricted Notes, as applicable, shall be automatically released, when either:

(1)

all 2028 Notes or 2029 Notes, as applicable, theretofore authenticated and delivered, except lost, stolen or destroyed 2028 Notes or 2029 Notes, as applicable, which have been replaced or paid and 2028 Notes or 2029 Notes, as applicable, for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)

(2)(a) all 2028 Notes or 2029 Notes, as applicable, not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the applicable Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Make-Whole Premium, the amount deposited shall be sufficient for purposes of the applicable Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Make-Whole Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. The amount of any Make-Whole Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Make-Whole Premium Deficit that confirms that such Make-Whole Premium Deficit shall be applied toward such redemption. The Trustee shall have no liability whatsoever in the event that such Make-Whole Premium is not in fact paid in connection with such redemption;

(b) the Issuer has paid or caused to be paid all sums payable by it under the applicable Indenture; and

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the applicable Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the succeeding paragraphs of this “—Amendment, Supplement and Waiver” section, the Indentures, any Guarantee, the Notes, the Security Documents and the Intercreditor Agreements may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, the applicable Notes, and any existing Default or compliance with any provision of the applicable Indenture or the applicable Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding applicable Notes, including consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, the applicable Notes or the 2029 Notes, in each case, other than Notes beneficially owned by the Issuer or its Affiliates.

The Indentures provide that, without the consent of each affected Holder, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed final maturity of any such Note or reduce the premium payable upon the redemption of such Notes on any date (other than provisions relating to the covenants described above under “—Repurchase at the Option of Holders”); provided that any amendment to the notice requirements may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes;

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)

waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indentures or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)	make any Note payable in money other than that stated therein;

(6)	make any change in the provisions of the Indentures relating to waivers of past Defaults;

(7)	make any change in these amendment and waiver provisions that is materially adverse to the Holders;

(8)	make any change to or modify the ranking of the Notes that would adversely affect the Holders, except as permitted or required by the Indentures or the Intercreditor Agreements; or

(9)	except as expressly permitted by the Indentures, modify the Guarantees of Holdings or any Significant Subsidiary in any manner materially adverse to the Holders.

Additionally, without the consent of Holders of at least 66 2/3% in principal amount of the applicable Notes then outstanding, no such amendment, waiver or modification will release all or substantially all of the Collateral from the Liens securing the applicable Notes or the 2029 Notes and the applicable Guarantees.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indentures to which it is a party) and the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indentures, any Guarantee, any Security Document, any Intercreditor Agreement or Notes without the consent of any Holder:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)	to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5)

to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect (as determined in good faith by the Issuer) the legal rights under the Indentures of any such Holder;

(6)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)

to add additional assets as Collateral, to release Collateral from the Lien pursuant to the Indentures, the Security Documents and the Intercreditor Agreements when permitted or required by the Indentures, the Security Documents or the Intercreditor Agreements and to modify the Security Documents and/or the Intercreditor Agreements to add additional secured creditors holding Obligations that are permitted under the Indentures to constitute First Lien Obligations under the applicable Intercreditor Agreement pursuant to the terms of the Indentures and to add additional secured creditors holding obligations that are secured by a Lien permitted by the Indentures as junior lien obligations under any junior priority intercreditor agreement;

(8)

to evidence and provide for the acceptance and appointment under the Indentures, any Intercreditor Agreement, or any Security Document, as applicable, of a successor Trustee or Collateral Agent thereunder pursuant to the requirements thereof;

(9)	to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)	to add a Guarantors under the Indentures or to release a Guarantor in accordance with the terms of the Indentures;

(11)

to conform the text of the Indentures, Guarantees, any Security Documents, any Intercreditor Agreement or the Notes to any provision of this “Description of the Registered Notes” to the extent that such provision in this “Description of the Registered Notes” was intended to be a verbatim recitation of a provision of the Indentures, Guarantee, any Security Document, any Intercreditor Agreement or the Notes, as provided to the Trustee or the Collateral Agent, as applicable, in an Officer’s Certificate;

(12)

to make any amendment to the provisions of the Indentures relating to the transfer and legending of Notes as permitted by the Indentures, including, to facilitate the issuance and administration of the Notes; provided that (a) compliance with the Indentures as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes (as determined in good faith by the Issuer); or

(13)

to provide for the issuance of Additional 2028 Notes or Additional 2029 Notes, as applicable in accordance with the terms of the applicable Indenture. The consent of the Holders is not necessary under the Indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Concerning the Trustee and Collateral Agent

U.S. Bank Trust Company, National Association is the Trustee and Collateral Agent under each of the Indentures. The Indentures provide that if an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indentures on behalf of the Holders, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indentures set out the terms under which the Trustee, the Collateral Agent or an Agent may resign or be removed and replaced. Any removal or resignation of the Trustee or the Collateral Agent shall not become effective until the acceptance of appointment by the successor Trustee or Collateral Agent, as applicable.

The Indentures contain provisions for the indemnification of the Trustee and Collateral Agent for any loss, liability, taxes and expenses incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Indentures and the performance of its duties thereunder. The Trustee and Collateral Agent are not required to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties under the Indentures.

The Indentures contain certain limitations on the rights of the Trustee and the Collateral Agent thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee and Collateral Agent are permitted to engage in other transactions; provided, however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

Governing Law

The Indentures, the Notes, any Guarantee, the Security Documents and the Intercreditor Agreements are governed by and construed in accordance with the laws of the State of New York.

Limited Condition Transactions

When calculating any applicable ratio, Consolidated Net Income or EBITDA or determining the satisfaction of all other conditions precedent in connection with a Limited Condition Transaction, the date of determination of such ratio, Consolidated Net Income or EBITDA or compliance with any condition precedent, shall, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be the LCT Test Date, and, if after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Issuer could have consummated such Limited Condition Transaction on the relevant LCT Test Date in compliance with such ratio or other provision, such ratio or other provision shall be deemed to have been complied with. For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in EBITDA or other components of such ratio) or other provision at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been failed to have been exceeded or satisfied, respectively, as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction and related transactions are permitted hereunder and (ii) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction, unless (x) on such date an Event of Default described in clause (1) or (2) of the first paragraph of “—Events of Default and Remedies” or, solely with respect to the Issuer, an Event of Default described in clause (6) of the first paragraph of “—Events of Default and Remedies” shall be continuing or (y) the Issuer subsequently elects, in its sole discretion, to test such ratios and baskets on the date such Limited Condition Transaction and related transactions are consummated.

If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or other provision on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or other provision shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expired.

Certain Definitions

Set forth below are certain defined terms used in the Indentures. For purposes of the Indentures and this “Description of Senior Secured Notes”, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2016 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the 2016 Transactions.

“2016 Transactions” means, collectively, (i) the IMS-Quintiles Merger, (ii) the termination of that certain Credit Agreement, dated as of May 12, 2015, by and among Quintiles Corp, the lenders party thereto, J.P. Morgan Chase Bank, N.A. as administrative agent, swing line lender and L/C issuer, Morgan Stanley Senior Funding, Inc., as swing line lender and L/C issuer and Barclays Bank PLC, as L/C issuer and the termination of the liens in respect thereof and (iii) the other transactions contemplated thereby.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Acquired Property” means property (other than Excluded Property) acquired by the Issuer or a Guarantor after the applicable Issue Date that is not automatically subject to a perfected security interest under the Security Documents, which the Issuer or such Guarantor will provide a lien over such property (or, in the case of a new Guarantor, such of its property) in favor of the Collateral Agent, subject to exceptions set forth in the Indentures, the Intercreditor Agreements or the Security Documents; provided that, while any obligations under the Senior Credit Facilities are outstanding, After-Acquired Property shall only be Collateral that is pledged to secure the obligations under the Senior Credit Facilities (including property of a Person that becomes a new Guarantor) after the date of the applicable Indenture.

“Agent” means any registrar, co-registrar, transfer agent, co-transfer agent, the principal paying agent or additional paying agent.

“Attributable Indebtedness” means, with respect to any Sale and Lease-Back Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Lease- Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“August 2019 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the August 2019 Transactions.

“August 2019 Transactions” means, collectively, (i) the issuance of the Senior 2.250% Notes due 2028, (ii) the satisfaction and discharge of the Senior 4.875% Notes, and (iii) the payment of all fees and expenses associated with the foregoing.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Issuer.

“Business Day” means each day which is not a Legal Holiday.

“Canadian Dollars” means Canadian dollars, the lawful currency of Canada.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that would be characterized as operating lease obligations in accordance with GAAP without giving effect to Accounting Standards Codification Topic No. 842, Leases (whether or not such operating lease obligations were in effect on the applicable Issue Date) shall be accounted for as operating lease obligations (and not as Capitalized Lease Obligations or Indebtedness) for purposes of the Indentures regardless of the effectiveness of Accounting Standards Codification Topic No. 842, Leases or any other change in GAAP following the applicable Issue Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Issuer that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means: (a) Dollars;

(b) (1) Euros, Yen, Canadian Dollars, Sterling, Swiss Francs or any national currency of any Participating Member State of the EMU; (2) in the case of any Foreign Subsidiary that is a Restricted Subsidiary or any jurisdiction in which the Issuer or any of its Restricted Subsidiaries conducts business, such local currencies held by it from time to time in the ordinary course of business and not for speculation;

(c) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) and in each case maturing within 24 months after the date of acquisition;

(g) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer);

(h) readily marketable direct obligations issued by (i) any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof or (ii) any foreign government or any political subdivision or public instrumentality thereof; provided, that each such readily marketable direct obligations shall have an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition;

(i) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer); and

(j) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (i) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) (other than clause (h)(ii) above) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (j) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those specified in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clause (a) or (b) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing or credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services) and other cash management arrangements.

“Change of Control” means the occurrence of any of the following after the applicable Issue Date: (1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation) of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person; (2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person or (B) Persons that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the

Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies, other than in each case, in connection with any transaction or series of transactions in which the Issuer shall become the Wholly-Owned Subsidiary of a Parent Company; or (3) the Issuer ceases to be a direct wholly owned Subsidiary of Holdings.

“Change of Control Triggering Event” means the occurrence of: (1) if on the earlier of (a) the date of the first public announcement of a Change of Control or of the Issuer’s intention to effect such Change of Control and (b) the occurrence of such Change of Control, the Notes have an Investment Grade Rating from both Rating Agencies, (i) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by both Rating Agencies and (ii) each Rating Agency’s rating of the Notes on any day during such Ratings Decline Period for such Change of Control is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or the occurrence thereof if such Change of Control occurs prior to the first public announcement thereof); provided, however, that a downgrade of the Notes by the applicable Rating Agency will not be deemed to have occurred in respect of a Change of Control (and thus will not be deemed a downgrade for purposes of this definition) if such Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Issuer or the Trustee in writing at the request of the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade) or (2) if the Notes do not have an Investment Grade Rating from both Rating Agencies, a Change of Control. No Change of Control Triggering Event will be deemed to have occurred in connection with a Change of Control until such Change of Control has been consummated.

“Collateral” means all assets and properties, tangible or intangible, now existing or hereafter acquired that is subject or purported to be subject to a Lien in favor of the Collateral Agent to secure the Obligations under the Notes, the Guarantees, the Indentures and the Security Documents.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including, the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and amortization of Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) any prepayment premium or penalty, (r) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (s) costs associated with obtaining Hedging Obligations and breakage costs in respect of Hedging Obligations related to interest rates, (t) any expense resulting from the discounting of any indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the 2016 Transactions or any acquisition (or purchase of assets), (u) penalties and interest related to taxes, (v) any “additional interest” or “liquidated damages” with respect to other securities, (w) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses, (x) any amortization or expensing of bridge, commitment and other financing fees and any other fees related to the 2016 Transactions, the September 2017 Transactions, the May 2019 Transactions, the August 2019 Transactions, the June 2020 Transactions, the March 2021 Transactions, the May 2023 Transactions, the November 2023 Transactions or any acquisitions (or purchases of assets) after the applicable Issue Date, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (z) any accretion of accrued interest on discounted liabilities (other than Indebtedness except to the extent arising from the application of purchase accounting)); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)

any net after-tax effect of extraordinary, non-recurring or unusual gains or losses, charges or expenses (including relating to any multi-year strategic initiatives), the 2016 Transaction Expenses, the September 2017 Transaction Expenses, the May 2019 Transaction Expenses, the August 2019 Transaction Expenses, the June 2020 Transaction Expenses, the March 2021 Transaction Expenses, the May 2023 Transaction Expenses, the November 2023 Transaction Expenses, restructuring costs and reserves, duplicative running costs, relocation costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, Public Company Costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention or completion bonuses, executive recruiting costs, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with non-ordinary course product and intellectual property development, costs incurred in connection with acquisitions (or purchases of assets) prior to or after the applicable Issue Date (including integration costs), other business optimization expenses (including costs and expenses relating to business optimization programs, and new systems design, retention charges, system establishment costs and implementation costs and project start-up costs), accruals and reserves, operating expenses attributable to the implementation of cost-savings initiatives, consulting fees and curtailments and modifications to pension and post-retirement employee benefit plans shall be excluded;

(2)

the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP, shall be excluded;

(3)

any net after-tax effect of gains or losses on disposal, abandonment (including asset retirement costs) or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4)

any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded;

(5)

the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded; provided that Consolidated Net Income of a Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6)	[reserved];

(7)

effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the 2016 Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8)	any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9)	any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10)

any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of such Person or of a Restricted Subsidiary or any of its direct or indirect parent companies in connection with the 2016 Transactions, shall be excluded;

(11)

any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes, the Existing Senior Notes and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests, recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes, the Existing Senior Notes and other securities and any Credit Facilities) and including, in each case, any such transaction whether consummated on, after or prior to the applicable Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(12)

accruals and reserves that are established or adjusted within twelve months after the applicable Issue Date that are so required to be established or adjusted as a result of the 2016 Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(13)

any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14)

any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, shall be excluded; and

(15)	the following items shall be excluded:

(a) research and development expenses and charges to the extent expensed; and

(b) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the 2016 Transactions or any acquisition), consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations, debt obligations evidenced by bonds, notes, debentures, promissory notes or similar instruments and guarantees of Indebtedness of such types of a third Person; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any Qualified Securitization Facility, (ii) any letter of credit, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (iii) Hedging Obligations, except any unpaid termination payments thereunder. The U.S. dollar- equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended by Amendment No. 1, dated as of June 16, 2022, Amendment No. 2, dated as of

April 17, 2023, Amendment No. 3 dated as of November 28, 2023, and as further amended, restated, supplemented or otherwise modified from time to time as permitted by the Intercreditor Agreements), among the Issuer, Holdings, IQVIA RDS Inc., a North Carolina corporation, IQVIA AG, a Swiss corporation, IQVIA Solutions Japan LLC (godo kaisha), a Japanese limited liability company, the Senior Credit Facilities Agent, and the lenders and other entities party thereto.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than for any Qualified Equity Interests or solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for any Qualified Equity Interests or solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of future, current or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof) of the Issuer or its Subsidiaries or any direct or indirect parent company of the Issuer or by any such plan to such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof), such Capital Stock shall not constitute Disqualified Stock solely because it may be redeemable or subject to repurchase by the Issuer or its Subsidiaries pursuant to any such plan or agreement or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof) of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia. For the avoidance of doubt, for purposes of the Indentures, the Security Documents and the First Lien Intercreditor Agreement, neither IQVIA Solutions Japan LLC. nor IQVIA Services Japan, LLC. shall be considered a Domestic Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(1) increased (without duplication) by the following, in each case (other than in the case of clauses (g) and (j)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including federal, state, franchise, property, excise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (15) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges for such period (including (x) net losses under Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other deferred financing fees, and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense for such period; plus

(d) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may determine not to add back such non-cash charge in the current period and (B) to the extent the Issuer does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(e) the amount of any reductions in arriving at Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus

(f) the amount of management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period to the Persons with an equity interest in the Issuer or its direct or indirect parent companies; plus

(g) the amount of “run rate” net cost savings, synergies and operating expense reductions (other than any of the foregoing related to Specified Transactions) projected by the Issuer in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twenty-four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); plus

(h) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(i) any costs or expense incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus

(j) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(k) any net loss from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of); plus

(l) Specified Legal Expenses; and

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains that represent the reversal of an accrual or reserve for any anticipated cash charges in any prior period (other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); plus

(b) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period; plus

(c) any net income from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of); and

(3) increased (by losses) or decreased (by gains), as applicable, by the following, without duplication, in each case, except for the adjustments set forth in the proviso to this clause (3), to the extent included in computing Consolidated Net Income for such period:

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging;

(b) any net gain or loss resulting in such period from a sale of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Facility;

(c) any realized or unrealized gains or losses in such period from (i) balance sheet currency translation, (ii) currency translation of assets or liabilities that are not denominated in the functional currency of a Person into the functional currency of that Person and (iii) Hedging Obligations that are designated by a Person as a hedge of an asset or liability in clause (c)(i) or (ii); and

(d) any adjustments resulting from the application of Accounting Standards Codification

Topic No. 460, Guarantees, or any comparable regulation;

provided that, notwithstanding the foregoing, EBITDA shall include (without duplication) (i) any net realized gain or loss from any Hedging Obligations accounted for as cash flow hedges of intercompany royalties and (ii) any net realized gain or loss from any Hedging Obligations that are designated by the Issuer as EBITDA hedges, except to the extent any such Hedging Obligations are terminated by such Person prior to their scheduled maturity.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); but excluding from the foregoing any debt securities convertible into Equity Interests, whether or not such debt securities include any right of participation with Equity Interests.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8; or

(2) issuances to any Subsidiary of the Issuer.

“Euros” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Registered Notes” means the notes issued pursuant to the Indentures in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

“Excluded Accounts” means any deposit account or securities account used exclusively as (a) payroll and other employee wage and benefit accounts, (b) tax accounts, including sales tax accounts, (c) escrow, fiduciary or trust accounts, (d) zero balance accounts and (e) the funds or other property held in or maintained in any such account identified in clauses (a) through (d).

“Existing Senior Notes” means, collectively, the Senior 1.750% Notes, the Senior 2.250% Notes due 2028, the Senior 2.250% Notes due 2029, the Senior 2.875% Notes due 2025, the Senior 2.875% Notes due 2028, the Senior 5.000% Notes due 2026, the Senior 5.000% Notes due 2027 and the Senior 6.500% Notes due 2030.

“Existing Senior Notes Indentures” means, collectively, the Senior 2.250% Notes due 2028 Indenture, Senior 2.875% Notes due 2025 Indenture, the Senior 2.875% Notes due 2028 Indenture, the Senior 5.000% Notes due 2026 Indenture, the Senior 5.000% Notes due 2027 Indenture, the Senior 1.750/2.250% Notes Indenture and the Senior 6.500% Notes due 2030 Indenture.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Financial Officer” means the Chief Financial Officer, the Treasurer or other financial officer of the Issuer, as applicable.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Funded Debt” means any Indebtedness for money borrowed (other than in connection with a Qualified Securitization Facility), whether created, issued, incurred, assumed or guaranteed, that would, in accordance with GAAP, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities other than Indebtedness incurred under a revolving credit facility).

“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect on the applicable Issue Date but without giving effect to Accounting Standards Codification Topic No. 842, Leases or (2) after the applicable Issue Date, if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to the Indentures shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indentures shall be computed in conformity with IFRS and (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the applicable Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the applicable Issue Date.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indentures and the Notes.

“Guarantor” means Holdings and each Restricted Subsidiary of the Issuer, if any, that Guarantees the Notes in accordance with the terms of the Indentures.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books. “Holdings” means IQVIA Holdings Inc., a Delaware corporation.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“IMS Health Holdings” means IMS Health Holdings, Inc., a Delaware corporation.

“IMS-Quintiles Merger” means, collectively, the merger of IMS Health Holdings with and into Quintiles Holdings, the merger of Healthcare Technology Intermediate Holdings, LLC with and into Quintiles Holdings immediately thereafter, and the merger of Quintiles Corp with and into the Issuer.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid within thirty (30) days after becoming due and payable or (iii) accruals for payroll and other liabilities accrued in the ordinary course of business; or

(d) representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness that is not recourse to the Issuer or any Restricted Subsidiary except with respect to such specific asset will be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person; provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or consistent with industry practice, (b) reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under letters of credit shall be counted as Indebtedness three (3) Business Days after such amount is drawn), (c) obligations under or in respect of Qualified Securitization Facilities; provided, further, that Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indentures as a result of accounting for any embedded derivatives created by the terms of such Indebtedness or (d) deferred or prepaid revenues. For the avoidance of doubt, Indebtedness shall not include royalty payments.

“Initial Purchasers” means Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Wells Fargo Securities, LLC, TD Securities (USA) LLC, Truist Securities, Inc., BNP Paribas Securities Corp., ING Financial Markets LLC, Fifth Third Securities, Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Siebert Williams Shank & Co., LLC, Huntington Securities, Inc. and Regions Securities LLC.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and, if entered into, any other intercreditor agreement entered into by the Collateral Agent at the reasonable discretion of the Senior Credit Facilities Agent pursuant to which the Liens securing any Obligations of the Issuer and the Guarantors are subordinated to the Liens securing the Notes and the Guarantees.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency selected by the Issuer.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, manufacturers, consultants and independent contractors, in each case made in the ordinary course of business or consistent with industry practice), and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

“Issue Date” means, with respect to the 2028 Notes, May 23, 2023 and, with respect to the 2029 Notes, November 28, 2023.

“Issuer” means IQVIA Inc. and its successors.

“June 2020 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the June 2020 Transactions.

“June 2020 Transactions” means, collectively, (i) the issuance of the Senior 2.875% Notes due 2028, (ii) the satisfaction and discharge of the Senior 3.500% Notes and (iii) the payment of all fees and expenses associated with the foregoing.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCT Test Date” means the date specified in the LCT Election; provided, that (a) with respect to any prepayment of Indebtedness, such date shall be the date of the irrevocable prepayment notice and (b) with respect to all other Limited Condition Transactions, such date shall be the date of the definitive agreements for such Limited Condition Transaction.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any (a) acquisition, Investment or Sale and Lease-Back Transaction by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (b) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Facility.

“March 2021 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the March 2021 Transactions.

“March 2021 Transactions” means, collectively, (i) the issuance of the Senior 1.750% Notes and the Senior 2.250% Notes due 2029, (ii) the satisfaction and discharge of the Senior 3.250% Notes and (iii) the payment of all fees and expenses associated with the foregoing.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Foreign Subsidiary” means any Material Foreign Subsidiary under and as defined in the Credit Agreement.

“Material Real Property” means any fee-owned real property located in the United States that is owned by the Issuer or any Guarantor, in each case, with a fair market value in excess of $35,000,000 (at August 25, 2021 or, with respect to fee-owned real property located in the United States that is acquired after August 25, 2021, at the time of acquisition).

“Material Subsidiary” means any Material Subsidiary under and as defined in the Credit Agreement.

“May 2019 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the May 2019 Transactions.

“May 2019 Transactions” means, collectively, (i) the issuance of the 5.000% Senior Notes due 2027 and (ii) the payment of all fees and expenses associated with the foregoing.

“May 2023 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the May 2023 Transactions.

“May 2023 Transactions” means, collectively, (i) the issuance of the 2028 Notes on May 23, 2023, (ii) the issuance of the Senior 6.500% Notes due 2030 on May 23, 2023, and (iii) the payment of all fees and expenses associated with the foregoing.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Sale and Lease-Back Transaction, net of the costs relating to such Sale and Lease-Back Transaction, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the Indentures (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) or amounts required to be applied to the repayments of Indebtedness secured by a Lien on such assets and required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the Sale and Lease-Back Transaction and retained by the Issuer or any of its Restricted Subsidiaries after such Sale and Lease-Back Transaction, including any indemnification obligations associated with such transaction.

“November 2023 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the November 2023 Transactions.

“November 2023 Transactions” means, collectively, the (i) the issuance of the 2029 on November 28, 2023, (ii) the amendment of the Senior Credit Facilities to provide for an incremental term B loan and (iii) the payment of all fees and expenses associated with the foregoing.

“Obligations” means any principal, interest, fees and expenses (including any such interest, fees and expenses accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding, whether or not such interest is an allowed or allowable claim under applicable state, federal or foreign law), premium, penalties, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the Indentures.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee or the Collateral Agent, as applicable. The counsel may be an employee of or counsel to the Issuer or the Trustee or the Collateral Agent, as applicable.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Issuer, and at the time such Person acquired such voting power, no

Person and no Persons that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act ), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance, health, disability or employee benefits, other social security laws or similar legislation or regulations or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)

landlords’, carriers’, warehousemen’s, materialsmen’s, repairmen’s, construction and mechanics’ Liens, in each case arising in the ordinary course of business and (i) for sums not yet overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens; (ii) being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (iii) the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Issuer or its Restricted Subsidiaries;

(3)

Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)

Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds, instruments or obligations or with respect to regulatory requirements or letters of credit or bankers acceptance issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practice;

(5)

survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Credit Facilities);

(6)

Liens securing Capitalized Lease Obligations and purchase money obligations (including in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) and otherwise securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alternations or improvements of property, if the Indebtedness and the related Liens are incurred within 18 months of the later of such acquisition of property or completion of construction or addition, repairs, alterations or improvements, as the case may be;

(7)	Liens existing, or provided for under binding contracts existing, on the applicable Issue Date;

(8)

Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the obligations to which such Liens relate;

(9)

Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after acquired-property) that secured the obligations to which such Liens relate;

(10)	[reserved];

(11)	Liens securing (x) Hedging Obligations and (y) obligations in respect of Cash Management Services;

(12)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)

leases, subleases, licenses or sublicenses (or other agreement under which the Issuer or any Restricted Subsidiary has granted rights to end users to access and use the Issuer’s or any Restricted Subsidiary’s products, technologies or services) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(14)

Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;

(15)	Liens in favor of the Issuer or any Subsidiary of the Issuer;

(16)

Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business or consistent with industry practice to the clients of the Issuer or any of its Restricted Subsidiaries;

(17)	Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18)

Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, that (a) such new Lien shall be limited to all or part of the same property (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the original Lien (plus improvements and accessions on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indentures, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such refinancing, refunding, extension, renewal or replacement;

(19)	deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or self-insurance arrangements;

(20)	Liens securing obligations in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $1,500.0 million and (b) 50% of EBITDA for the most recently ended Test Period;

(21)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)

(22)(i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business or consistent with industry practice, (ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business or consistent with industry practice and (iii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(23)	Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies”;

(24)

Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or consistent with industry practice;

(25)

Liens (a) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(26)	Liens deemed to exist in connection with Investments in repurchase agreements; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(27)

Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28)

Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or consistent with industry practice or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice;

(29)	Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(30)

any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(31)

Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(32)	Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement;

(33)	ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(34)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(35)	Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(36)	Liens on cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition to be applied against the purchase price for such Investment or other acquisition;

(37)

any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business or consistent with industry practice;

(38)

deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary or consistent with industry practice to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(39)	Liens arising in the ordinary course of business to secure accounts payable or similar trade obligations not constituting Indebtedness;

(40)

security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(41)	any proxy agreement relating to IMS Government Solutions, Inc. and its Equity Interests entered into with the Defense Security Service;

(42)

any encumbrance or restriction imposed under any contract for the sale by the Issuer or any of its Restricted Subsidiaries of the Capital Stock of any Restricted Subsidiary, or any business unit or division of the Issuer or any Restricted Subsidiary;

(43)	Liens securing any Indebtedness incurred under any Secured Revolving Commitments established in compliance with the terms of the Indentures;

(44)	Liens securing the Notes issued on the applicable Issue Date and Guarantees, if any, of the Notes issued on the applicable Issue Date; and

(45)	Liens securing obligations in respect of Indebtedness incurred under any Credit Facility, including any letter of credit facility relating thereto, that do not at any one time exceed $8,950.0 million.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest and other obligations payable on and with respect to such Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any insolvency or liquidation Proceeding, whether or not allowed or allowable as a claim in any such insolvency or liquidation Proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Personal or Real Property” means any personal or real property (including, for the avoidance of doubt, accounts receivable and inventory) other than property that, in the opinion of the Issuer, is not of material importance to the total business conducted by the Issuer and its Subsidiaries, taken as a whole.

“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer’s or its Restricted Subsidiaries’ initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the applicable Restricted Subsidiary or Securitization Subsidiary and (b) all sales and/or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) or (2) constituting a receivables financing facility (it being understood that, for the avoidance of doubt, the Receivables Facility is deemed to be a Qualified Securitization Facility).

“Quintiles Corp” means Quintiles Transnational Corp., a North Carolina corporation.

“Quintiles Holdings” means Quintiles Transnational Holdings Inc., a North Carolina corporation. “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of such Change of Control or of the Issuer’s intention to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as any Rating Agency rating the Notes as of the beginning of the Ratings Decline Period has publicly announced during the Ratings Decline Period that the rating of the Notes is under consideration for downgrade by such Rating Agency.

“Receivables Facility” means the receivables facility pursuant to (a) that certain Receivables Financing Agreement, dated December 5, 2014, among IQVIA RDS Funding LLC (formerly known as Quintiles Funding LLC), as borrower, IQVIA RDS Inc. (formerly known as Quintiles, Inc.), as initial servicer, PNC Bank, N.A., as administrative agent and lender, and the additional persons from time to time party thereto as lenders and (b) that certain Purchase and Sale Agreement, dated December 5, 2014, as amended, among IQVIA RDS Inc. (formerly known as Quintiles, Inc.), as originator and initial servicer, IQVIA CSMS US Inc. (formerly known as Quintiles Commercial US, Inc.), as originator, and IQVIA RDS Funding LLC (formerly known as Quintiles Funding LLC), as buyer, in each case, as amended, modified or supplemented from time to time so long as such amendments, modifications and supplements are either, taken as a whole, not materially adverse to the interests of the Holders as determined in good faith by the Issuer or consented to by the administrative agent under the Senior Credit Facilities, and any extension thereof to receivables of the Issuer and any of its Subsidiaries.

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an Exchange Offer registered with the SEC.

“Registered Exchange Offer” means the offer by the Issuer and the Guarantors, pursuant to a Registration Rights Agreement, to certain holders of Notes, to issue and deliver to such holder, in exchange for the Notes, a like aggregate principal amount of Registered Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the applicable Issue Date, among the Issuer, the Guarantors and Goldman Sachs & Co. LLC, as representative of the Initial Purchasers with respect to the 2028 Notes, and J.P. Morgan Securities LLC, as representative of the Initial Purchasers with respect to the 2029 Notes, as such agreement may be ended, modified or supplemented from time to time.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary. “S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing for a period of more than three years by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Revolving Commitments” means any commitments to make loans constituting Secured Indebtedness on a revolving basis to the Issuer or any of its Restricted Subsidiaries by any Person other than the Issuer or any of its Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Facility” means any of one or more receivables or securitization financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means the security agreement to be entered into among the Issuer, the Guarantors and the Collateral Agent on the applicable Issue Date, as amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement, intellectual property security agreements, the mortgages, collateral assignments, security agreement supplements, security agreements, pledge agreements or other similar agreements entered into in favor of the Collateral Agent pursuant to the Indentures, and each of the other agreements, instruments or documents that creates or purports to create a Lien for the benefit of the Collateral Agent, the Trustee and the holders of the Notes.

“Senior Credit Facilities” means, collectively, the senior secured term loan facilities and the senior secured revolving credit facilities under the Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders, or investors, whether or not secured, that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Senior Credit Facilities Agent” means Bank of America, N.A., in its capacity as the administrative agent under the Senior Credit Facilities.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post- filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the applicable Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Cash Management Services (and guarantees thereof) owing to a lender under the Senior Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Cash Management Services, as the case may be, are permitted to be incurred under the terms of the Indentures;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indentures, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business or consistent with industry practice;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indentures.

“Senior 1.750% Notes” means €550.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2026 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 1.750%/2.250% Notes Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 1.750%/2.250% Notes Indenture” means the indenture dated March 3, 2021, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as amended, supplemented or modified from time to time.

“Senior 2.250% Notes due 2028” means €720.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2028 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 2.250% Notes due 2028 Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 2.250% Notes due 2028 Indenture” means the indenture dated August 13, 2019, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as amended, supplemented or modified from time to time.

“Senior 2.250% Notes due 2029” means €900.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2029 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 1.750%/2.250% Notes Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 2.875% Notes due 2025” means €420.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2025 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 2.875% Notes due 2025 Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 2.875% Notes due 2025 Indenture” means the indenture dated September 14, 2017, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as amended, supplemented or modified from time to time.

“Senior 2.875% Notes due 2028” means €711.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2028 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 2.875% Notes due 2028 Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 2.875% Notes due 2028 Indenture” means the indenture dated June 24, 2020, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association. (as successor in interest to U.S. Bank National Association), as trustee, as amended, supplemented or modified from time to time.

“Senior 3.250% Notes” means €1,425.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2025.

“Senior 4.125% Notes” means €275.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2023.

“Senior 4.875% Notes” means $800.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2023.

“Senior 5.000% Notes due 2026” means $1,050.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2026 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 5.000% Notes due 2026 Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 5.000% Notes due 2026 Indenture” means the indenture dated September 28, 2016, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, as amended, supplemented or modified from time to time.

“Senior 5.000% Notes due 2027” means the $1,100.0 million in aggregate principal amount of the Issuer’s senior unsecured notes due 2027 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 5.000% Notes due 2027 Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 5.000% Notes due 2027 Indenture” means the indenture dated May 10, 2019, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as amended, supplemented or modified from time to time.

“Senior 6.500% Notes due 2030” means the $500.0 million in aggregate principal amount of the Issuer’s senior notes due 2030 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 6.500% Notes due 2030 Indenture in exchange for the initial unregistered senior notes.

“Senior 6.500% Notes due 2030 Indenture” means the indenture dated May 23, 2023, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, as amended, supplemented or modified from time to time.

“Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt (other than any Indebtedness of a Restricted Subsidiary which is not a Guarantor which is not secured by any assets of the Issuer or a Guarantor) outstanding on the last day of such Test Period that is secured by a Lien on any property of the Issuer or any Restricted Subsidiary (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) minus the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Issuer as of such date, excluding cash and Cash Equivalents which are listed as “Restricted” on such balance sheet, to (b) EBITDA of the Issuer for such Test Period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Secured Indebtedness (other than Secured Indebtedness incurred under any revolving credit facility in the ordinary course of business for working capital purposes or any repayment of such Indebtedness in the ordinary course of business) subsequent to the commencement of the period for which the Senior Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which such calculation is made, then the Senior Secured Net Leverage Ratio, as applicable, shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Secured Indebtedness, in each case, as if the same had occurred on the last day of the applicable Test Period, and if the Senior Secured Net Leverage Ratio is being calculated in connection with establishing any Secured Revolving Commitments, then such calculation shall be made giving pro forma effect to the incurrence of the entire committed amount of Secured Indebtedness under such Secured Revolving Commitments.

For purposes of making the computation referred to above, any Specified Transaction that has been made by the Issuer or any of its Restricted Subsidiaries during any Test Period or subsequent to such Test Period and on or prior to or simultaneously with the event for which the calculation of the Senior Secured Net Leverage Ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and the change in EBITDA resulting therefrom) had occurred on the first day of the Test Period. If since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then EBITDA shall be calculated giving pro forma effect thereto for such Test Period as if such Specified Transaction had occurred at the beginning of the applicable Test Period.

For purposes of this definition, whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Issuer and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, synergies and operating expense reductions resulting from or related to any such Specified Transaction which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months after the date of any such Specified Transaction (in each case as though such cost savings and synergies had been realized on the first day of the applicable period and as if such cost savings and synergies were realized for the entirety of such period). For the purposes of the Indentures, “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such period from such actions.

For purposes of this definition, the amount of any Secured Indebtedness in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period (after giving effect to the currency translation effects, determined in accordance with GAAP, of hedging arrangements for currency exchange risks with respect to the applicable currency in effect on the date of determination of the applicable amount of such Indebtedness).

“September 2017 Transaction Expenses” means any fees, costs or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the September 2017 Transactions.

“September 2017 Transactions” means, collectively, (i) the issuance of the Senior 2.875% Notes due 2025, (ii) the satisfaction and discharge of the Senior 4.125% Notes, (iii) the amendment of the Senior Credit Facilities on September 18, 2017 and (iv) the payment of all fees and expenses associated with the foregoing.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the SEC, as such regulation is in effect on the applicable Issue Date; provided that notwithstanding the foregoing, in no event will any Securitization Subsidiary be considered a Significant Subsidiary for purposes of clauses (4), (5), (6) or (7) under “—Events of Default and Remedies”.

“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative) either (i) arising from, or related to, facts and circumstances existing on or prior to the applicable Issue Date or (ii) arising out of or related to antitrust, Federal Trade Commission or Department of Justice proceedings or securities law.

“Specified Transaction” means (i) solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an Equity Offering, to the Issuer, in each case, in connection with an acquisition or Investment, (ii) any designation of operations or assets of the Issuer or a Restricted Subsidiary as discontinued operations (as defined under GAAP) (other than held-for-sale discontinued operations until actually disposed of), (iii) any Investment that results in a Person becoming a Restricted Subsidiary, (iv) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with the Indentures, (v) any purchase or other acquisition of a business of any Person, of assets constituting a business unit, line of business or division of any Person, or (vi) any disposition (x) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Issuer or (y) of a business, business unit, line of business or division of the Issuer or a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise.

“Sterling” means the lawful currency of the United Kingdom. “Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Guarantor other than Holdings.

“Swiss Franc” means the lawful money of the Swiss Confederation and the Principality of Liechtenstein.

“Test Period” means the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available (as determined in good faith by the Issuer).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Issuer which at the time of determination is designated as an “Unrestricted Subsidiary” in any Credit Facility (including the Senior Credit Facilities), whether on or subsequent to the applicable Issue Date, and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are: (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required under applicable law) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Yen” means the lawful currency of Japan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of Registered Notes for Restricted Notes in the Exchange Offer. It does not purport to contain a complete analysis of all the potential tax considerations relating to the exchange. This discussion is limited to holders of Restricted Notes who hold the Restricted Notes and Registered Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment) and to holders who acquire Registered Notes pursuant to the Exchange Offer. This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, judicial authorities and published positions of the Internal Revenue Service (the “IRS”), all as currently in effect, and all of which are subject to change or differing interpretations possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary is general in nature and does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular investors in light of their particular investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt entities, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker dealers, dealers or traders in securities or currencies, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, holders that hold their notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate any item of income as a result of such income being reported on an applicable financial statement, former citizens or residents of the United States subject to Section 877 of the Code and taxpayers liable for the alternative minimum tax or the 3.8% net investment income tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the “functional currency” of a U.S. holder is not the U.S. dollar. Moreover, the effect of any applicable federal estate or gift, state, local or non-U.S. tax laws is not discussed.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Restricted Notes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the exchange to them.

This discussion is for general purposes only. All holders are urged to consult with their tax advisors as to the specific tax consequences to them of the exchange of Restricted Notes for Registered Notes in light of their particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

Consequences of Tendering Restricted Notes

The exchange of Registered Notes for Restricted Notes in the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Registered Notes for Restricted Notes, your basis in the Registered Notes will be the same as your basis in the Restricted Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Registered Notes will include your holding period for the Restricted Notes exchanged.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Registered Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Issuer and the Guarantors have agreed that, for a period of up to 90 days after the expiration date of the Exchange Offer (as such date may be extended pursuant to Section 3(d) of the applicable Registration Rights Agreement), if requested by one or more such broker-dealers, they will use commercially reasonable efforts to amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.

The Issuer and the Guarantors (including the Company) will not receive any proceeds from any sale of Registered Notes by broker-dealers. Registered Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Registered Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Registered Notes. Any broker-dealer that resells Registered Notes that were received by it for its own account pursuant to the Exchange Offer, and any broker or dealer that participates in a distribution of such Registered Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Registered Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date of the Exchange Offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Issuer and the Guarantors have agreed to pay certain expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Registered Notes) other than commissions or concessions of any brokers or dealers and The Issuer and each Guarantor, jointly and severally, will indemnify the holders of the Restricted Notes (including any broker-dealers) against certain liabilities pursuant to the applicable Registration Rights Agreement, including liabilities under the Securities Act.

LEGAL MATTERS

Ropes & Gray LLP will pass upon certain legal matters for us in connection with the issuance of the Registered Notes. Certain legal matters with respect to the Kansas and New Jersey subsidiary guarantors will be passed upon for us by Duane Morris LLP, and certain legal matters with respect to North Carolina subsidiary guarantors will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a Web site that contains information we filed electronically with the SEC, which you can access at http://www.sec.gov.

Copies of certain information filed by IQVIA with the SEC are also available at IQVIA’s website at http://www.iqvia.com. The information on, or that can be accessed through, IQVIA’s website (other than IQVIA’s SEC filings that are specifically incorporated by reference herein) is not part of this prospectus and is not incorporated by reference herein.

This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of the registration statement we have filed with the SEC relating to the Registered Notes and the Exchange Offer described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until the Exchange Offer described in this prospectus is completed or otherwise terminated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 15, 2023;

•

portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 27, 2023 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year December 31, 2022;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on April  28, 2023, August  1, 2023 and November 1 2023, respectively; and

•

our Current Reports on Form 8-K, filed with the SEC on February 13, 2023, April  18, 2023 (April 17, 2023 Date of Report), April  18, 2023 (April 18, 2023 Date of Report), May  19, 2023, May  23, 2023, September  26, 2023, and November 28, 2023.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

IQVIA Inc.

Investor Relations Department

83 Wooster Heights Road

Danbury, Connecticut 06810

ir@iqvia.com

(203) 448-4600

IQVIA INC.

$750,000,000 aggregate principal amount of 5.700% Senior Secured Notes due 2028, the issuance of which has been registered under the Securities Act, as amended, for any and all of its outstanding 5.700% Senior Secured Notes due 2028,

and

$1,250,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2029, the issuance of which has been registered under the Securities Act, as amended, for any and all of its outstanding 6.250% Senior Secured Notes due 2029.

PROSPECTUS

                , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Registrants incorporated as corporations in Delaware.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is a party, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article Ten of IQVIA Holdings Inc.’s Amended and Restated Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to IQVIA Holdings Inc. or its stockholders for breaches of a director’s fiduciary duty of care. However, the provision does not limit or eliminate the liability of a director for activities which were, at the time taken, known or believed by him or her to be clearly in conflict with the best interests of IQVIA Holdings Inc. Article Ten further provides for the indemnification of directors and officers to the full extent under applicable law. Such indemnification under Article Ten shall not be deemed exclusive of any other rights to which an indemnified person is entitled under any bylaws, agreements, votes of stockholders or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office, and such indemnification shall inure to the person’s heirs and legal representatives. Further, under Article Ten, IQVIA Holdings Inc. may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify such person under Article Ten or otherwise.

Article Ten of IQVIA Holdings Inc.’s Amended and Restated Certificate of Incorporation also provides that repeal or modification of the terms of Article Ten will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

Article Five of Intercontinental Medical Statistics International Ltd.’s Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to Intercontinental Medical Statistics International Ltd. or its stockholders for breaches of a director’s fiduciary duty of care. Notwithstanding the foregoing, a director shall be liable for, to the full extent provided by law, (i) breach of the director’s duty of loyalty to Intercontinental Medical Statistics International Ltd., (ii) acts or omissions not performed in good faith or which involve intentional misconduct or knowing violation of law, (iii) actions applicable to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

Article Five of Intercontinental Medical Statistics International Ltd.’s Certificate of Incorporation also provides that repeal or modification of the terms of Article Ten will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

Article III of Intercontinental Medical Statistics Ltd.’s Bylaws provides for the indemnification of directors and officers to the full extent under applicable law. The bylaws further provide that such indemnification under Article III shall not be deemed exclusive of any other rights to which an indemnified person is entitled under any bylaws, agreements, vote of shareowners or disinterested directors or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office, and such indemnification shall inure to the person’s heirs, executors, and administrators. Further, under Article III, Intercontinental Medical Statistics Ltd. may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not Intercontinental Medical Statistics Ltd. would have the power to indemnify such person under Article III or otherwise.

Article Eight of IMS Software Services Ltd.’s Amended and Restated Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to IMS Software Services Ltd. or its stockholders for breaches of a director’s fiduciary duty of care. Notwithstanding the foregoing, a director shall be liable for, to the full extent provided by law, (i) breach of the director’s duty of loyalty to IMS Software Services Ltd., (ii) acts or omissions not performed in good faith or which involve intentional misconduct or knowing violation of law, (iii) actions applicable to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

Article III of IMS Software Services Ltd.’s Amended and Restated By-Laws provides for the indemnification of directors and officers to the full extent under applicable law. The by-laws further provide that such indemnification under Article III shall not be deemed exclusive of any other rights to which an indemnified person is entitled under any bylaws, agreements, vote of shareowners or disinterested directors or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office, and such indemnification shall inure to the person’s heirs, executors, and administrators. Further, under Article III, IMS Software Services Ltd. may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not IMS Software Services Ltd. would have the power to indemnify such person under Article III or otherwise.

Article Nine of IQVIA Chinametrik Inc.’s Certificate of Incorporation, as amended, adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to IQVIA Chinametrik Inc. or its stockholders for breaches of a director’s fiduciary duty of care. Further, any amendment of such indemnification provision in Article Nine shall not adversely affect any right of protection of a director in respect to any act or omission occurring prior to such amendment.

Article III of IQVIA Chinametrik Inc.’s Amended and Restated Bylaws provides for the indemnification of directors and officers to the full extent under applicable law. The bylaws further provide that such indemnification under Article III shall not be deemed exclusive of any other rights to which an indemnified person is entitled under any bylaws, agreements, vote of shareowners or disinterested directors or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office, and such indemnification shall inure to the person’s heirs, executors, and administrators. Further, IQVIA Chinametrik Inc. may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify such person under Article III or otherwise.

Article Nine of IQVIA Commercial Finance Inc.’s Articles of Incorporation, as amended, adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to IQVIA Commercial Finance Inc. or its stockholders for breaches of a director’s fiduciary duty of care. Further, any amendment of such indemnification provision in Article Nine shall not adversely affect any right of protection of a director in respect to any act or omission occurring prior to such amendment.

Article III of IQVIA Commercial Finance Inc.’s By-laws provide for the indemnification of directors and officers to the full extent under applicable law. The bylaws further provide that such indemnification under Article III shall not be deemed exclusive of any other rights to which an indemnified person is entitled under any bylaws, agreements, votes of shareowners or disinterested directors or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office, and such indemnification shall inure to the person’s heirs, executors, and administrators. Further, IQVIA Commercial Finance Inc. may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify such person under Article III or otherwise.

Article Nine of IQVIA Commercial India Holdings Corp.’s Certificate of Incorporation, as amended, adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to IQVIA Commercial India Holdings Corp. or its stockholders for breaches of a director’s fiduciary duty of care. Further, any amendment of such indemnification provision in Article Nine shall not adversely affect any right of protection of a director in respect to any act or omission occurring prior to such amendment.

Article III of IQVIA Commercial India Holdings Corp.’s bylaws provide for the indemnification of directors and officers to the full extent under applicable law. The bylaws further provide that such indemnification under Article III shall not be deemed exclusive of any other rights to which an indemnified person is entitled under any bylaws, agreements, vote of shareowners or disinterested directors or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office, and such indemnification shall inure to the person’s heirs, executors, and administrators. Further, IQVIA Commercial India Holdings Corp. may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify such person under Article III or otherwise.

Article Five of IQVIA Commercial Trading Corp.’s Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to IQVIA Commercial Trading Corp. or its stockholders for breaches of a director’s fiduciary duty of care. Notwithstanding the foregoing, a director shall be liable for, to the full extent provided by law, (i) breach of the director’s duty of loyalty to IQVIA Commercial Trading Corp., (ii) acts or omissions not performed in good faith or which involve intentional misconduct or knowing violation of law, (iii) actions applicable to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

Section 7 of IQVIA CSMS US Inc.’s Certificate of Incorporation, as amended, adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to for breaches of a director’s fiduciary duty of care. Notwithstanding the foregoing, a director shall be liable for, to the full extent provided by the DGCL, (i) breach of the director’s duty of loyalty to IQVIA CSMS US Inc., (ii) acts or omissions not performed in good faith or which involve intentional misconduct or knowing violation of law, (iii) actions applicable to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

Article 9 of IQVIA Inc.’s Certificate of Incorporation, as amended, adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to breaches of a director’s fiduciary duty of cate. It further provides for indemnification of current and former officers and directors in the event such current or former officer or director is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding; provided, however that IQVIA Inc. shall not indemnify against liability or expenses such person may incur on account of his or her activities which were, at the time taken, known or believed by such person to be clearly in conflict with the best interests of IQVIA Inc. Such indemnified liabilities may be paid by IQVIA Inc. in advance, provided that the indemnitee shall reimburse IQVIA Inc. for such advance in the event it is ultimately determined that the indemnitee is not entitled to indemnification against such advance. IQVIA Inc. may purchase and maintain insurance on behalf of its agents, whether or not the corporation would have the power to indemnify such person under the DGCL.

Article Eight of IQVIA Trading Management Inc.’s Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors toto IQVIA Trading Management Inc. or its stockholders for breaches of a director’s fiduciary duty of care. Further, any amendment of such indemnification provision in Article Eight shall not adversely affect any right of protection of a director in respect to any act or omission occurring prior to such amendment.

Article VI of IQVIA Trading Management Inc.’s By-Laws require the indemnification to the fullest extent permitted by law any person made or threatened to be made a party to any proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person (or such person’s testator or intestate) is or was a director or officer of IQVIA Trading Management Inc. Such indemnified liabilities may be paid by IQVIA Trading Management Inc. in advance, provided that such person shall reimburse IQVIA Trading Management Inc. for such advance in the event it is ultimately determined that such person is not entitled to indemnification against such advance.

Article III of IQVIA Transportation Services Corp.’s By-Laws provide for the indemnification of directors and officers to the full extent under applicable law. The bylaws further provide that such indemnification under Article III shall not be deemed exclusive of any other rights to which an indemnified person is entitled under any bylaws, agreements, votes of shareowners or disinterested directors or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office, and such indemnification shall inure to the person’s heirs, executors, and administrators. Further, under Article III, IQVIA Transportation Services Corp. may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify such person under Article III or otherwise.

Article Nine of Med-Vantage, Inc.’s Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to Med-Vantage, Inc. or its stockholders for breaches of a director’s fiduciary duty of care. Notwithstanding the foregoing, a director shall be liable for, to the full extent provided by law, (i) breach of the director’s duty of loyalty to Med-Vantage, Inc., (ii) acts or omissions not performed in good faith or which involve intentional misconduct or knowing violation of law, (iii) actions applicable to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

Article Seven of VCG-BIO, Inc.’s Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to VCG-BIO, Inc. or its stockholders for breaches of a director’s fiduciary duty of care. Further, any amendment of such indemnification provision in Article Seven shall not affect any right of protection of a director in respect to any act or omission occurring prior to such amendment.

Article Eight of VCG-BIO, Inc.’s Certificate of Incorporation provides for indemnification of former officers and directors (or such person who has agreed to become an officer or director) to by VCG-BIO, Inc. in the event such current or former officer or director (or such person who has agreed to become an officer or director) is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, proceeding, or appeal therein, if the indemnitee acted in good faith and in a manner which indemnitee reasonably believed to be in, or not opposed to, the best interest of VCG-BIO, Inc., and, with respect to any criminal proceeding, had no reason to believe indemnitee’s conduct was unlawful. Such indemnification rights apply against all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by indemnitee. Such indemnified liabilities may be paid by VCG-BIO, Inc. in advance, provided that the indemnitee shall reimburse VCG-BIO, Inc. for such advance in the event it is ultimately determined that the indemnitee is not entitled to indemnification against such advance. VCG-BIO, Inc. may purchase and maintain insurance on behalf of its agents, whether or not the corporation would have the power to indemnify such person under the DGCL.

Article Twelve of IQVIA Government Solutions Inc.’s Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to IQVIA Government Solutions Inc. or its stockholders for breaches of a director’s fiduciary duty of care. Notwithstanding the foregoing, a director shall be liable for, to the full extent provided by law, (i) breach of the director’s duty of loyalty to IQVIA Government Solutions Inc., (ii) acts or omissions not performed in good faith or which involve intentional misconduct or knowing violation of law, (iii) actions applicable to Section 174 of the DGCL, or

(iv) any transaction from which the director derived an improper personal benefit. Further, any amendment of such indemnification provision in Article Seven shall not affect any right of protection of a director in respect to any act or omission occurring prior to such amendment.

Article Thirteen of IQVIA Government Solutions Inc.’s Certificate of Incorporation provides for indemnification of former officers and directors (or such person who has agreed to become an officer or director) by IQVIA Government Solutions Inc. in the event such current or former officer or director (or such person who has agreed to become an officer or director) is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative or investigative action (other than an action by or in the right of IQVIA Government Solutions Inc.), if the indemnitee acted in good faith and in a manner which indemnitee reasonably believed to be in, or not opposed to, the best interest of IQVIA Government Solutions Inc., and, with respect to any criminal proceeding, had no reason to believe indemnitee’s conduct was unlawful. Such indemnification rights apply against all expenses (including reasonable attorneys’ fees) and amounts paid in settlement actually and reasonably incurred. Such indemnified liabilities may be paid by IQVIA Government Solutions Inc. in advance, provided that the indemnitee shall reimburse IQVIA Government Solutions Inc. for such advance in the event it is ultimately determined that the indemnitee is not entitled to indemnification against such advance. IQVIA Government Solutions Inc. may purchase and maintain insurance on behalf of its agents, whether or not the corporation would have the power to indemnify such person under the DGCL.

Registrants formed as limited liability companies in Delaware.

Section 18-303(a) of the Delaware Limited Liability Company Act (“DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Article V of IQVIA BioSciences Holdings, LLC’s Limited Liability Company Agreement states that IQVIA BioSciences Holdings, LLC shall indemnify against all liability, loss, and expenses, to the fullest extent permitted under the DLLCA, a person who is or was an officer, or while an officer, is or was serving at the request of IQVIA BioSciences Holdings, LLC as a manager, director, officer, employee, or other agent of IQVIA BioSciences Holdings, LLC. Such person shall be indemnified from any threat of or involvement in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative. Further, except as provided in Article V, IQVIA BioSciences Holdings, LLC shall be required to indemnify a qualified indemnitee in connection with a proceeding commenced by such indemnitee only if the commencement of such action was authorized by a member of IQVIA BioSciences Holdings, LLC. Further, Article V provides that IQVIA BioSciences Holdings, LLC may advance expenses incurred by an indemnitee, provided that such expenses are reimbursed in the event it is decided that the indemnitee is not entitled to indemnification. Such indemnification rights provided in Article V are not exclusive of other rights to which the indemnitee may be entitled to under law, the bylaws, or otherwise. IQVIA BioSciences Holdings, LLC may purchase and maintain insurance on behalf of any indemnitee, whether or not IQVIA BioSciences Holdings, LLC would have the power to indemnify such person under Article V or otherwise.

Article V of IQVIA Biotech LLC’s Limited Liability Company Agreement states that IQVIA Biotech LLC shall indemnify against all liability, loss, and expenses, to the fullest extent permitted under the DLLCA, a person who is or was an officer, or while an officer, is or was serving at the request of IQVIA Biotech LLC as a manager, director, officer, employee, or other agent of IQVIA Biotech LLC. Such person shall be indemnified from any threat of or involvement in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative. Further, except as provided in Article V, IQVIA Biotech LLC shall be required to indemnify a qualified indemnitee in connection with a proceeding commenced by such indemnitee only if the commencement of such action was authorized by a member of IQVIA Biotech LLC. Further, Article V provides that IQVIA Biotech LLC may advance expenses incurred by an indemnitee, provided that such expenses are reimbursed in the event it is decided that the indemnitee is not entitled to indemnification. Such indemnification rights provided in Article V are not exclusive of other rights to which the indemnitee may be entitled to under law, the bylaws, or otherwise. IQVIA Biotech LLC may purchase and maintain insurance on behalf of any indemnitee, whether or not IQVIA Biotech LLC would have the power to indemnify such person under Article V or otherwise.

Section 19 of BuzzeoPDMA LLC’s Limited Liability Company Agreement states that members shall not have liability for the obligations or liabilities of the limited liability company, except as provided in the DLLCA.

Article V of Outcome Sciences, LLC’s Limited Liability Company Agreement states that Outcome Sciences, LLC shall indemnify against all liability, loss, and expenses, to the fullest extent permitted under the DLLCA, a person who is or was an officer, or while an officer, is or was serving at the request of Outcome Sciences, LLC as a manager, director, officer, employee, or other agent of Outcome Sciences, LLC. Such person shall be indemnified from any threat of or involvement in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative. Further, except as provided in Article V, Outcome Sciences, LLC shall be required to indemnify a qualified indemnitee in connection with a proceeding commenced by such indemnitee only if the commencement of such action was authorized by a member of Outcome Sciences, LLC. Further, Article V provides that Outcome Sciences, LLC may advance expenses incurred by an indemnitee, provided that such expenses are reimbursed in the event it is decided that the indemnitee is not entitled to indemnification. Such indemnification rights provided in Article V are not exclusive of other rights to which the indemnitee may be entitled to under any statute, the Certificate of Formation, the LLCA or otherwise. Outcome Sciences, LLC may purchase and maintain insurance on behalf of any indemnitee, whether or not Outcome Sciences, LLC would have the power to indemnify such person under Article V or otherwise.

Section 8 of Q Squared Solutions Holdings LLC’s Second Amended Limited Liability Company Agreement states that members shall be indemnified to the fullest extent permitted under the DLLCA, provided that such indemnification is provided out of and to the extent of Q Squared Solutions Holdings LLC’s assets only, and no members or other person shall have any personal liability account thereof.

Section 16 of RX India, LLC’s Limited Liability Company Agreement provides that current and former members, officers, and any member of the Board of Managers shall be indemnified, to the full extent of the DGCL, against any loss, damage, or claim incurred as a result of any action or omission of action taken in good faith concerning the business or activities of RX India, LLC. Such indemnification rights do not apply if such losses are liability are the result of gross negligence or willful misconduct on the part of the indemnitee. Further, Section 16 provides that any indemnity shall be provided out of and to the extent of RX India, LLC assets only, and no members, member of the board of managers nor any indemnitee shall be personally obligated.

Section 20 of ValueMedics Research, LLC’s Amended and Restated Limited Liability Company Agreement provides that current and former members, officers, and directors shall be indemnified, to the full extent of the law, against any and all losses or liability incurred as a result of any action, decision or omission concerning the business or activities of ValueMedics Research, LLC, in any claim, demand, action, or proceeding, whether civil, criminal, administrative, or investigative, except to the extent such losses are liability are determined, by a court of competent jurisdiction in a final decision, to be the result of gross negligence or willful misconduct on the part of the indemnitee. ValueMedics Research, LLC may advance expenses incurred by an indemnitee, provided that such expenses are reimbursed in the event it is decided that the indemnitee is not entitled to indemnification under Section 20. Such indemnification rights provided in Section 20 are not exclusive of other rights to which the indemnitee may be entitled to under law or agreement.

Registrants incorporated as corporations in Illinois.

Section 8.75 of the Illinois Business Corporation Act (“IBCA”) provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys’ fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

The indemnification provided for by the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liabilities asserted against such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the IBCA.

Article VI of Data Niche Associates, Inc.’s bylaws provide that Data Niche Associates, Inc. retains the power to indemnify a director or officer who is a party, or is threatened to be made a party, to any proceeding. Such power to indemnify applies against all expenses, including attorneys’ fees, judgments, fines, amounts paid in settlements, and other amounts actually and reasonably incurred in connection with such proceeding. Data Niche Associates, Inc. may purchase and maintain insurance on behalf of its agents, whether or not the corporation would have the power to indemnify such person under Article VI or applicable law.

Registrants formed as limited liability companies in Illinois.

Section 15-7(a) of the Illinois Limited Liability Company Act (“ILLCA”) provides that an Illinois limited liability company shall reimburse its members and managers for payments made, and shall indemnify its members and managers for debts, obligations and other liabilities incurred, by such member or manager in the course of the business of the limited liability company or for the preservation of its business or property.

Article II of Targeted Molecular Diagnostic LLC’s Amended and Restated Operating Agreement provides that the manager shall be indemnified to the fullest extent of the ILLCA. Further, the manager may receive an advance from Targeted Molecular Diagnostic LLC for expenses incurred, provided that the manager signs a statement agreeing to reimburse Targeted Molecular Diagnostic LLC in the event it is ultimately decided that the manager is not entitled to indemnification. The indemnification provision of Article II applies to any person to whom the manager has delegated management authority pursuant to the Amended and Restated Operating Agreement.

Registrant formed as a limited liability company in Kansas.

Section §17-7670 of the Kansas Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a member, manager, officer, employee or agent has been successful on the merits or otherwise or the defenses of any action, suits or proceeding, or in defense of any issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

Article IV of IQVIA Phase One Services LLC’s Limited Liability Company Agreement provides for the indemnification of members to the fullest extent of Section §17-7670 of the Kansas Limited Liability Company Act. Further, Article IV provides that IQVIA Phase One Services LLC may advance expenses incurred by a member, provided that such expenses are reimbursed in the event it is decided that the member is not entitled to indemnification.

Registrant incorporated as a corporation in Massachusetts.

Section 8.51 of Chapter 156D of the Massachusetts General Laws, as amended (the “Massachusetts General Laws”) provides that a corporation may indemnify a director against liability if (1)(i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director; and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

Article VI of VCG&A, Inc.’s Certificate of Incorporation provides that no director shall be personally liable for monetary damages for any breach of fiduciary duty by such director as a director of VCG&A, Inc. Notwithstanding the foregoing, a director shall be liable for, to the full extent provided by law, (i) breach of the director’s duty of loyalty to VCG&A, Inc., (ii) acts or omissions not performed in good faith or which involve intentional misconduct or knowing violation of law, (iii) actions applicable to Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) any transaction from which the director received an improper personal benefit.

Article V of VCG&A, Inc.’s By-Laws provide that officers and directors shall be indemnified against all expense, liability, and loss reasonably incurred or suffered, to the fullest extent authorized by Massachusetts Business Corporation Law, in connection with any actual or threatened action, suit, or proceeding, whether civil, administrative, investigative, by reason of such officer or director was serving at the request of VCG&A, Inc. The foregoing applies to proceedings initiated by an indemnitee only if such proceeding was authorized by the Board of Directors of VCG&A, Inc. Further, VCG&A, Inc. may purchase and maintain insurance on behalf of any person eligible for indemnification, whether or not the corporation would have the power to indemnify such person under law or Article V. VCG&A, Inc. may advance expenses incurred by an indemnitee, provided that such expenses are reimbursed in the event it is decided that the indemnitee is not entitled to indemnification. Such indemnification rights provided in Article V are not exclusive of other rights to which the indemnitee may be entitled to under the Articles of Incorporation, bylaws, any agreement, any statute, vote of stockholders or disinterested directors, or otherwise.

Registrant incorporated as a corporation in New Jersey.

Section 14A:3-5(2) of the New Jersey Business Corporation Act (the “NJBCA”) empowers a corporation to indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of such corporation, of any constituent corporation absorbed thereby, or of any other enterprise serving as such at the request of such corporation) who is or was a party or is threatened to be made a party to any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and any appeal therein (other than a proceeding by or in the right of the corporation) by reason of the fact that he is or was such a corporate agent, against reasonable costs, disbursements and counsel fees incurred, and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, by such person in connection with such proceeding, if (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal proceeding, such person had no reasonable cause to believe that such conduct was unlawful. Section 14A:3-5(3) of the NJBCA also empowers a corporation to indemnify a corporate agent against reasonable costs, disbursements and counsel fees incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor that involves such corporate agent by reason of the fact that he is or was a corporate agent, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 14A:3-5(4) of the NJBCA requires that a New Jersey corporation shall indemnify a corporate agent against reasonable costs, disbursements and counsel fees incurred by him to the extent that such corporate agent has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein. Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so direct, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

Under Section 14A:3-5(6) of the NJBCA, expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be so indemnified.

Section 14A:3-5(8) further provides that indemnification and advancement of expenses provided for by Section 14A:3-5 of the NJBCA shall not be deemed exclusive of any rights to which a corporate agent may be entitled, whether under a certificate of incorporation, bylaw, agreement, vote of stockholders or otherwise; provided that no indemnification shall be made to such corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit. The NJBCA also empowers a corporation to purchase and maintain insurance on behalf of a corporate agent against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities and expenses under NJBCA Section 14A:3-5.

Article III of IQVIA Medical Communications & Consulting, Inc.’s By-Laws provide for indemnification to any present or future director or officer against reasonable costs, expenses (exclusive of any amount paid to the corporation in settlement), and attorneys’ fees paid or incurred with respect to any action, suit, or proceeding to which any director or officer may be made party, provided (i) such proceeding shall be prosecuted against such director or officer to final determination, and it shall not be finally found in such proceeding that the director or officer was derelict in the performance of director or officer duties, or (ii) such proceeding shall be settled or otherwise end without a final determination on the merits, and it is determined by the Board of Directors that said director or officer had not in any substantial way been derelict in the performance of director or officer duties as charged in such proceeding. Article III shall be in addition to, and not restrict or limit, the privileges of power conferred by New Jersey law on a corporation with respect to indemnification or reimbursement of directors or officers.

Registrant incorporated as a corporation in New York.

Section 722 of the New York Business Corporation Law (the “NYBCL”) empowers a New York corporation to indemnify any person who is, or is threatened to be, made party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that such person (or such person’s testator or intestate), was an officer or director of such corporation, or served at the request of such corporation as a director, officer, employee, agent, or in any other capacity, of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred by such person as a result of such action or proceeding, or any appeal therein, provided that such officer or director acted in good faith, for a purpose that he or she reasonably believed to be in or, in the case of service for another corporation or enterprise, not opposed to, the best interests of the corporation and, for criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. A New York corporation may indemnify any officer or director against amounts paid in settlement and reasonable expenses, including attorneys’ fees, under the same conditions, except that no indemnification is permitted in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent judicially approved.

In accordance with Section 402(b) of the NYBCL, the certificate of incorporation may contain a provision to limit the personal liability of directors of the company to the fullest extent permitted under the NYBCL; provided, however, that there shall be no limitation of a director’s liability for acts or omissions committed in bad faith, or that involved intentional misconduct or a knowing violation of law, or from which a director personally gained a financial profit or other advantage to which he or she was not legally entitled. The effect of this provision is to eliminate personal liability of directors to the Company and its shareholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

Article Seven of IQVIA Medical Education Inc.’s Certificate of Incorporation provides for the indemnification of any and all persons that IQVIA Medical Education Inc. to the fullest extent under the NYBCL. Such indemnification under Article 7 is not to be deemed exclusive of any other rights which such indemnified person may be entitled to under any law, bylaw, resolution of shareholders or directors, agreement, or otherwise, as permitted by Article 7, as to action in any capacity in which such person served at the request of IQVIA Medical Education Inc.

Registrants incorporated as corporations in North Carolina.

Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

Article 6 of Benefit Holding, Inc.’s Articles of Incorporation state that a director shall not be personally liable for monetary damages for breach of any duty as a director of Benefit Holding, Inc., except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under Section 55-8-33 of the NCBCA; or (iii) any transaction from which the director derived an improper personal benefit. Further, Article 6 provides that the liability of a director shall be limited or eliminated to the fullest extent of the NCBA, as amended, should the NCBA be amended to authorize corporate action for further eliminating or limiting the personal liability of directors.

Article IX of Benefit Holding, Inc.’s Bylaws provide for the indemnification of the current and former officers and directors of Benefit Holding, Inc. to the fullest extent of the law in the event such current or former officer or director is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, proceeding, or appeal therein. Such indemnified liabilities may be paid by Benefit Holding, Inc. in advance, upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that such individual is entitled to indemnification for such expenses. Indemnification shall cover (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by such indemnitee in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such individual may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein. Article IX shall not be limited by Section 55-8-51 of the NCBCA. Any repeal or modification of the indemnification provisions contained in Article IX shall not affect any rights or obligations existing at the time of such repeal or modification.

Article IX of Innovex Merger Corp.’s Bylaws provides for the indemnification of the current and former officers and directors of Innovex Merger Corp. to the fullest extent permitted by law in the event such current or former officer or director is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, proceeding, or appeal therein. Such indemnified liabilities may be paid by Innovex Merger Corp. in advance, upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that such individual is entitled to indemnification for such expenses. Indemnification shall cover (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by such indemnitee in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such individual may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein. Article IX shall not be limited by Section 55-8-51 of the NCBCA. Any repeal or modification of the indemnification provisions contained in Article IX shall not affect any rights or obligations existing at the time of such repeal or modification.

Article 6 of IQVIA Pharma Inc.’s Articles of Incorporation state that a director shall not be personally liable for monetary damages for breach of any duty as a director of IQVIA Pharma Inc., except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under Section 55-8-33 of the NCBCA; or (iii) any transaction from which the director derived an improper personal benefit. Further, Article 6 provides that the liability of a director shall be limited or eliminated to the fullest extent of the NCBA, as amended, should the NCBA be amended to authorize corporate action for further eliminating or limiting the personal liability of directors.

Article IX of IQVIA Pharma Inc.’s Bylaws provide for the indemnification of the current and former officers and directors of IQVIA Pharma Inc. to the fullest extent permitted by law in the event such current or former officer or director is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, proceeding, or appeal therein. Such indemnified liabilities may be paid by IQVIA Pharma Inc. in advance, upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that such individual is entitled to indemnification for such expenses. Indemnification shall cover (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by such indemnitee in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such individual may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein. Article IX shall not be limited by Section 55-8-51 of the NCBCA. Any repeal or modification of the indemnification provisions contained in Article IX shall not affect any rights or obligations existing at the time of such repeal or modification.

Article 6 of IQVIA Pharma Services Corp.’s Articles of Incorporation state that a director shall not be personally liable for monetary damages for breach of any duty as a director of IQVIA Pharma Services Corp., except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under Section 55-8-33 of the NCBCA; or (iii) any transaction from which the director derived an improper personal benefit. Further, Article 6 provides that the liability of a director shall be limited or eliminated to the fullest extent of the NCBA, as amended, should the NCBA be amended to authorize corporate action for further eliminating or limiting the personal liability of directors.

Article IX of IQVIA Pharma Services Corp.’s Bylaws provide for the indemnification of the current and former officers and directors of IQVIA Pharma Services Corp. to the fullest extent permitted by law in the event such current or former officer or director is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, proceeding, or appeal therein.

Such indemnified liabilities may be paid by IQVIA Pharma Services Corp. in advance, upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that such individual is entitled to indemnification for such expenses. Indemnification shall cover (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by such indemnitee in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such individual may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein. Article IX shall not be limited by Section 55-8-51 of the NCBCA. Any repeal or modification of the indemnification provisions contained in Article IX shall not affect any rights or obligations existing at the time of such repeal or modification.

Article IX of IQVIA RDS Inc.’s Bylaws provide for the indemnification of the current and former officers and directors of IQVIA RDS Inc. to the fullest extent permitted by law in the event such current or former officer or director is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, proceeding, or appeal therein. Such indemnified liabilities may be paid by IQVIA RDS Inc. in advance, upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that such individual is entitled to indemnification for such expenses. Indemnification shall cover (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by such indemnitee in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such individual may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein. Article IX shall not be limited by Section 55-8-51 of the NCBCA. Any repeal or modification of the indemnification provisions contained in Article IX shall not affect any rights or obligations existing at the time of such repeal or modification.

Article IX of IQVIA RDS Asia Inc.’s Bylaws provides for the indemnification of the current and former officers and directors of IQVIA RDS Asia Inc. to the fullest extent permitted by law in the event such current or former officer or director is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, proceeding, or appeal therein. Such indemnified liabilities may be paid by IQVIA RDS Asia Inc. in advance, upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that such individual is entitled to indemnification for such expenses. Indemnification shall cover (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by such indemnitee in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such individual may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein. Article IX shall not be limited by Section 55-8-51 of the NCBCA. Any repeal or modification of the indemnification provisions contained in Article IX shall not affect any rights or obligations existing at the time of such repeal or modification. Article 6 of IQVIA RDS Asia Inc.’s Articles of Incorporation states that a director shall not be personally liable for monetary damages for breach of any duty as a director of IQVIA RDS Asia Inc., except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under Section 55-8-33 of the NCBCA; or (iii) any transaction from which the director derived an improper personal benefit. Further, Article 6 provides that the liability of a director shall be limited or eliminated to the fullest extent of the NCBA, as amended, should the NCBA be amended to authorize corporate action for further eliminating or limiting the personal liability of directors.

Article 6 of QCare Site Services, Inc.’s Articles of Incorporation, as amended, states that a director shall be indemnified for a breach of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under Section 55-8-33 of the NCBCA; or (iii) any transaction from which the director derived an improper personal benefit. Further, Article 6 provides that the liability of a director shall be limited or eliminated to the fullest extent of the NCBA, as amended, should the NCBA be amended to authorize corporate action for further eliminating or limiting the personal liability of directors.

Article IX of QCare Site Services, Inc.’s Bylaws provides for the indemnification of the current and former officers and directors of QCare Site Services, Inc. to the fullest extent permitted by law in the event such current or former officer or director is made, or threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, proceeding, or appeal therein. Such indemnified liabilities may be paid by QCare Site Services, Inc. in advance, upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that such individual is entitled to indemnification for such expenses. Indemnification shall cover (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by such indemnitee in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such individual may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein. Article IX shall not be limited by Section 55-8-51 of the NCBCA. Any repeal or modification of the indemnification provisions contained in Article IX shall not affect any rights or obligations existing at the time of such repeal or modification.

Registrant formed as a limited liability company in North Carolina.

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that a limited liability corporation must indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability corporation is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under G.S. 57D-3-21 (relating to duties and standards of conduct), as modified or eliminated by the operating agreement or (ii) otherwise imposed by applicable law.

Article V of IQVIA RDS Latin America LLC’s Second Amended and Restated Limited Liability Company Agreement provides for indemnification of members to the fullest extent permitted or required under the NCLLCA. Article V further provides that a member’s expenses may be advanced, provided that the member shall reimburse the limited liability company for such advance in the event it is ultimately determined that the member is not entitled to indemnification against such advance. Further, IQVIA RDS Latin America LLC may purchase and maintain insurance on behalf of any person eligible for indemnification, whether or not IQVIA RDS Latin America LLC would have the power to indemnify such person under law or Article V. Such indemnification rights provided in Article V are not exclusive of other rights to which the indemnitee may be entitled to under any statute, any provision of the Articles of Organization or Amended and Restated Limited Liability Company Agreement, as amended, of IQVIA RDS Latin America LLC, or otherwise.

Article IV of Q Squared Solutions LLC’s Limited Liability Company Agreement provides for indemnification of members to the fullest extent permitted or required under the NCLLCA. Article IV further provides that a member’s expenses may be advanced, provided that the member shall reimburse the limited liability company for such advance in the event it is ultimately determined that the member is not entitled to indemnification against such advance.

Item 21. Exhibits and Financial Statements Schedules.

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of IQVIA Holdings Inc., effective April 18, 2023.		8-K	001-35907	3.1	April 18, 2023

3.2	Amended and Restated Bylaws of IQVIA Holdings Inc., effective April 18, 2023.		8-K	001-35907	3.2	April 18, 2023

3.3	Amended and Restated Certificate of Incorporation of IQVIA Inc., as amended		S-4	333-276404	3.3	January 5, 2024

3.4	Amended and Restated By-laws of IQVIA Inc.		S-4	333-276404	3.4	January 5, 2024

3.5	Articles of Incorporation of Benefit Holding, Inc.		S-4	333-276404	3.5	January 5, 2024

3.6	Bylaws of Benefit Holding, Inc.		S-4	333-276404	3.6	January 5, 2024

3.7	Certificate of Formation of BuzzeoPDMA LLC		S-4	333-276404	3.7	January 5, 2024

3.8	LLC Agreement of BuzzeoPDMA LLC		S-4	333-276404	3.8	January 5, 2024

3.9	Articles of Incorporation of Data Niche Associates, Inc., as amended		S-4	333-276404	3.9	January 5, 2024

3.10	Bylaws of Data Niche Associates, Inc.		S-4	333-276404	3.10	January 5, 2024

3.11	Amended and Restated Certificate of Incorporation of IMS Software Services Ltd.		S-4	333-276404	3.11	January 5, 2024

3.12	Amended and Restated By-laws of IMS Software Services Ltd.		S-4	333-276404	3.12	January 5, 2024

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
3.13	Articles of Incorporation of Innovex Merger Corp., as amended		S-4	333-276404	3.13	January 5, 2024

3.14	Bylaws of Innovex Merger Corp.		S-4	333-276404	3.14	January 5, 2024

3.15	Certificate of Incorporation of Intercontinental Medical Statistics International, Ltd., as amended		S-4	333-276404	3.15	January 5, 2024

3.16	By-laws of Intercontinental Medical Statistics International, Ltd.		S-4	333-276404	3.16	January 5, 2024

3.17	Certificate of Formation of IQVIA BioSciences Holdings, LLC, as amended		S-4	333-276404	3.17	January 5, 2024

3.18	Limited Liability Company Agreement of IQVIA BioSciences Holdings, LLC		S-4	333-276404	3.18	January 5, 2024

3.19	Certificate of Formation of IQVIA Biotech LLC (f/k/a Novella Clinical LLC), as amended		S-4	333-276404	3.19	January 5, 2024

3.20	Limited Liability Company Agreement of IQVIA Biotech LLC (f/k/a Novella Clinical LLC), as amended		S-4	333-276404	3.20	January 5, 2024

3.21	Certificate of Incorporation of IQVIA Chinametrik Inc., as amended		S-4	333-276404	3.21	January 5, 2024

3.22	Amended and Restated By-Laws of IMS Chinametrik Inc.		S-4	333-276404	3.22	January 5, 2024

3.23	Certificate of Incorporation of IQVIA Commercial Finance Inc., as amended		S-4	333-276404	3.23	January 5, 2024

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
3.24	By-laws of IQVIA Commercial Finance Inc.		S-4	333-276404	3.24	January 5, 2024

3.25	Certificate of Incorporation of IQVIA Commercial India Holdings Corp., as amended		S-4	333-276404	3.25	January 5, 2024

3.26	By-laws of IQVIA Commercial India Holdings Corp.		S-4	333-276404	3.26	January 5, 2024

3.27	Certificate of Incorporation of IQVIA Commercial Trading Corp., as amended		S-4	333-276404	3.27	January 5, 2024

3.28	By-laws of IQVIA Commercial Trading Corp.		S-4	333-276404	3.28	January 5, 2024

3.29	Certificate of Incorporation of IQVIA Government Solutions Inc., as amended		S-4	333-276404	3.29	January 5, 2024

3.30	Bylaws of IQVIA Government Solutions Inc.		S-4	333-276404	3.30	January 5, 2024

3.31	Certificate of Incorporation of IQVIA Medical Communications & Consulting, Inc., as amended		S-4	333-276404	3.31	January 5, 2024

3.32	By-laws of IQVIA Medical Communications & Consulting, Inc.		S-4	333-276404	3.32	January 5, 2024

3.33	Certificate of Incorporation of IQVIA Medical Education Inc., as amended		S-4	333-276404	3.33	January 5, 2024

3.34	By-laws of IQVIA Medical Education Inc.		S-4	333-276404	3.34	January 5, 2024

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
3.35	Articles of Incorporation of IQVIA Pharma Inc., as amended		S-4	333-276404	3.35	January 5, 2024

3.36	Bylaws of IQVIA Pharma Inc.		S-4	333-276404	3.36	January 5, 2024

3.37	Articles of Incorporation of IQVIA Pharma Services Corp., as amended		S-4	333-276404	3.37	January 5, 2024

3.38	Bylaws of IQVIA Pharma Services Corp.		S-4	333-276404	3.38	January 5, 2024

3.39	Articles of Organization of IQVIA Phase One Services LLC, as amended		S-4	333-276404	3.39	January 5, 2024

3.40	Limited Liability Company Agreement of IQVIA Phase One Services LLC		S-4	333-276404	3.40	January 5, 2024

3.41	Articles of Incorporation of IQVIA RDS Asia Inc., as amended		S-4	333-276404	3.41	January 5, 2024

3.42	Amended and Restated Bylaws of IQVIA RDS Asia Inc.		S-4	333-276404	3.42	January 5, 2024

3.43	Articles of Incorporation of IQVIA RDS Inc., as amended		S-4	333-276404	3.43	January 5, 2024

3.44	Bylaws of IQVIA RDS Inc.		S-4	333-276404	3.44	January 5, 2024

3.45	Articles of Organization of IQVIA RDS Latin America LLC, as amended		S-4	333-276404	3.45	January 5, 2024

3.46	Second Amended and Restated Limited Liability Company Agreement of IQVIA RDS Latin America LLC		S-4	333-276404	3.46	January 5, 2024

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
3.47	Certificate of Incorporation of IQVIA Trading Management Inc., as amended		S-4	333-276404	3.47	January 5, 2024

3.48	By-laws of IQVIA Trading Management Inc.		S-4	333-276404	3.48	January 5, 2024

3.49	Certificate of Incorporation of IQVIA Transportation Services Corp., as amended		S-4	333-276404	3.49	January 5, 2024

3.50	By-laws of IQVIA Transportation Services Corp.		S-4	333-276404	3.50	January 5, 2024

3.51	Amended and Restated Certificate of Incorporation of Med-Vantage, Inc., as amended		S-4	333-276404	3.51	January 5, 2024

3.52	By-laws of Med-Vantage, Inc.		S-4	333-276404	3.52	January 5, 2024

3.53	Certificate of Formation of Outcome Sciences, LLC		S-4	333-276404	3.53	January 5, 2024

3.54	Limited Liability Company Agreement of Outcome Sciences, LLC		S-4	333-276404	3.54	January 5, 2024

3.55	Certificate of Incorporation of IQVIA CSMS US Inc., as amended		S-4	333-276404	3.55	January 5, 2024

3.56	By-laws of IQVIA CSMS US Inc.		S-4	333-276404	3.56	January 5, 2024

3.57	Certificate of Formation of RX India, LLC		S-4	333-276404	3.57	January 5, 2024

3.58	Limited Liability Company Agreement of RX India, LLC		S-4	333-276404	3.58	January 5, 2024

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
3.59	Articles of Organization of Targeted Molecular Diagnostics, LLC, as amended		S-4	333-276404	3.59	January 5, 2024

3.60	Amended and Restated Operating Agreement of Targeted Molecular Diagnostics, LLC, as amended		S-4	333-276404	3.60	January 5, 2024

3.61	Certificate of Formation of ValueMedics Research, LLC, as amended		S-4	333-276404	3.61	January 5, 2024

3.62	Amended and Restated Limited Liability Company Agreement of ValueMedics Research, LLC		S-4	333-276404	3.62	January 5, 2024

3.63	Articles of Organization of VCG&A, Inc., as amended		S-4	333-276404	3.63	January 5, 2024

3.64	By-laws of VCG&A, Inc.		S-4	333-276404	3.64	January 5, 2024

3.65	Certificate of Incorporation of VCG-BIO, INC., as amended		S-4	333-276404	3.65	January 5, 2024

3.66	By-laws of VCG-BIO, INC.		S-4	333-276404	3.66	January 5, 2024

3.67	Articles of Organization of Q Squared Solutions LLC, as amended		S-4	333-276404	3.67	January 5, 2024

3.68	Limited Liability Company Agreement of Q Squared Solutions LLC		S-4	333-276404	3.68	January 5, 2024

3.69	Certificate of Formation of Q Squared Solutions Holdings LLC, as amended		S-4	333-276404	3.69	January 5, 2024

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
3.70	Second Amended Limited Liability Company Agreement of Q Squared Solutions Holdings LLC		S-4	333-276404	3.70	January 5, 2024

3.71	Articles of Incorporation of QCare Site Services, Inc., as amended		S-4	333-276404	3.71	January 5, 2024

3.72	Bylaws of QCare Site Services, Inc		S-4	333-276404	3.72	January 5, 2024

4.1	Specimen Common Stock Certificate of Quintiles Transnational Holdings Inc.		S-1/A	333-186708	4.1	April 26, 2013

4.2	Indenture, dated as of September 28, 2016, among Quintiles IMS Incorporated, the Guarantors listed therein and U.S. Bank National Association, as Trustee.		8-K	001-35907	4.1	October 3, 2016

4.3	Indenture, dated September 14, 2017, among Quintiles IMS Incorporated, as Issuer, U.S. Bank National Association, as trustee of the Notes, and certain subsidiaries of the Issuer as guarantors U.S. Bank National Association, as trustee of the Notes, and certain subsidiaries of the Issuer as guarantors.		8-K	001-35907	4.1	September 19, 2017

4.4	Indenture, dated May 10, 2019, among IQVIA Inc., as Issuer, U.S. Bank National Association, as trustee of the Notes and certain subsidiaries of the Issuer, as guarantors Association, as trustee of the Notes and certain subsidiaries of the Issuer, as guarantors.		8-K	001-35907	4.1	May 10, 2019

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
4.5	Indenture, dated August 13, 2019, among IQVIA Inc., as Issuer, U.S. Bank National Association, as trustee of the Notes and certain subsidiaries of the Issuer, as guarantors Association, as trustee of the Notes and certain subsidiaries of the Issuer, as guarantors.		8-K	001-35907	4.1	August 13, 2019

4.6	Indenture, dated June 24, 2020, among IQVIA Inc., as Issuer, U.S. Bank National Association, as trustee of the Notes and certain subsidiaries of the Issuer, as guarantors.		8-K	001-35907	4.1	June 24, 2020

4.7	Indenture, dated March 3, 2021, among IQVIA Inc., as Issuer, U.S. Bank National Association, as trustee of the Notes and certain subsidiaries of the Issuer, as guarantors.		8-K	001-35907	4.1	March 3, 2021

4.8	Amended and Restated Indenture, dated December 19, 2023, among IQVIA Inc., as Issuer, U.S. Bank Trust Company, National Association, as trustee of the 5.700% Senior Secured Notes due 2028 and the Company and certain subsidiaries of the Issuer as guarantors.		S-4	333-276404	4.8	January 5, 2024

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
4.9	Amended and Restated Indenture, dated December 19, 2023, among IQVIA Inc., as Issuer, U.S. Bank Trust Company, National Association, as trustee of the 6.250% Senior Secured Notes due 2029 and the Company and certain subsidiaries of the Issuer as guarantors.		S-4	333-276404	4.9	January 5, 2024

4.10	Form of 5.700% Senior Secured Notes due 2028		8-K	001-35907	4.1	May 23, 2023

4.11	Form of 6.250% Senior Secured Notes due 2029		8-K	001-35907	4.1	November 28, 2023

5.1	Opinion of Ropes & Gray LLP.		S-4	333-276404	5.1	January 5, 2024

5.2	Opinion of Duane Morris LLP, New Jersey and Kansas counsel to the Company.		S-4	333-276404	5.2	January 5, 2024

5.3	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP North Carolina counsel to the Company.		S-4	333-276404	5.3	January 5, 2024

10.1	Registration Rights Agreement, dated May 23, 2023, among IQVIA Inc., IQVIA Holdings Inc., certain subsidiaries of the Issuer as guarantors, and Goldman Sachs & Co. LLC as representative of the several initial purchasers.		S-4	333-276404	10.1	January 5, 2024

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date
10.2	Registration Rights Agreement, dated November 28, 2023, among IQVIA Inc., IQVIA Holdings Inc., certain subsidiaries of the Issuer as guarantors, and J.P. Morgan Securities LLC as representative of the several initial purchasers.		S-4	333-276404	10.2	January 5, 2024

21.1	IQVIA Holdings Inc. Subsidiary Listing—as of 12/ 31/2022		10-K	001-35907	21.1	February 15, 2023

22.1	List of Subsidiary Guarantors and Affiliates who Collateralize the Registrant’s Securities		S-4	333-276404	22.1	January 5, 2024

23.1	Consent of PricewaterhouseCoopers LLP.	X

23.2	Consent of Ropes & Gray LLP.		S-4	333-276404	5.1	January 5, 2024

23.3	Consent of Duane Morris LLP.		S-4	333-276404	5.2	January 5, 2024

23.4	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP.		S-4	333-276404	5.3	January 5, 2024

24.1	Powers of Attorney.		S-4	333-276404	24.1	January 5, 2024

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.		S-4	333-276404	25.1	January 5, 2024

99.1	Letter of Transmittal.	X

99.2	Form of Letter to Holders.		S-4	333-276404	99.2	January 5, 2024

107	Filing Fee Table.	X

Item 22. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of such Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(9)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina, on January 18, 2024.

IQVIA HOLDINGS INC. IQVIA INC. (Registrant)

By:	/s/ Eric M. Sherbet
Name: Eric M. Sherbet
Title: Executive Vice President, General Counsel, and Secretary of IQVIA Holdings Inc. and President and Sole Director of IQVIA Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ari Bousbib Ari Bousbib	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director of IQVIA Holdings Inc.	January 18, 2024

/s/ Ronald E. Bruehlman Ronald E. Bruehlman	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of IQVIA Holdings Inc.	January 18, 2024

/s/ Keriann Cherofsky Keriann Cherofsky	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer) of IQVIA Holdings Inc.	January 18, 2024

* Carol J. Burt	Director of IQVIA Holdings Inc.	January 18, 2024

* John P. Connaughton	Director of IQVIA Holdings Inc.	January 18, 2024

* John G. Danhakl	Director of IQVIA Holdings Inc.	January 18, 2024

* James A. Fasano	Director of IQVIA Holdings Inc.	January 18, 2024

* Colleen A. Goggins	Director of IQVIA Holdings Inc.	January 18, 2024

* John M. Leonard, M.D.	Director of IQVIA Holdings Inc.	January 18, 2024

* Leslie Wims Morris	Director of IQVIA Holdings Inc.	January 18, 2024

* Todd B. Sisitsky	Director of IQVIA Holdings Inc.	January 18, 2024

* Sheila A. Stamps	Director of IQVIA Holdings Inc.	January 18, 2024

/s/ Eric M. Sherbet Eric M. Sherbet	President (Principal Executive Officer) and Director of IQVIA Inc.	January 18, 2024

/s/ Nicholas Childs Nicholas Childs	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer) of IQVIA Inc.	January 18, 2024

* By: /s/ Eric M. Sherbet
Eric M. Sherbet
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina, on January 18, 2024.

BENEFIT HOLDING, INC.

BUZZEOPDMA LLC

DATA NICHE ASSOCIATES, INC.

IMS SOFTWARE SERVICES LTD.

INNOVEX MERGER CORP.

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD.

IQVIA BIOSCIENCES HOLDINGS, LLC

IQVIA BIOTECH LLC (F/K/A NOVELLA CLINICAL LLC)

IQVIA CHINAMETRIK INC.

IQVIA COMMERCIAL FINANCE INC.

IQVIA COMMERCIAL INDIA HOLDINGS CORP.

IQVIA COMMERCIAL TRADING CORP.

IQVIA MEDICAL COMMUNICATIONS & CONSULTING, INC.

IQVIA MEDICAL EDUCATION INC.

IQVIA PHARMA INC.

IQVIA PHARMA SERVICES CORP.

IQVIA PHASE ONE SERVICES LLC

IQVIA RDS ASIA INC.

IQVIA RDS INC.

IQVIA RDS LATIN AMERICA LLC

IQVIA TRADING MANAGEMENT INC.

IQVIA TRANSPORTATION SERVICES CORP.

MED-VANTAGE, INC.

OUTCOME SCIENCES, LLC

QCARE SITE SERVICES, INC.

IQVIA CSMS US INC.

RX INDIA, LLC

TARGETED MOLECULAR DIAGNOSTICS, LLC

VALUEMEDICS RESEARCH, LLC

VCG&A, INC.

VCG-BIO, INC.

Q SQUARED SOLUTIONS LLC

Q SQUARED SOLUTIONS HOLDINGS LLC

By:	/s/ Eric M. Sherbet
Name: Eric M. Sherbet
Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric M. Sherbet Eric M. Sherbet

President

(Principal Executive Officer) of

Benefit Holding, Inc., BuzzeoPDMA LLC, Data Niche Associates, Inc. IMS Software Services Ltd., Innovex Merger Corp., Intercontinental Medical Statistics International, Ltd., IQVIA BioSciences Holdings, LLC, IQVIA Biotech LLC, IQVIA Chinametrik Inc., IQVIA Commercial India Holdings Corp., IQVIA Commercial Trading Corp., IQVIA CSMS US Inc., IQVIA Medical Communications & Consulting, Inc., IQVIA Medical Education Inc., IQVIA Pharma Inc., IQVIA Pharma Services Corp., IQVIA Phase One Services LLC, IQVIA RDS Asia Inc., IQVIA RDS Inc., IQVIA RDS Latin America LLC, IQVIA Trading Management Inc., IQVIA Transportation Services Corp., Med-Vantage, Inc., Outcome Sciences, LLC, Q Squared Solutions Holdings LLC, Q Squared Solutions LLC, QCare Site Services, Inc., RX India, LLC, Targeted Molecular Diagnostics, LLC, ValueMedics Research, LLC, VCG&A, Inc. and VCG-BIO, Inc.

January 18, 2024

/s/ Nicholas Childs Nicholas Childs

Vice President & Treasurer

(Principal Financial Officer and Principal Accounting Officer) of Benefit Holding, Inc., BuzzeoPDMA LLC, Data Niche Associates, Inc. IMS Software Services Ltd., Innovex Merger Corp., Intercontinental Medical Statistics International, Ltd., IQVIA BioSciences Holdings, LLC, IQVIA Biotech LLC, IQVIA Chinametrik Inc., IQVIA Commercial India Holdings Corp., IQVIA Commercial Trading Corp., IQVIA CSMS US Inc., IQVIA Inc., IQVIA Medical Communications & Consulting, Inc., IQVIA Medical Education Inc., IQVIA Pharma Inc., IQVIA Pharma Services Corp., IQVIA Phase One Services LLC, IQVIA RDS Asia Inc., IQVIA RDS Inc., IQVIA RDS Latin America LLC, IQVIA Trading Management Inc., IQVIA Transportation Services Corp., Med-Vantage, Inc., Outcome Sciences, LLC, Q Squared Solutions Holdings LLC, Q Squared Solutions LLC, QCare Site Services, Inc., RX India, LLC, Targeted Molecular Diagnostics, LLC, ValueMedics Research, LLC, VCG&A, Inc. and VCG-BIO, Inc.

January 18, 2024

/s/ Eric M. Sherbet Eric M. Sherbet

Director of

Benefit Holding, Inc.; Data Niche Associates, Inc.; IMS Software Services Ltd., as member of IQVIA RDS Latin America LLC; Innovex Merger Corp., as member of IQVIA RDS Latin America LLC; Intercontinental Medical Statistics International, Ltd.; IQVIA Chinametrik Inc.; IQVIA Commercial India Holdings Corp., as sole member of RX India LLC; IQVIA Commercial Trading Corp.; IQVIA CSMS US Inc.; IQVIA Medical Communications & Consulting, Inc.; IQVIA Medical Education Inc.; IQVIA Pharma Inc., as member of Q Squared Solutions Holdings LLC, the sole member of Q Squared Solutions LLC; IQVIA Pharma Services Corp., as member of IQVIA RDS Latin America LLC; IQVIA RDS Asia Inc.; IQVIA RDS Inc., as sole member of IQVIA BioSciences Holdings, LLC, IQVIA Biotech LLC, IQVIA Phase One Services LLC, Outcome Sciences, LLC and Targeted Molecular Diagnostics, LLC and as member of IQVIA RDS Latin America LLC and Q Squared Solutions Holdings LLC, the sole member of Q Squared Solutions LLC; IQVIA Trading Management Inc.; IQVIA Transportation Services Corp.; Med-Vantage, Inc.; QCare Site Services, Inc.; VCG&A, Inc.; IQVIA Inc. as sole member of BuzzeoPDMA LLC and ValueMedics Research, LLC; and VCG-BIO, Inc.

January 18, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina, on January 18, 2024.

IQVIA GOVERNMENT SOLUTIONS INC.

By:	/s/ Nandini Selvam
Name: Nandini Selvam
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Nicholas Childs Nicholas Childs	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer) IQVIA Government Solutions Inc.	January 18, 2024

* Michael Knolker	Director of IQVIA Government Solutions Inc.	January 18, 2024

* By: /s/ Nandini Selvam
Nandini Selvam
Attorney-in-Fact